Exhibit 4.17

Dated 10 August 2023

devocean maritime ltd.

domina maritime ltd.

dulac maritime s.a.

ARTFUL SHIPHOLDING S.A.

SERENA MARITIME LIMITED

SALAMINIA MARITIME LIMITED

as original Borrowers

and original Hedge Guarantors

and

ARGO MARITIME LIMITED

TALISMAN MARITIME LIMITED

as additional Borrowers

and additional Hedge Guarantors

and

globus maritime limited

as Parent Guarantor

FIRST-CITIZENS BANK & TRUST COMPANY

as Facility Agent

and

FIRST-CITIZENS BANK & TRUST COMPANY

as Security Agent

SECOND DEED OF ACCESSION, AMENDMENT AND RESTATEMENT

relating to a facility agreement dated 7 May 2021

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Index

Clause	Page

1	Interpretation	4
2	Agreement of the Finance Parties	6
3	Conditions Precedent	6
4	Representations and Warranties	7
5	Amendment and Restatement of Facility Agreement	7
6	Accession and Assumption	9
7	Security	10
8	Further Assurances	10
9	Costs and Expenses	10
10	Communications	10
11	Supplemental	10
12	Law and Jurisdiction	11

Schedules

Schedule 1 Conditions Precedent	12
Schedule 2 Effective Date Notice	14

Execution

Execution Pages	15

Appendices

Appendix - Form of Amended and Restated Facility Agreement

2

THIS DEED is made on 10 August 2023

BETWEEN

(1)	DEVOCEAN MARITIME LTD., a corporation incorporated in the Republic of the Marshall Islands whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, MH96960, Majuro, Marshall Islands as original borrower (the "Original Borrower A") and original hedge guarantor (the "Original Hedge Guarantor A")

(2)	DOMINA MARITIME LTD., a corporation incorporated in the Republic of the Marshall Islands whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, MH96960, Majuro, Marshall Islands as original borrower (the "Original Borrower B") and original hedge guarantor (the "Original Hedge Guarantor B")

(3)	DULAC MARITIME S.A., a corporation incorporated in the Republic of the Marshall Islands whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, MH96960, Majuro, Marshall Islands as original borrower (the "Original Borrower C") and original hedge guarantor (the "Original Hedge Guarantor C")

(4)	ARTFUL SHIPHOLDING S.A., a corporation incorporated in the Republic of the Marshall Islands whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, MH96960, Majuro, Marshall Islands as original borrower (the "Original Borrower D") and original hedge guarantor (the "Original Hedge Guarantor D")

(5)	SERENA MARITIME LIMITED, a corporation incorporated in the Republic of the Marshall Islands whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, MH96960, Majuro, Marshall Islands as original borrower (the "Original Borrower F") and original hedge guarantor (the "Original Hedge Guarantor F")

(6)	SALAMINIA MARITIME LIMITED, a corporation incorporated in the Republic of the Marshall Islands whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, MH96960, Majuro, Marshall Islands as original borrower (the "Original Borrower G" and together with the Original Borrower A, Original Borrower B, Original Borrower C, Original Borrower D and Original Borrower F, the "Original Borrowers") and original hedge guarantor (the "Original Hedge Guarantor G" and together with the Original Hedge Guarantor A, Original Hedge Guarantor B, Original Hedge Guarantor C, Original Hedge Guarantor D and Original Guarantor F, the "Original Hedge Guarantors")

(7)	ARGO MARITIME LIMITED, a corporation incorporated in the Republic of the Marshall Islands whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, MH96960, Majuro, Marshall Islands as an additional borrower (the "Additional Borrower A") and an additional hedge guarantor (the "Additional Hedge Guarantor A")

(8)	TALISMAN MARITIME LIMITED, a corporation incorporated in the Republic of the Marshall Islands whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, MH96960, Majuro, Marshall Islands as an additional borrower (the "Additional Borrower B" and together with Additional Borrower A, the "Additional Borrowers") and an additional hedge guarantor (the "Additional Hedge Guarantor B" and together with the Additional Hedge Guarantor A, the "Additional Hedge Guarantors")

(9)	globus maritime limited, a corporation domesticated in the Republic of the Marshall Islands whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, MH96960, Majuro, Marshall Islands and whose common shares are currently listed on the "Nasdaq Capital Market" under the trading symbol "GLBS" as guarantor (the "Parent Guarantor")

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(10)	THE FINANCIAL INSTITUTIONS listed in Part B of Schedule 1 of the Facility Agreement (The Parties) as lenders (the "Original Lenders")

(11)	THE FINANCIAL INSTITUTIONS listed in Part B of Schedule 1 of the Facility Agreement (The Parties) as hedge counterparties (the "Hedge Counterparties")

(12)	FIRST-CITIZENS BANK & TRUST COMPANY, as facility agent of the other Finance Parties (the "Facility Agent")

(13)	FIRST-CITIZENS BANK & TRUST COMPANY, as security agent for the Secured Parties (the "Security Agent")

Background

(A)	By a facility agreement dated 7 May 2021 (as amended and restated by the Deed of Accession, Amendment and Restatement, the "Facility Agreement") and made between, inter alia, (i) the Original Borrowers and the Released Borrower E (hereinafter defined) as joint and several borrowers, (ii) the Original Hedge Guarantors, (iii) the Parent Guarantor, (iv) the Original Lenders, (v) the Facility Agent and (vi) the Security Agent, the Original Lenders have made available to the Original Borrowers, on a joint and several basis, a senior secured term loan facility of up to $52,250,000, of which the principal amount outstanding on the date of this Deed is equal to $37,450,757.58.

(B)	By a deed of release dated 10 May 2023 (the "Deed of Release"), the Security Agent released, among others, all the Released Assets (as defined in the Deed of Release) from the Security created in its favour by Longevity Maritime Limited, a company incorporated in Malta (the "Released Borrower E"), including the Mortgage registered on m.v. SUN GLOBE.

(C)	The Original Borrowers, the Original Hedge Guarantors and the Parent Guarantor have requested (the "Request") that the Finance Parties consent to, inter alia, the following:
(i)	the Additional Borrowers acceding to the Facility Agreement and assuming jointly and severally with the Original Borrowers, the Borrowers' obligations thereunder;

(ii)	the increase of the Facility to be made available to the Borrowers in two additional tranches (the "Additional Tranches") in an amount of up to the lesser of (i) $25,000,000 and (ii) 55 per cent. of the aggregate Initial Market Value of the bulk carrier vessels (A) m.v. "DIAMOND GLOBE" ("Additional Ship A") registered in the ownership of the Additional Borrower A and (B) m.v. "POWER GLOBE" ("Additional Ship B" and together with Additional Ship A, the "Additional Ships"), for the purpose of financing the Additional Ships;

(iii)	the Additional Hedge Guarantors irrevocably and unconditionally jointly and severally guaranteeing to the Hedge Counterparties the obligations of each Borrower under the Hedging Agreement to which it is or, is to be, a party; and

(iv)	the Original Hedge Guarantors irrevocably and unconditionally jointly and severally guaranteeing to the Hedge Counterparties the obligations of each Additional Borrower under the Hedging Agreement to which it is to be a party.

(D)	This Deed sets out the terms and conditions on which the Finance Parties shall agree, with effect on and from the Effective Date, to:

(i)	the Request; and

(ii)	the consequential amendments to the Facility Agreement and the other Finance Documents (the "Consequential Amendments").

OPERATIVE PROVISIONS

IT IS AGREED as follows:

1	Interpretation
1.1	Defined expressions

Words and expressions defined in the Facility Agreement and the recitals hereto and not otherwise defined herein shall have the same meanings when used in this Deed unless the context otherwise requires.

1.2	Definitions

In this Deed, unless the contrary intention appears:

"Account Security Confirmation" means the security confirmation agreement dated on or about the Effective Date relating to Account Security governed by Swiss law.

"Amended and Restated Facility Agreement" means the Facility Agreement, as amended and restated by this Deed, in the form set out in the Appendix.

"Borrower" means an Original Borrower or an Additional Borrower.

"Deed of Accession, Amendment and Restatement" means the deed of accession, amendment and restatement dated 10 August 2022 and made between, amongst others, (i) the Original Borrowers, (ii) Borrower G, (iii) the Original Lenders, (iv) the Facility Agent and (v) the Security Agent.

"Effective Date" means the date (falling no later than 10 August 2023 or such later date as the Facility Agent may specify) on which the Facility Agent is satisfied that all the conditions precedent in Clause 3 (Conditions Precedent) have been satisfied.

"Effective Date Notice" means the notice to be issued by the Facility Agent, substantially in the form set out in Schedule 2 (Effective Date Notice).

"Facility Agreement" means the Facility Agreement referred to in Recital (A).

"Hedge Guarantor" means an Original Hedge Guarantor or an Additional Hedge Guarantor.

"Mortgage Addendum" or "Second Mortgage Addendum" means, in relation to an Original Ship, an amendment or addendum to (as the case may be) the Mortgage over that Original Ship in agreed form.

"New Disclosure Letter" means the letter identifying the Disclosed Persons to be executed by each Additional Borrower and the Parent Guarantor and acknowledged by the Security Agent.

"New Finance Documents" means:

(a)	this Agreement;
(b)	the Amended and Restated Facility Agreement;
(c)	any Mortgage Addendum or Second Mortgage Addendum;
(d)	any Account Security Confirmation;
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(e)	the New Disclosure Letter; and

(f)	the Supplemental Security Documents,

and in the singular means any of them.

"Obligor" means each of the Borrowers and the Parent Guarantor.

"Original Ships" means each of:

(a)	m.v. "RIVER GLOBE" (having IMO No. 9464168) registered in the ownership of Original Borrower A under the Marshall Islands flag;
(b)	m.v. "SKY GLOBE" (having IMO No. 9463748) registered in the ownership of Original Borrower B under the Marshall Islands flag;
(c)	m.v. "STAR GLOBE" (having IMO No. 9463750) registered in the ownership of Original Borrower C under the Marshall Islands flag;
(d)	m.v. "MOON GLOBE" (having IMO No. 9294111) registered in the ownership of Original Borrower D under the Marshall Islands flag;
(e)	m.v. "GALAXY GLOBE" (having IMO No. 9723629) registered in the ownership of Original Borrower F under the Marshall Islands flag; and
(f)	m.v. "ORION GLOBE" (having IMO No. 9634854) registered in the ownership of Original Borrower G under the Marshall Islands flag.

"Ship" means each Original Ship and each Additional Ship.

"Supplemental General Assignment" means, in relation to an Original Ship, the second general assignment creating Security over:

(a)	that Original Ship's Earnings, its Insurances and any Requisition Compensation in relation to that Original Ship; and
(b)	any Charter and any Charter Guarantee (as each such word is therein defined) in relation to that Original Ship,

in agreed form.

"Supplemental Hedging Agreement Security" means, in relation to an Original Borrower (other than Original Borrower G), the second hedging agreement security creating Security over the Hedging Agreement to which that Original Borrower is a party, in agreed form.

"Supplemental Security Documents" means, together, the Supplemental General Assignment, the Supplemental Hedging Agreement Security, the Supplemental Shares Securities, each Second Supplemental General Assignment, each Second Supplemental Hedging Agreement Security, each Supplemental Shares Securities and, in the singular, means any of them.

"Supplemental Shares Security" means, in relation to an Original Borrower (other than Original Borrower G), a second shares security creating Security over the shares in that Original Borrower in agreed form.

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"Second Supplemental General Assignment" means, in relation to an Original Ship, the third general assignment creating Security over:

(a)	that Original Ship's Earnings, its Insurances and any Requisition Compensation in relation to that Original Ship; and

(b)	any Charter and any Charter Guarantee (as each such word is therein defined) in relation to that Original Ship,

in agreed form.

"Second Supplemental Hedging Agreement Security" means, in relation to an Original Borrower (other than Original Borrower G), the third hedging agreement security creating Security over the Hedging Agreement to which that Original Borrower is a party, in agreed form.

"Second Supplemental Shares Security" means, in relation to an Original Borrower (other than Original Borrower G), a third shares security creating Security over the shares in that Original Borrower in agreed form.

"Transaction Obligor" has the meaning given to it in the Amended and Restated Facility Agreement.

1.3	Application of construction and interpretation provisions of Facility Agreement

Clauses 1.2 (construction) to 1.5 (third party rights) (inclusive) of the Facility Agreement apply, with any necessary modifications, to this Deed.

1.4	Designation as a Finance Document

The Borrowers and the Finance Parties designate this Deed as a Finance Document.

2	Agreement of the Finance Parties
(a)	The Finance Parties agree subject to and upon the terms and conditions set out in Clause 3 (Conditions Precedent) of this Deed, to:
(i)	the Request;
(ii)	the Consequential Amendments.
(b)	The agreement of the parties to this Deed contained in this Clause 2 (Agreement of the Finance Parties) shall have effect on and from the Effective Date.
3	Conditions Precedent
3.1	General

The agreement of the Finance Parties contained in Clause 2 (Agreement of the Finance Parties) is subject to:

(a)	no Default continuing on the date of this Deed and on the Effective Date or resulting from the occurrence of the Effective Date;
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(b)	the Repeating Representations to be made by each Borrower pursuant to Clause 4 (Representations and Warranties) being true on the date of this Deed and on the Effective Date;

(c)	no Ship has been sold or become a Total Loss;

(d)	no event or series of events having occurred which have a Material Adverse Effect; and

(e)	the Facility Agent having received all of the documents and other evidence listed in Schedule 1 (Conditions Precedent) in form and substance satisfactory to the Original Lenders and their legal advisers on or before the Effective Date.

3.2	Waiver of conditions precedent

If the Facility Agent, in its discretion, permits for the Effective Date to take place before certain of the conditions referred to in Schedule 1 (Conditions Precedent) are satisfied, each of the Borrowers and the Parent Guarantor shall ensure that those conditions are satisfied within 5 Business Days after the Effective Date (or such later date as the Facility Agent, acting with the authorisation of the Majority Lenders, may specify at its sole discretion), which however, shall not be taken as a waiver of the Facility Agent's right to require production of all the documents and evidence required referred to in Schedule 1 (Conditions Precedent).

4	Representations and Warranties

4.1	Repetition of Facility Agreement representations and warranties

Each of the Original Borrowers and the Parent Guarantor represents and warrants to the Finance Parties as at the date of this Deed that the representations and warranties in clause 20 (representations) of the Facility Agreement are true and not misleading and are repeated on the date of this Deed.

4.2	Representation and warranties of the Obligors

The representations and warranties in clause 20 (representations) of the Amended and Restated Facility Agreement are deemed to be made on the Effective Date by each Obligor with reference to the circumstances now existing.

4.3	Repetition of Finance Documents representations and warranties

Each of the Original Borrowers and the Parent Guarantor represents and warrants to the Finance Parties that the representations and warranties in the Finance Documents (other than the Amended and Restated Facility Agreement) to which each of them is a party, as amended and supplemented by this Deed and updated with appropriate modifications to refer to this Deed, and where appropriate the relevant Mortgage Addendum or Second Mortgage Addendum, remain true and not misleading and are repeated on the date of this Deed with reference to the circumstances now existing.

5	Amendment and Restatement of Facility Agreement
5.1	Amendment and restatement of the Facility Agreement

(a)	With effect on and from (and subject to the occurrence of) the Effective Date, the Facility Agreement shall be, and shall be deemed by this Deed to be amended and restated in the form of the Amended and Restated Facility Agreement as attached in the Appendix.

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(b)	The Facility Agreement, as so amended and restated pursuant to (a) above, shall continue to be binding on each of the Original Borrowers, the Parent Guarantor and the Original Hedge Guarantors in accordance with its terms.
5.2	Amendments to Finance Documents

With effect on and from (and subject to the occurrence of) the Effective Date, each of the Finance Documents (other than the Facility Agreement and each Mortgage which is amended and supplemented by the relevant Mortgage Addendum or Second Mortgage Addendum) shall be, and shall be deemed by this Deed to be, amended as follows:

(a)	the definition of, and references throughout each of the Finance Documents to the "Facility Agreement" and any of the other Finance Documents shall be construed as if the same referred to, respectively:
(i)	the Amended and Restated Facility Agreement; and
(ii)	the other Finance Documents (other than the Mortgages) as amended and supplemented by this Clause 5.2 (Amendments to Finance Documents);
(b)	by construing references throughout each such Finance Document to "the Borrowers" as if the same referred to the Borrowers (including, for the avoidance of doubt, the Additional Borrowers) as joint and several borrowers, or, where the context so requires, any of them;
(c)	by construing references throughout each such Finance Document to "the Hedge Guarantors" as if the same referred to the Hedge Guarantors (including, for the avoidance of doubt, the Additional Hedge Guarantors) as hedge guarantors, or, where the context so requires, any of them;
(d)	the definition of, and references throughout each such Finance Document to, a Mortgage shall be construed as if the same referred to that Mortgage as amended and supplemented by the relevant Mortgage Addendum or Second Mortgage Addendum; and
(e)	by construing references throughout each such Finance Document to "this Agreement", "this Deed", "hereunder" and other like expressions as if the same referred to those Finance Documents as amended and/or supplemented by this Deed.
5.3	Finance Documents to remain in full force and effect

The Facility Agreement and each of the other Finance Documents shall remain in full force and effect and from the Effective Date:

(a)	in the case of the Facility Agreement as amended and restated pursuant to Clause 5.1 (Amendment and restatement of the Facility Agreement);
(b)	in the case of the other Finance Documents as amended pursuant to Clause 5.2 (Amendments to Finance Documents); and
(c)	the Facility Agreement and the applicable provisions of this Deed will be read and construed as one document.
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6	Accession and Assumption

With effect on and from the Effective Date:

(a)	each Additional Borrower and each Additional Hedge Guarantor agrees that:
(i)	it will accede to the Amended and Restated Facility Agreement as a Borrower and a Hedge Guarantor and it will assume the obligations of the Original Borrowers and the Original Hedge Guarantors thereunder; and
(ii)	it will be bound, on a joint and several basis with the Original Borrowers and the Original Hedge Guarantors, by the terms of the Amended and Restated Facility Agreement;
(b)	each Original Borrower confirms and acknowledges it is and remains a party to the Facility Agreement and that its respective obligations under the Facility Agreement and the other Finance Documents remain in full force and effect;
(c)	each Original Borrower further agrees to be jointly and severally liable together with each Additional Borrower for:
(i)	the repayment of the Additional Tranches plus interest accrued thereon in accordance with the Amended and Restated Facility Agreement; and
(ii)	all other obligations and liabilities under the Amended and Restated Facility Agreement as amended by this Deed;
(d)	each Original Hedge Guarantor agrees to jointly and severally guarantee, together with the Additional Hedge Guarantors, the obligations of each Additional Borrower under the Hedging Agreement to which that Additional Borrower shall be a party;
(e)	each Additional Hedge Guarantor agrees to jointly and severally guarantee, together with the Original Hedge Guarantors, the obligations of each Borrower under the Hedging Agreement to which that Borrower is or, as the case may be, shall be a party;
(f)	the Parent Guarantor agrees that:
(i)	it shall be bound by the terms of the Amended and Restated Facility Agreement and the other Finance Documents to which it is a party; and
(ii)	its guarantee and indemnity:
(A)	has full force and effect on the terms of the Amended and Restated Facility Agreement; and
(B)	extends to the obligations of the Borrowers under the Amended and Restated Facility Agreement and the other Finance Documents (as amended and supplemented by this Deed and as may be further amended and supplemented from time to time); and
(g)	the Original Borrowers, the Original Hedge Guarantors, the Parent Guarantor and the Finance Parties agree to the accession by each Additional Borrower and each Additional Hedge Guarantor to the Amended and Restated Facility Agreement as a Borrower and as a Hedge Guarantor.
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7	Security

On the Effective Date, each Original Borrower, each Original Hedge Guarantor and the Parent Guarantor confirms that:

(a)	any Security created by it under the Finance Documents to which it is a party extends to the obligations of the Transaction Obligors under the Amended and Restated Facility Agreement and the other Finance Documents (as amended and supplemented by this Deed and as may be further amended and supplemented from time to time);
(b)	the obligations of the Transaction Obligors arising under the Amended and Restated Facility Agreement and the other Finance Documents (as amended and supplemented by this Deed and as may be further amended and supplemented from time to time) are included in the Secured Liabilities;
(c)	the Security created pursuant to the Finance Documents continues in full force and effect on the terms of the respective Finance Documents (as amended and supplemented by this Deed and as may be further amended and supplemented from time to time); and
(d)	to the extent that this confirmation creates a new Security, such Security shall be on the terms of the Security Documents in respect of which this confirmation is given.
8	Further Assurances

Clause 23.24 (further assurance) of the Facility Agreement applies to this Deed as if it were expressly incorporated in this Deed with any necessary modifications.

9	Costs and Expenses

The provisions of clause 16 (costs and expenses) of the Facility Agreement shall apply to this Deed as if they were expressly incorporated in this Deed with any necessary modifications.

10	Communications
10.1	General

The provisions of clause 38 (notices) of the Amended and Restated Facility Agreement shall apply to this Deed as if they were expressly incorporated in this Deed with any necessary modifications.

11	Supplemental
11.1	Counterparts

This Deed may be executed in any number of counterparts.

11.2	Third party rights

A person who is not a party to this Deed has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Deed.

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12	Law and Jurisdiction
12.1	Governing law

This Deed and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with English law.

12.2	Incorporation of the Facility Agreement provisions

The provisions of clauses 48 (governing law) and 49 (enforcement) of the Facility Agreement shall apply to this Deed as if they were expressly incorporated in this Deed with any necessary modifications.

12.3	Process agent

Each Obligor irrevocably appoint Saville & Co at their registered office for the time being, presently at One Carey Lane, London EC2V 8AE, England to act as its agent to receive and accept on its behalf any process or other document relating to any proceedings in the English Courts which are connected with this Deed.

This DEED has been duly executed by or on behalf of the parties hereto as a Deed and has, on the date stated at the beginning of this Deed, been delivered as a Deed.

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 Schedule 1

Conditions Precedent

12

Schedule 2

Effective Date Notice

13

 Execution Pages

ORIGINAL BORROWERS

EXECUTED AS A DEED		)
by OLGA LAMBRIANIDOU		)
as attorney-in-fact		)
for and on behalf of	/s/ Olga Lambrianidou	)
DEVOCEAN MARITIME LTD.		)
in the presence of:		)

Witness' signature:	/s/Ifigeneia Dafni Soldatou	)
Witness' name:	Ifigeneia Dafni Soldatou	)
Witness' address:	WATSON FARLEY & WILLIAMS	)
348 SYNGROU AVENUE
KALLITHEA 176 74
ATHENS - GREECE

EXECUTED AS A DEED		)
by OLGA LAMBRIANIDOU		)
as attorney-in-fact		)
for and on behalf of	/s/ Olga Lambrianidou	)
DOMINA MARITIME LTD.		)
in the presence of:		)

Witness' signature:	/s/Ifigeneia Dafni Soldatou	)
Witness' name:	Ifigeneia Dafni Soldatou	)
Witness' address:	WATSON FARLEY & WILLIAMS	)
348 SYNGROU AVENUE
KALLITHEA 176 74
ATHENS - GREECE

EXECUTED AS A DEED		)
by OLGA LAMBRIANIDOU		)
as attorney-in-fact		)
for and on behalf of	/s/ Olga Lambrianidou	)
DULAC MARITIME S.A.		)
in the presence of:		)

Witness' signature:	/s/Ifigeneia Dafni Soldatou	)
Witness' name:	Ifigeneia Dafni Soldatou	)
Witness' address:	WATSON FARLEY & WILLIAMS	)
348 SYNGROU AVENUE
KALLITHEA 176 74
ATHENS - GREECE

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EXECUTED AS A DEED		)
by OLGA LAMBRIANIDOU		)
as attorney-in-fact		)
for and on behalf of	/s/ Olga Lambrianidou	)
ARTFUL SHIPHOLDING S.A.		)
in the presence of:		)

Witness' signature:	/s/Ifigeneia Dafni Soldatou	)
Witness' name:	Ifigeneia Dafni Soldatou	)
Witness' address:	WATSON FARLEY & WILLIAMS	)
348 SYNGROU AVENUE
KALLITHEA 176 74
ATHENS - GREECE

EXECUTED AS A DEED		)
by OLGA LAMBRIANIDOU		)
as attorney-in-fact		)
for and on behalf of	/s/ Olga Lambrianidou	)
SERENA MARITIME LIMITED		)
in the presence of:		)

Witness' signature:	/s/Ifigeneia Dafni Soldatou	)
Witness' name:	Ifigeneia Dafni Soldatou	)
Witness' address:	WATSON FARLEY & WILLIAMS	)
348 SYNGROU AVENUE
KALLITHEA 176 74
ATHENS - GREECE

EXECUTED AS A DEED		)
by OLGA LAMBRIANIDOU		)
as attorney-in-fact		)
for and on behalf of	/s/ Olga Lambrianidou	)
SALAMINIA MARITIME LIMITED		)
in the presence of:		)

Witness' signature:	/s/Ifigeneia Dafni Soldatou	)
Witness' name:	Ifigeneia Dafni Soldatou	)
Witness' address:	WATSON FARLEY & WILLIAMS	)
348 SYNGROU AVENUE
KALLITHEA 176 74
ATHENS - GREECE

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ADDITIONAL BORROWERS

EXECUTED AS A DEED		)
by OLGA LAMBRIANIDOU		)
as attorney-in-fact		)
for and on behalf of	/s/ Olga Lambrianidou	)
ARGO MARITIME LIMITED		)
in the presence of:		)

Witness' signature:	/s/Ifigeneia Dafni Soldatou	)
Witness' name:	Ifigeneia Dafni Soldatou	)
Witness' address:	WATSON FARLEY & WILLIAMS	)
348 SYNGROU AVENUE
KALLITHEA 176 74
ATHENS - GREECE

EXECUTED AS A DEED		)
by OLGA LAMBRIANIDOU		)
as attorney-in-fact		)
for and on behalf of	/s/ Olga Lambrianidou	)
TALISMAN MARITIME LIMITED		)
in the presence of:		)

Witness' signature:	/s/Ifigeneia Dafni Soldatou	)
Witness' name:	Ifigeneia Dafni Soldatou	)
Witness' address:	WATSON FARLEY & WILLIAMS	)
348 SYNGROU AVENUE
KALLITHEA 176 74
ATHENS - GREECE

PARENT GUARANTOR

EXECUTED AS A DEED		)
by OLGA LAMBRIANIDOU		)
as attorney-in-fact		)
for and on behalf of	/s/ Olga Lambrianidou	)
GLOBUS MARITIME LIMITED		)
in the presence of:		)

Witness' signature:	/s/Ifigeneia Dafni Soldatou	)
Witness' name:	Ifigeneia Dafni Soldatou	)
Witness' address:	WATSON FARLEY & WILLIAMS	)
348 SYNGROU AVENUE
KALLITHEA 176 74
ATHENS - GREECE

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HEDGE GUARANTORS

EXECUTED AS A DEED		)
by OLGA LAMBRIANIDOU		)
as attorney-in-fact		)
for and on behalf of	/s/ Olga Lambrianidou	)
DEVOCEAN MARITIME LTD.		)
in the presence of:		)

Witness' signature:	/s/Ifigeneia Dafni Soldatou	)
Witness' name:	Ifigeneia Dafni Soldatou	)
Witness' address:	WATSON FARLEY & WILLIAMS	)
348 SYNGROU AVENUE
KALLITHEA 176 74
ATHENS - GREECE

EXECUTED AS A DEED		)
by OLGA LAMBRIANIDOU		)
as attorney-in-fact		)
for and on behalf of	/s/ Olga Lambrianidou	)
DOMINA MARITIME LTD.		)
in the presence of:		)

Witness' signature:	/s/Ifigeneia Dafni Soldatou	)
Witness' name:	Ifigeneia Dafni Soldatou	)
Witness' address:	WATSON FARLEY & WILLIAMS	)
348 SYNGROU AVENUE
KALLITHEA 176 74
ATHENS - GREECE

EXECUTED AS A DEED		)
by OLGA LAMBRIANIDOU		)
as attorney-in-fact		)
for and on behalf of	/s/ Olga Lambrianidou	)
DULAC MARITIME S.A.		)
in the presence of:		)

Witness' signature:	/s/Ifigeneia Dafni Soldatou	)
Witness' name:	Ifigeneia Dafni Soldatou	)
Witness' address:	WATSON FARLEY & WILLIAMS	)
348 SYNGROU AVENUE
KALLITHEA 176 74
ATHENS - GREECE

17

EXECUTED AS A DEED		)
by OLGA LAMBRIANIDOU		)
as attorney-in-fact		)
for and on behalf of	/s/ Olga Lambrianidou	)
ARTFUL SHIPHOLDING S.A.		)
in the presence of:		)

Witness' signature:	/s/Ifigeneia Dafni Soldatou	)
Witness' name:	Ifigeneia Dafni Soldatou	)
Witness' address:	WATSON FARLEY & WILLIAMS	)
348 SYNGROU AVENUE
KALLITHEA 176 74
ATHENS - GREECE

EXECUTED AS A DEED		)
by OLGA LAMBRIANIDOU		)
as attorney-in-fact		)
for and on behalf of	/s/ Olga Lambrianidou	)
SERENA MARITIME LIMITED		)
in the presence of:		)

Witness' signature:	/s/Ifigeneia Dafni Soldatou	)
Witness' name:	Ifigeneia Dafni Soldatou	)
Witness' address:	WATSON FARLEY & WILLIAMS	)
348 SYNGROU AVENUE
KALLITHEA 176 74
ATHENS - GREECE

EXECUTED AS A DEED		)
by OLGA LAMBRIANIDOU		)
as attorney-in-fact		)
for and on behalf of	/s/ Olga Lambrianidou	)
SALAMINIA MARITIME LIMITED		)
in the presence of:		)

Witness' signature:	/s/Ifigeneia Dafni Soldatou	)
Witness' name:	Ifigeneia Dafni Soldatou	)
Witness' address:	WATSON FARLEY & WILLIAMS	)
348 SYNGROU AVENUE
KALLITHEA 176 74
ATHENS - GREECE

18

ADDITIONAL HEDGE GUARANTORS

EXECUTED AS A DEED		)
by OLGA LAMBRIANIDOU		)
as attorney-in-fact		)
duly authorised
for and on behalf of	/s/ Olga Lambrianidou	)
ARGO MARITIME LIMITED		)
in the presence of:		)

Witness' signature:	/s/Ifigeneia Dafni Soldatou	)
Witness' name:	Ifigeneia Dafni Soldatou	)
Witness' address:	WATSON FARLEY & WILLIAMS	)
348 SYNGROU AVENUE
KALLITHEA 176 74
ATHENS - GREECE

EXECUTED AS A DEED		)
by OLGA LAMBRIANIDOU		)
as attorney-in-fact		)
duly authorised
for and on behalf of	/s/ Olga Lambrianidou	)
TALISMAN MARITIME LIMITED		)
in the presence of:		)

Witness' signature:	/s/Ifigeneia Dafni Soldatou	)
Witness' name:	Ifigeneia Dafni Soldatou	)
Witness' address:	WATSON FARLEY & WILLIAMS	)
348 SYNGROU AVENUE
KALLITHEA 176 74
ATHENS - GREECE

ORIGINAL LENDERS

EXECUTED AS A DEED		)
By Stavroula Giannopoulou		)
for and on behalf of	/s/ Stavroula Giannopoulou	)
FIRST-CITIZENS BANK & TRUST COMPANY		)
in the presence of:

Witness' signature:	/s/Ifigeneia Dafni Soldatou	)
Witness' name:	Ifigeneia Dafni Soldatou	)
Witness' address:	WATSON FARLEY & WILLIAMS	)
348 SYNGROU AVENUE
KALLITHEA 176 74
ATHENS - GREECE

HEDGE COUNTERPARTIES

EXECUTED AS A DEED		)
By Stavroula Giannopoulou		)
for and on behalf of	/s/ Stavroula Giannopoulou	)
FIRST-CITIZENS BANK & TRUST COMPANY		)
in the presence of:

Witness' signature:	/s/Ifigeneia Dafni Soldatou	)
Witness' name:	Ifigeneia Dafni Soldatou	)
Witness' address:	WATSON FARLEY & WILLIAMS	)
348 SYNGROU AVENUE
KALLITHEA 176 74
ATHENS - GREECE

FACILITY AGENT

EXECUTED AS A DEED		)
By Stavroula Giannopoulou		)
duly authorised
for and on behalf of	/s/ Stavroula Giannopoulou	)
FIRST-CITIZENS BANK & TRUST COMPANY		)
in the presence of:

Witness' signature:	/s/Ifigeneia Dafni Soldatou	)
Witness' name:	Ifigeneia Dafni Soldatou	)
Witness' address:	WATSON FARLEY & WILLIAMS	)
348 SYNGROU AVENUE
KALLITHEA 176 74
ATHENS - GREECE

SECURITY AGENT

EXECUTED AS A DEED		)
By Stavroula Giannopoulou		)
for and on behalf of	/s/ Stavroula Giannopoulou	)
FIRST-CITIZENS BANK & TRUST COMPANY		)
in the presence of:

Witness' signature:	/s/Ifigeneia Dafni Soldatou	)
Witness' name:	Ifigeneia Dafni Soldatou	)
Witness' address:	WATSON FARLEY & WILLIAMS	)
348 SYNGROU AVENUE
KALLITHEA 176 74
ATHENS - GREECE

19

Appendix

Form of Amended and Restated Facility Agreement

COUNTERSIGNED this ____ day of ______________ 2023 for and on behalf of each of the following Transaction Obligors each of which, by its execution hereof, confirms and acknowledges that (i) it has read and understood the terms and conditions of this second deed of amendment and restatement (the "Second Deed of Amendment and Restatement"), (ii) it agrees in all respects to the same and that the Finance Documents to which it is a party shall remain in full force and effect and shall continue to stand as security for the obligations of the Borrowers under the Facility Agreement and the other Finance Documents (each as amended, supplemented and/or restated by the Second Deed of Amendment and Restatement) and (iii) to the extent that this confirmation creates any new Security, such Security shall be on the terms of the Finance Documents in respect of which this confirmation is given.

______________________________

for and on behalf of

GLOBUS SHIPMANAGEMENT CORP.

as Approved Manager

7 May 2021

Up to $~~52,250,000~~77,250,000

TERM LOAN FACILITY

devocean maritime ltd.

domina maritime ltd.

dulac maritime s.a.

ARTFUL SHIPHOLDING S.A.

~~LONGEVITY MARITIME LIMITED~~

SERENA MARITIME LIMITED

SALAMINIA MARITIME LIMITED

ARGO MARITIME LIMITED

TALISMAN MARITIME LIMITED

as joint and several Borrowers

and Hedge Guarantors

globus maritime limited

as Parent Guarantor

First-Citizens Bank & Trust Company

as Facility Agent

and

First-Citizens Bank & Trust Company

as Security Agent

FACILITY AGREEMENT

as amended and restated by a Deed of Accession, Amendment and Restatement dated ~~____~~ 5 August 2022 and as further amended and restated by a Second Deed of Accession, Amendment and Restatement dated _________________ 2023 relating to (i) a facility of up to US$34,250,000 for the refinancing of

m.vs. "RIVER GLOBE","SKY GLOBE", "STAR GLOBE", "MOON GLOBE", "SUN GLOBE", "GALAXY GLOBE" ~~and~~ , (ii) a top-up facility of up to US$18,000,000 for the financing of m.v. "ORION GLOBE" and (iii) a second top-up facility of up to US$25,000,000 for the financing of m.vs. "DIAMOND GLOBE" and "POWER GLOBE"

1

Index

Clause		Page

Section 1 Interpretation		~~3~~4
1	Definitions and Interpretation	~~3~~4
Section 2 The Facility		~~36~~38
2	The Facility	~~36~~38
3	Purpose	~~37~~39
4	Conditions of Utilisation	~~37~~39
Section 3 Utilisation		~~39~~41
5	Utilisation	~~39~~41
Section 4 Repayment, Prepayment and Cancellation		~~41~~44
6	Repayment	~~41~~44
7	Prepayment and Cancellation	~~43~~47
Section 5 Costs of Utilisation		~~47~~51
8	Interest	~~47~~51
9	Interest Periods	~~50~~54
10	Changes to the Calculation of Interest	~~50~~54
11	Fees	~~51~~55
Section 6 Additional Payment Obligations		~~53~~57
12	Tax Gross Up and Indemnities	~~53~~57
13	Increased Costs	~~58~~62
14	Other Indemnities	~~59~~63
15	Mitigation by the Finance Parties	~~62~~66
16	Costs and Expenses	~~63~~67
Section 7 Guarantees and Joint and Several Liability of Borrowers		~~64~~68
17	Guarantee and Indemnity – Parent Guarantor	~~64~~68
18	Joint and Several Liability of the Borrowers	~~67~~71
19	Guarantee and Indemnity – Hedge Guarantors	~~68~~72
Section 8 Representations, Undertakings and Events of Default		~~73~~77
20	Representations	~~73~~77
21	Information Undertakings	~~80~~84
22	Financial Covenants	~~85~~89
23	General Undertakings	~~89~~93
24	General Ship Undertakings	~~98~~102
25	Loan to value ratio	~~104~~108
26	Accounts, application of Earnings and Hedge Receipts	~~106~~110
27	Insurance Undertakings	~~107~~112
28	Events of Default	~~113~~117
Section 9 Changes to Parties		~~118~~123
29	Changes to the Lenders	~~118~~123
30	Changes to the Transaction Obligors	~~123~~128
Section 10 The Finance Parties		~~125~~130
31	The Facility Agent	~~125~~130
32	The Security Agent	~~135~~140
33	Conduct of Business by the Finance Parties	~~151~~156
34	Sharing among the Finance Parties	~~151~~156
Section 11 Administration		~~153~~158
35	Payment Mechanics	~~153~~158
36	Set-Off	~~156~~161
37	Bail-In	~~157~~162
38	Notices	~~157~~162
39	Calculations and Certificates	~~159~~164
40	Partial Invalidity	~~160~~165
41	Remedies and Waivers	~~160~~165
42	Entire Agreement	~~160~~165
43	Settlement or Discharge Conditional	~~160~~165
44	Irrevocable Payment	~~160~~165
45	Amendments and Waivers	~~161~~166
46	Confidential Information	~~167~~172
47	Counterparts	~~171~~176
Section 12 Governing Law and Enforcement		~~172~~177
48	Governing Law	~~172~~177
49	Enforcement	~~172~~177
50	Patriot Act Notice	~~172~~177

Schedules

Schedule 1 The Parties	~~174~~179
Part A The Obligors	~~174~~179
Part B The Original Lenders	~~178~~183
Part C The Servicing Parties	~~179~~184
Schedule 2 Conditions Precedent	~~180~~185
Part A Conditions Precedent to initial Utilisation Request	~~180~~185
Part B Conditions Precedent to Utilisation request in respect of a tranche	~~183~~188
Part C (Conditions Subsequent)	~~185~~190
Schedule 3 Utilisation Request	~~186~~191
Schedule 4 Form of Transfer Certificate	~~189~~194
Schedule 5 Form of Assignment Agreement	~~191~~196
Schedule 6 Form of Compliance Certificate	~~194~~199
Appendix A to Compliance Certificate Distributions	~~196~~201
Appendix B Dry Docking Reserves Certificate	~~197~~202
Schedule 7 Dry Docking and Special Reserves Table "Maintenance Reserve Amount"	~~198~~203
Schedule 8 Form of DCSR Certificate Debt Service Cover Ratio	~~199~~204
Schedule 9 Details of the Ships	~~200~~205
Schedule 10 Timetables	~~202~~207

Execution

Execution Pages	~~203~~208

THIS AGREEMENT is made on 7 May 2021 and as amended and restated on ~~____ August 2022~~ the Effective Date by the Deed of Accession, Amendment and Restatement and as further amended and restated on the Second Effective Date by the Second Deed of Accession, Amendment and Restatement

Parties

(1)	DEVOCEAN MARITIME LTD., a corporation incorporated in the Republic of the Marshall Islands whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, MH96960, Majuro, Marshall Islands as borrower (the "Borrower A")
(2)	DOMINA MARITIME LTD., a corporation incorporated in the Republic of the Marshall Islands whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, MH96960, Majuro, Marshall Islands as borrower (the "Borrower B")
(3)	DULAC MARITIME S.A., a corporation incorporated in the Republic of the Marshall Islands whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, MH96960, Majuro, Marshall Islands as borrower (the "Borrower C")
(4)	ARTFUL SHIPHOLDING S.A., a corporation incorporated in the Republic of the Marshall Islands whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, MH96960, Majuro, Marshall Islands as borrower (the "Borrower D")

~~(5)LONGEVITY MARITIME LIMITED, a company incorporated in Malta, with registration number C-53023 having its registered office at 18/2 South Street, Valleta VLT 1102, Malta (the "Borrower E")~~

(5)	~~(6)~~SERENA MARITIME LIMITED, a corporation incorporated in the Republic of the Marshall Islands whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, MH96960, Majuro, Marshall Islands as borrower ("Borrower F")
(6)	~~(7)~~SALAMINIA MARITIME LIMITED, a corporation incorporated in the Republic of the Marshall Islands whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, MH96960, Majuro, Marshall Islands as borrower ("Borrower G")
(7)	ARGO MARITIME LIMITED, a corporation incorporated in the Republic of the Marshall Islands whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, MH96960, Majuro, Marshall Islands as borrower ("Borrower H")
(8)	TALISMAN MARITIME LIMITED, a corporation incorporated in the Republic of the Marshall Islands whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, MH96960, Majuro, Marshall Islands as borrower ("Borrower I")
(9)	~~(8)~~globus maritime limited, a corporation duly domesticated in the Republic of the Marshall Islands whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, MH96960, Majuro, Marshall Islands and whose common shares are currently listed on the "Nasdaq Capital Market" under the trading symbol "GLBS" as guarantor (the "Parent Guarantor")
(10)	~~(9)~~THE COMPANIES listed in Part A of Schedule 1 (The Parties) as hedge guarantors (the "Hedge Guarantors")
(11)	~~(10)~~THE FINANCIAL INSTITUTIONS listed in Part B of Schedule 1 (The Parties) as lenders (the "Original Lenders")

1

(12)	~~(11)~~THE FINANCIAL INSTITUTIONS listed in Part B of Schedule 1 (The Parties) as hedge counterparties (the "Hedge Counterparties")

(13)	~~(12)~~First-Citizens Bank & Trust Company, as agent of the other Finance Parties (the "Facility Agent")

(14)	~~(13)~~First-Citizens Bank & Trust Company, as security agent for the Secured Parties (the "Security Agent")

Background

(A)	By a facility agreement dated 7 May 2021, the Lenders made available to , inter alia, the Original Borrowers a secured term loan facility, in six Tranches, in an aggregate amount of up to the lesser of (i) $34,250,000 and (ii) 52.5 per cent. of the aggregate of the Initial Market Value of ~~Ship A, Ship B, Ship C, Ship D, Ship E and Ship F~~ the Original Ships for the purposes of refinancing the Existing Indebtedness secured on Ship A, Ship B, Ship C, Ship D and Ship E and financing the Market Value of Ship F.

~~(B)The Lenders have already advanced to the Original Borrowers the amount of $34,250,000 of which an amount of $29,250,000 is outstanding at the date of this Agreement.~~

(B)	~~(C)~~By the Deed of Accession, Amendment and Restatement, the Finance Parties agreed to certain amendments to this Agreement and the other Finance Documents, including but not limited to the following:
(i)	Borrower G acceding to this Agreement as additional borrower;
(ii)	the increase of the loan facility from $34,250,000 to $52,250,000 in an amount of up to the lesser of (i) $18,000,000 and (ii) 62.5 per cent. of the Initial Market Value of Ship G to be made available to the Borrowers in one additional Tranche for the purpose of financing Ship G by Tranche G as well as for general corporate and working capital purposes of the Obligors; and
(iii)	amending the repayment terms of the Loan.
(C)	The Lenders have already advanced to the Original Borrowers and Borrower G the amount of $52,250,000 of which an amount of $37,450,757.58 is outstanding at the Second Effective Date.
(D)	By a deed of release dated 10 May 2023 (the "Deed of Release"), the Security Agent released, among others, all the Released Assets (as defined in the Deed of Release) from the Security created in its favour by Longevity Maritime Limited a company incorporated in Malta (the "Released Borrower E"), including the Mortgage registered on m.v. SUN GLOBE.
(E)	By the Second Deed of Accession, Amendment and Restatement, the Finance Parties agreed to certain amendments to this Agreement and the other Finance Documents, including but not limited to the following:
(i)	Borrower H and Borrower I acceding to this Agreement as additional borrowers; and
(ii)	the increase of the loan facility from $52,250,000 to $77,250,000 in an amount of up to the lesser of (i) $25,000,000 and (ii) 55 per cent. of the aggregate Initial Market Value of Ship H and Ship I to be made available to the Borrowers in two additional Tranches for the purpose of financing Ship H by Tranche H and Ship I by Tranche I.

2

(F)	~~(D)~~The Hedge Counterparties have agreed to enter into interest rate swap transactions with the Borrowers from time to time to hedge the Borrowers' exposure under this Agreement to interest rate fluctuations.
(G)	~~(E)~~This Agreement sets out the terms and conditions of the facility agreement as amended and restated by the Deed of Accession, Amendment and Restatement and as further amended and restated by the Second Deed of Accession, Amendment and Restatement.

Operative Provisions

3

Section 1

Interpretation

1	Definitions and Interpretation
1.1	Definitions

In this Agreement:

"1992 ISDA Master Agreement" means the Master Agreement (Multicurrency - Cross Border) as published by the International Swaps and Derivatives Association, Inc.

"2002 ISDA Master Agreement" means the 2002 Master Agreement as published by the International Swaps and Derivatives Association, Inc.

"Account Bank" means CIT Bank, a division of First-Citizens Bank & Trust Company, acting through its office at 75 N. Fair Oaks Ave., Pasadena, California 91103, United States of America or any replacement bank or other financial institution as may be approved by the Facility Agent acting with the authorisation of the Lenders.

"Accounts" means the Earnings Accounts, the Maintenance Reserve Accounts and the Cash Reserve Account.

"Account Security" means a document creating Security over any Account in agreed form, as amended and supplemented by any relevant Account Security Confirmation.

"Account Security Confirmation" means ~~the security confirmation agreement dated on or about the Effective Date~~ :

(a)	the security confirmation agreement dated on or about the Effective Date; and
(b)	the security confirmation agreement dated on or about the Second Effective Date,

relating to Account Security governed by Swiss law.

"Adjusted Term SOFR" means the percentage rate per annum which is the aggregate of the applicable:

(a)	Reference Rate; and
(b)	Term SOFR Adjustment,

and if the aggregate of that Reference Rate and the applicable Term SOFR Adjustment is less than zero, the Adjusted Term SOFR shall be deemed to be zero.

"Advance" means a borrowing of all or part of the Facility under this Agreement.

"Affiliate" means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

"Approved Brokers" means any firm or firms of insurance brokers approved in writing by the Facility Agent, acting with the authorisation of the Lenders (such approval not to be unreasonably withheld).

4

"Approved Classification" means, in relation to ~~a~~ an Original Ship~~,~~  as at the date of this Agreement, in relation to Ship G as at the Effective Date and in relation to Ship H and Ship I as at the Second Effective Date, the classification in relation to that Ship specified in Schedule 9 (Details of the Ships) with the relevant Approved Classification Society or any other classification approved in writing by the Facility Agent acting with the authorisation of the Lenders.

"Approved Classification Society" means, in relation to ~~a~~ an Original Ship~~,~~  as at the date of this Agreement, in relation to Ship G as at the Effective Date and in relation to Ship H and Ship I as at the Second Effective Date, the classification society in relation to that Ship specified in Schedule 9 (Details of the Ships) or any other classification society approved in writing by the Facility Agent acting with the authorisation of the Lenders.

"Approved Commercial Manager" means, in relation to ~~a~~ an Original Ship~~,~~  as at the date of this Agreement, in relation to Ship G as at the Effective Date and in relation to Ship H and Ship I as at the Second Effective Date, the manager specified as the approved commercial manager in relation to that Ship in Schedule 9 (Details of the Ships) or any other person (including any commercial ship management company controlled by the Disclosed Persons) approved in writing by the Facility Agent acting with the authorisation of the Lenders as the commercial manager of that Ship, such approval not to be unreasonably withheld.

"Approved Flag" means, in relation to a Ship, Marshall Islands, Malta and such other flag approved in writing by the Facility Agent acting with the authorisation of the Lenders, such approval not to be unreasonably withheld.

"Approved Manager" means, in relation to a Ship, the Approved Commercial Manager or the Approved Technical Manager of that Ship.

"Approved Technical Manager" means, in relation to ~~a~~ an Original Ship~~,~~  as at the date of this Agreement, in relation to Ship G as at the Effective Date and in relation to Ship H and Ship I as at the Second Effective Date, the manager specified as the approved technical manager in relation to that Ship in Schedule 9 (Details of the Ships) or any other person (including any technical ship management company controlled by the Disclosed Persons) approved in writing by the Facility Agent acting with the authorisation of the Lenders as the technical manager of that Ship, such approval not to be unreasonably withheld.

"Approved Valuer" means Clarksons Platou, Arrow Shipbrokers, Maersk Broker K/S (or any Affiliate of such person through which valuations are commonly issued) and any other firm or firms of independent sale and purchase shipbrokers approved in writing by the Facility Agent, acting with the authorisation of the Lenders, such approval not to be unreasonably withheld.

"Article 55 BRRD" means Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

"Assignment Agreement" means an agreement substantially in the form set out in Schedule 5 (Form of Assignment Agreement) or any other form agreed between the relevant assignor and assignee.

"Authorisation" means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation, legalisation or registration.

5

"Availability Period" means:

(a)	in relation to an Original Tranche, the period from and including the date of this Agreement to and including 30 May 2021;~~and~~

(b)	in relation to Tranche G, the period commencing on the Effective Date and ending on 10 August 2022~~.~~; and

(c)	in relation to Tranche H and Tranche I, the period commencing on the Second Effective Date and ending on 18 August 2023.

"Available Commitment" means a Lender's Commitment minus:

(a)	the amount of its participation in the outstanding Loan; and
(b)	in relation to any proposed Utilisation, the amount of its participation in the Loan that is due to be made on or before the proposed Utilisation Date.

"Available Facility" means the aggregate for the time being of each Lender's Available Commitment.

"Bail-In Action" means the exercise of any Write-down and Conversion Powers.

"Bail-In Legislation" means:

(a)	in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 BRRD, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time;
(b)	in relation to any state other than such an EEA Member Country and the United Kingdom, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation; and
(c)	in relation to the United Kingdom, the UK Bail-In Legislation.

"Balloon Instalment" means each of Balloon Instalment A, Balloon Instalment B, Balloon Instalment C, Balloon Instalment D, Balloon Instalment ~~E~~F, Balloon Instalment ~~F and~~ G, Balloon Instalment ~~G~~H or Balloon Instalment I.

"Base Rate" means for any day a fluctuating rate per annum equal to the highest of:

(a)	the Federal Funds Rate plus half of one per cent; or
(b)	the rate of interest in effect for such day as publicly announced from time to time by JPMorgan Chase Bank, N.A. as its "prime rate" in effect for such day.

The Base Rate is not necessarily the lowest rate of interest charged by Lenders in connection with extensions of credit. Any change in the Base Rate due to a change in the "prime rate" announced by JPMorgan Chase Bank, N.A. or the Federal Funds Rate shall be effective from and including the effective date of such change in the "prime rate" announced by JPMorgan Chase Bank, N.A. or the Federal Funds Rate respectively. For the avoidance of doubt, the Base Rate will in no event be less than zero per cent. per annum.

6

"Borrower" means an Original Borrower ~~A, Borrower B, Borrower C, Borrower D~~, Borrower ~~E~~G, Borrower ~~F~~ H or Borrower ~~G~~I.

"Break Costs" means the amount (if any) by which:

(a)	the interest (excluding the Margin) which a Lender should have received for the period from the date of receipt of all or any part of its participation in the Loan or an Unpaid Sum to the last day of the current Interest Period in relation to the Loan, the relevant part of the Loan or that Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

exceeds

(b)	the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

"Business Day" means a day (other than a Saturday or Sunday) on which banks are open for general business in London, New York, Switzerland, Athens and includes in relation to the fixing of an interest rate, a day which is a US Government Securities Business Day.

"BWTS" means, in respect of each Ship, the ballast water treatment system.

"Cash Reserve Account" means:

(a)	an account in the name of the Parent Guarantor with the Account Bank designated "Cash Reserve Account";
(b)	any other account in the name of the Parent Guarantor with the Account Bank which may, with the prior written consent of the Facility Agent, be opened in the place of the account referred to in paragraph (a) above, irrespective of the number or designation of such replacement account; or
(c)	any sub-account of any account referred to in paragraphs (a) or (b) above.

"Charter" means, in relation to a Ship, any charter relating to that Ship, or other contract for its employment, whether or not already in existence.

"Charter Guarantee" means any guarantee, bond, letter of credit or other instrument (whether or not already issued) supporting a Charter.

"Code" means the US Internal Revenue Code of 1986.

"Commercial Management Agreement" means the agreement entered into between a Borrower and the Approved Commercial Manager regarding the commercial management of a Ship.

"Commitment" means:

(a)	in relation to an Original Lender, the amount set opposite its name under the heading "Commitment" in Part B of Schedule 1 (The Parties) and the amount of any other Commitment transferred to it under this Agreement; and
7

(b)	in relation to any other Lender, the amount of any Commitment transferred to it under this Agreement, to the extent not cancelled, reduced or transferred by it under this Agreement.

"Commodity Exchange Act" means the Commodity Exchange Act (7 U.S.C. §1 et seq.) and any successor statute.

"Compliance Certificate" means a certificate in the form set out in Schedule 6 (Form of Compliance Certificate) or in any other form agreed between the Parent Guarantor and the Facility Agent.

"Confidential Information" means all information relating to any Transaction Obligor, the Group, the Finance Documents or the Facility of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or the Facility from either:

(a)	any member of the Group or any of its advisers; or
(b)	another Finance Party, if the information was obtained by that Finance Party directly or indirectly from any member of the Group or any of its advisers,

in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that:

(A)	is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of Clause 46 (Confidential Information); or
(B)	is identified in writing at the time of delivery as non-confidential by any member of the Group or any of its advisers; or
(C)	is known by that Finance Party before the date the information is disclosed to it in accordance with paragraphs (a) or (b) above or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with the Group and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality; and

"Confidentiality Undertaking" means a confidentiality undertaking in substantially the appropriate form recommended by the LMA from time to time or in any other form agreed between the Borrowers and the Facility Agent.

"Consolidated Funded Debt" has the meaning given to it in Clause 22.1 (Definitions).

"Corresponding Debt" means any amount, other than any Parallel Debt, which an Obligor owes to a Secured Party under or in connection with the Finance Documents.

"Cure Option" has the meaning given to it in Clause 22.5 (Debt Service Coverage Ratio).

8

"Debt Service" has the meaning given to it in Clause 22.1 (Definitions).

"Debt Service Coverage ratio" has the meaning given to it in Clause 22.1 (Definitions).

"Deed of Accession, Amendment and Restatement" means the deed of accession, amendment and restatement dated ___ August 2022 and made between, amongst others, (i) the Original Borrowers, (ii) Borrower G, (iii) the Original Lenders, ~~(iii~~(iv) the Facility Agent and (~~iv~~v) the Security Agent, amending and restating this Agreement.

"Deed of Covenant" means, in relation to a Ship and if applicable to the Approved Flag of that Ship, the deed of covenant collateral to the Mortgage over that Ship and creating Security over that Ship and, in relation to Ship E, as amended and supplemented by ~~the~~ each Supplemental Deed of Covenants.

"Deed of Release" means a deed releasing the Existing Security in a form acceptable to the Facility Agent.

"Default" means an Event of Default or a Potential Event of Default.

"Delegate" means any delegate, agent, attorney or co-trustee appointed by the Security Agent.

"Deposit Cure Amount" has the meaning given to it in Clause 22.5 (Debt Service Coverage Ratio).

"Disclosure Letter" means any letter identifying the Disclosed Persons to be executed by each Borrower and the Parent Guarantor and acknowledged by the Security Agent.

"Disclosed Persons" means any of:

(a)	the person disclosed in the Disclosure Letter as being the individual having control of the Parent Guarantor as at the date of this Agreement;
(b)	any affiliated entity of the individual described in paragraph (a); and
(c)	the immediate family members of the individual described in paragraph (a) as identified in the Disclosure Letter.

"Distribution" has the meaning given to it in Clause 23.18 (Dividends).

"Disruption Event" means either or both of:

(a)	a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facility (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties or, if applicable, any Transaction Obligor; or
(b)	the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party or, if applicable, any Transaction Obligor preventing that, or any other, Party or, if applicable, any Transaction Obligor:
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(i)	from performing its payment obligations under the Finance Documents; or

(ii)	from communicating with other Parties or, if applicable, any Transaction Obligor in accordance with the terms of the Finance Documents,

and which (in either such case) is not caused by, and is beyond the control of, the Party or, if applicable, any Transaction Obligor whose operations are disrupted.

"Document of Compliance" has the meaning given to it in the ISM Code.

"dollars" and "$" mean the lawful currency, for the time being, of the United States of America.

"Dry Docking and Special Survey Fees" has the meaning given to it in Clause 26.3 (Dry Docking and Special Survey Reserves).

"DSCR Certificate" means a certificate in the form set out in Schedule 8 (Form of DCSR Certificate Debt Service Cover Ratio) or in any other form agreed between the Parent Guarantor and the Facility Agent.

"DSCR Testing Date" has the meaning given to it in Clause 22.1 (Definitions).

"Earnings" means, in relation to a Ship, all moneys whatsoever which are now, or later become, payable (actually or contingently) to a Borrower or the Security Agent and which arise out of or in connection with or relate to the use or operation of that Ship, including (but not limited to):

(a)	the following, save to the extent that any of them is, with the prior written consent of the Facility Agent, pooled or shared with any other person:
(i)	all freight, hire and passage moneys including, without limitation, all moneys payable under, arising out of or in connection with a Charter or a Charter Guarantee;
(ii)	the proceeds of the exercise of any lien on sub-freights;
(iii)	compensation payable to a Borrower or the Security Agent in the event of requisition of that Ship for hire or use;
(iv)	remuneration for salvage and towage services;
(v)	demurrage and detention moneys;
(vi)	without prejudice to the generality of sub-paragraph (i) above, damages for breach (or payments for variation or termination) of any charterparty or other contract for the employment of that Ship;
(vii)	all moneys which are at any time payable under any Insurances in relation to loss of hire (if any);
(viii)	all monies which are at any time payable to a Borrower in relation to general average contribution; and
(b)	if and whenever that Ship is employed on terms whereby any moneys falling within sub-paragraphs (i) to (viii) of paragraph (a) above are pooled or shared with any other person, that proportion of the net receipts of the relevant pooling or sharing arrangement which is attributable to that Ship.
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 "Earnings Account" means, in relation to a Borrower:

(a)	an account in the name of that Borrower with the relevant Earnings Account Bank designated "Earnings Account";
(b)	any other account in the name of that Borrower with the relevant Earnings Account Bank which may, with the prior written consent of the Facility Agent, be opened in the place of the account referred to in paragraph (a) above, irrespective of the number or designation of such replacement account; or
(c)	any sub-account of any account referred to in paragraphs (a) or (b) above.

"Earnings Account Bank" means:

(a)	in relation to the Earnings Account of a Borrower (other than Borrower G) Credit Suisse AG acting through its office at Paradeplatz 8, 8001 Zurich Switzerland or any replacement bank or other financial institution as may be approved by the Facility Agent acting with the authorisation of the Majority Lenders; and
(b)	in relation to the Earnings Account of Borrower G, the Account Bank.

"EBITDA" has the meaning given to it in Clause 22.1 (Definitions).

"EEA Member Country" means any member state of the European Union, Iceland, Liechtenstein and Norway.

"Effective Date" has the meaning given to the term "Effective Date" in the Deed of Accession, Amendment and Restatement.

"Environmental Approval" means any present or future permit, ruling, variance or other Authorisation required under Environmental Law.

"Environmental Claim" means any claim by any governmental, judicial or regulatory authority or any other person which arises out of an Environmental Incident or which relates to any Environmental Law and, for this purpose, "claim" includes a claim for damages, compensation, contribution, injury, fines, losses and penalties or any other payment of any kind, including in relation to clean-up and removal, whether or not similar to the foregoing; an order or direction to take, or not to take, certain action or to desist from or suspend certain action; and any form of enforcement or regulatory action, including the arrest or attachment of any asset.

"Environmental Incident" means:

(a)	any release, emission, spill or discharge of Environmentally Sensitive Material whether within a Ship or from a Ship into any other vessel or into or upon the air, water, land or soils (including the seabed) or surface water; or
(b)	any incident in which Environmentally Sensitive Material is released, emitted, spilled or discharged into or upon the air, water, land or soils (including the seabed) or surface water from a vessel other than any Ship and which involves a collision between any Ship and such other vessel or some other incident of navigation or operation, in either case, in connection with which a Ship is actually or potentially liable to be arrested, attached, detained or injuncted and/or a Ship and/or any Transaction Obligor and/or any operator or manager of a Ship is at fault or otherwise liable to any legal or administrative action; or
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(c)	any other incident in which Environmentally Sensitive Material is released, emitted, spilled or discharged into or upon the air, water, land or soils (including the seabed) or surface water otherwise than from a Ship and in connection with which a Ship is actually or potentially liable to be arrested and/or where any Transaction Obligor and/or any operator or manager of a Ship is at fault or otherwise liable to any legal or administrative action.

"Environmental Law" means any present or future law relating to pollution or protection of human health or the environment, to conditions in the workplace, to the carriage, generation, handling, storage, use, release or spillage of Environmentally Sensitive Material or to actual or threatened releases of Environmentally Sensitive Material.

"Environmentally Sensitive Material" means and includes all contaminants, oil, oil products, toxic substances and any other substance (including any chemical, gas or other hazardous or noxious substance) which is (or is capable of being or becoming) polluting, toxic or hazardous.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor thereto.

"ERISA Affiliate" means each person (and defined in Section 3(9) of ERISA) which together with any Transaction Obligor would be deemed to be a "single employer" within the meaning of Section 414(b), (c), (m) or (o) of the Code

"EU Bail-In Legislation Schedule" means the document described as such and published by the LMA from time to time.

"Event of Default" means any event or circumstance specified as such in Clause 28 (Events of Default).

"Excluded Hedging Obligation" means, with respect to an Obligor, any Hedging Obligation if, and to the extent that, all or a portion of the guarantee of such Obligor of, or the grant by such Obligor of a security interest to secure, such Hedging Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Obligor's failure for any reason to constitute an "eligible contract participant" as defined in the Commodity Exchange Act and the regulations thereunder at the time the guarantee of such Obligor or the grant of such security interest becomes effective with respect to such related Hedging Obligation, provided that if a Hedging Obligation arises under a Hedging Agreement governing more than one swap, such exclusion shall apply only to the portion of such Hedging Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal.

"Existing Facility Agent" means Lucid Agency Services Limited of 6th Floor, No 1 Building 1-5 London Wall Buildings, London Wall, London, United Kingdom, EC2M 5PG.

"Existing Facility Agreement" means the facility agreement dated 24 June 2019 (as amended, restated and supplemented from time to time) and entered into between, amongst others, (i) Borrower A, Borrower B, Borrower C, Borrower D and Released Borrower E as borrowers, (ii) the Parent Guarantor (iii) the financial institutions listed therein as lenders and (iv) the Existing Facility Agent.

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"Existing Indebtedness" means, at any date, the outstanding Financial Indebtedness of the Borrowers on that date under the Existing Facility Agreement.

"Existing Security" means any Security created to secure the Existing Indebtedness.

"Facility" means the term loan facility made available under this Agreement as described in Clause 2 (The Facility).

"Facility Office" means the office or offices notified by a Lender to the Facility Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than 5 Business Days' written notice) as the office or offices through which it will perform its obligations under this Agreement.

"FATCA" means:

(a)	sections 1471 to 1474 of the Code or any associated regulations;
(b)	any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; or
(c)	any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.

"FATCA Application Date" means:

(a)	in relation to a "withholdable payment" described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014; or
(b)	in relation to a "passthru payment" described in section 1471(d)(7) of the Code not falling within paragraph (a) above, the first date from which such payment may become subject to a deduction or withholding required by FATCA.

"FATCA Deduction" means a deduction or withholding from a payment under a Finance Document required by FATCA.

"FATCA Exempt Party" means a Party that is entitled to receive payments free from any FATCA Deduction.

"Federal Funds Rate" means, for any day, the greater of:

(a)	the rate calculated by the Federal Reserve Bank of New York based on such day's Federal funds transactions by depositary institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the Federal funds effective rate; and

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(b)	zero per cent.

"Fee Letter" means any letter or letters dated on or about the date of this Agreement and/or the date of the Deed of Accession, Amendment and Restatement between any of the Facility Agent and the Security Agent and any Obligor setting out any of the fees referred to in Clause 11 (Fees).

"Final Cure Date" has the meaning given to it in Clause 22.5 (Debt Service Coverage Ratio).

"Fiscal Quarter" means any of the quarterly accounting periods ending on March 31, June 30, September 30 and December 31 of each year.

"Finance Document" means:

(a)	this Agreement;
(b)	the Deed of Accession, Amendment and Restatement;
(c)	the Second Deed of Accession, Amendment and Restatement;
(d)	~~(c)~~any Utilisation Request;
(e)	~~(d)~~any Disclosure Letter;
(f)	~~(e)~~any Security Document;
(g)	~~(f)~~any Hedging Agreement;
(h)	~~(g)~~any Manager's Undertaking;
(i)	~~(h)~~any Subordination Agreement;
(j)	~~(i)~~any other document which is executed for the purpose of establishing any priority or subordination arrangement in relation to the Secured Liabilities; or
(k)	~~(j)~~any other document designated as such by the Facility Agent and the Borrowers.

"Finance Party" means the Facility Agent, the Security Agent, a Lender or a Hedge Counterparty.

"Financial Indebtedness" means any indebtedness for or in relation to:

(a)	moneys borrowed;
(b)	any amount raised by acceptance under any acceptance credit facility or dematerialised equivalent;
(c)	any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;
(d)	the amount of any liability in relation to any finance lease or hire purchase contract which would, in accordance with GAAP, be treated as a balance sheet liability (other than any liability in respect of a lease or hire purchase contract which would, in accordance with GAAP to be in force prior to 1 January 2019) (for the avoidance of doubt operating leases are not considered as Financial Indebtedness);

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(e)	receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);
(f)	any amount raised under any other transaction (including any forward sale or purchase agreement) of a type not referred to in any other paragraph of this definition having the commercial effect of a borrowing;
(g)	any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value (or, if any actual amount is due as a result of the termination or close-out of that derivative transaction, that amount) shall be taken into account);
(h)	any counter-indemnity obligation in relation to a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; and
(i)	the amount of any liability in relation to any guarantee or indemnity for any of the items referred to in paragraphs (a) to (h) above.

"GAAP" means international financial reporting standards as issued by the International Accounting Standards Board including IFRS.

"General Assignment" means, in relation to a Ship, the general assignment creating Security over that Ship's Earnings, its Insurances and any Requisition Compensation in relation to that Ship in agreed form ~~and, in relation to each Original Ship, as amended and supplemented by the relevant Supplemental General Assignment~~.

"Greek Accounts" means, the accounts with Eurobank Ergasias SA:

(a)	in relation to Borrower A, with account numbers:
(i)	0026.0029.27.0200695604 (Euro account); and
(ii)	0026.0029.22.1200536753 ($ account);
(b)	in relation to Borrower C, with account numbers:
(i)	0026.0029.21.0200695531~~(Euro~~  (Euro account); and
(ii)	0026.0029.25.1200536665 ($ account).
(c)	in relation to Borrower F, with account numbers:
(i)	0026.0029.24.0200750341 (~~euro~~ Euro account) and
(ii)	0026.0029.25.1200619380 ($ account).

"Group" means the Parent Guarantor and its Subsidiaries for the time being.

"Group Vessel" has the meaning given to it in Clause 22.1 (Definitions).

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"Hedge Counterparty Guarantee" means any guarantee in agreed form entered into or to be entered into in favour of a Borrower for the purpose of guaranteeing the obligations owed by a Hedge Counterparty to that Borrower under a Hedging Agreement.

"Hedge Counterparty Guarantor" means any person who provides a Hedge Counterparty Guarantee.

"Hedge Receipts" means all moneys whatsoever which are now, or later become, payable (actually or contingently) to a Borrower or the Security Agent by a Hedge Counterparty or a Hedge Counterparty Guarantor under a Hedging Agreement or a Hedge Counterparty Guarantee.

"Hedging Agreement" means any master agreement, confirmation, transaction, schedule or other agreement in agreed form entered into or to be entered into by a Borrower for the purpose of hedging interest payable under this Agreement.

"Hedging Agreement Security" means, in relation to a Borrower, a hedging agreement security creating Security over that Borrower's rights and interests in any Hedging Agreement and any Hedge Counterparty Guarantee, in agreed form ~~and, in relation to each Original Borrower, as amended and supplemented by the relevant Supplemental Hedging Agreement Security~~.

"Hedging Obligation" means, with respect to an Obligor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a "swap" within the meaning of section 1a(47) of the Commodity Exchange Act.

"Hedging Prepayment Proceeds" means any Hedge Receipts arising as a result of termination or closing out under a Hedging Agreement.

"Historic Term SOFR" means, in relation to the Loan or any part of the Loan, the most recent applicable Term SOFR for a period equal in length to the Interest Period of the Loan or that part of the Loan and which is as of a day which is no more than three US Government Securities Business Days before the Quotation Day.

"Holding Company" means, in relation to a person, any other person in relation to which it is a Subsidiary.

"IFRS" means international accounting standards within the meaning of the IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements.

"Indemnified Person" has the meaning given to it in Clause 14.2 (Other indemnities).

"Initial Market Value" means, in relation to a Ship, the Market Value of that Ship determined pursuant to paragraph 3.5 of Part B of Schedule 2 (Conditions Precedent).

"Interest expense" has the meaning given to it in Clause 22.1 (Definitions).

"Insurances" means, in relation to a Ship:

(a)	all policies and contracts of insurance, including entries of that Ship in any protection and indemnity or war risks association, effected in relation to that Ship, that Ship's Earnings or otherwise in relation to that Ship whether before, on or after the date of this Agreement; and
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(b)	all rights and other assets relating to, or derived from, any of such policies, contracts or entries, including any rights to a return of premium and any rights in relation to any claim whether or not the relevant policy, contract of insurance or entry has expired on or before the date of this Agreement.

"Interest Payment Date" has the meaning given to it in Clause 8.2 (Payment of interest).

"Interest Period" means, in relation to the Loan or any part of the Loan, each period determined in accordance with Clause 9 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 8.3 (Default interest).

"Interpolated Historic Term SOFR" means, in relation to the Loan or any part of the Loan, the rate which results from interpolating on a linear basis between:

(a)	either
(i)	the most recent applicable Term SOFR (as of a day which is not more than three US Government Securities Business Days before the Quotation Day) for the longest period (for which Term SOFR is available) which is less than the Interest Period of the Loan or that part of the Loan; or
(ii)	if no such Term SOFR is available for a period which is less than the Interest Period of the Loan or that part of the Loan, the most recent Term SOFR for a tenor of one month (as of a day which is not more than three US Government Securities Business Days before the Quotation Day); and
(b)	the most recent applicable Term SOFR (as of a day which is not more than three US Government Securities Business Days before the Quotation Day) for the shortest period (for which Term SOFR is available) which exceeds the Interest Period of the Loan or that part of the Loan.

"Interpolated Term SOFR" means, in relation to the Loan or any part of the Loan, the rate which results from interpolating on a linear basis between:

(a)	either
(i)	the applicable Term SOFR (as of the Specified Time) for the longest period (for which Term SOFR is available) which is less than the Interest Period of the Loan or that part of the Loan; or
(ii)	if no such Term SOFR is available for a period which is less than the Interest Period of the Loan or that part of the Loan, Term SOFR for a tenor of one month (as of the Specified Time); and
(b)	the applicable Term SOFR (as of the Specified Time) for the shortest period (for which Term SOFR is available) which exceeds the Interest Period of the Loan or that part of the Loan.

"ISDA Master Agreement" means a 1992 ISDA Master Agreement or a 2002 ISDA Master Agreement.

"ISM Code" means the International Safety Management Code for the Safe Operation of Ships and for Pollution Prevention (including the guidelines on its implementation), adopted by the International Maritime Organisation, as the same may be amended or supplemented from time to time.

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"ISPS Code" means the International Ship and Port Facility Security (ISPS) Code as adopted by the International Maritime Organization's (IMO) Diplomatic Conference of December 2002, as the same may be amended or supplemented from time to time.

"ISSC" means an International Ship Security Certificate issued under the ISPS Code.

"Legal Reservations" means:

(a)	the principle that equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to insolvency, reorganisation and other laws generally affecting the rights of creditors;
(b)	the time barring of claims under the Limitation Acts, the possibility that an undertaking to assume liability for or indemnify a person against non-payment of UK stamp duty may be void and defences of set-off or counterclaim; and
(c)	similar principles, rights and defences under the laws of any Relevant Jurisdiction.

"Lender" means:

(a)	any Original Lender; and
(b)	any bank, financial institution, trust, fund or other entity which has become a Party as a Lender in accordance with Clause 29 (Changes to the Lenders),

which in each case has not ceased to be a Party as such in accordance with this Agreement.

"Limitation Acts" means the Limitation Act 1980 and the Foreign Limitation Periods Act 1984

"LMA" means the Loan Market Association or any successor organisation.

"Loan" means the loan made or to be made available under the Facility or the aggregate principal amount outstanding for the time being of the borrowings under the Facility and a "part of the Loan" means a Tranche, a part of a Tranche or any other part of the Loan as the context may require.

"Loan Principle Cure Amount" has the meaning given to it in Clause 22.5 (Debt Service Coverage Ratio).

"Maintenance Reserve Account" means:

(a)	an account in the name of the Parent Guarantor with the Account Bank designated "Maintenance Reserve Account";
(b)	any other account in the name of the Parent Guarantor with the Account Bank which may, with the prior written consent of the Facility Agent, be opened in the place of the account referred to in paragraph (a) above, irrespective of the number or designation of such replacement account; or
(c)	any sub-account of any account referred to in paragraphs (a) or (b) above.

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"Maintenance Reserve Amount" has the meaning given to it in Schedule 7 (Dry Docking and Special Reserves Table).

"Major Casualty" means, in relation to a Ship, any casualty to that Ship in relation to which the claim or the aggregate of the claims against all insurers, before adjustment for any relevant franchise or deductible, exceeds $500,000 or the equivalent in any other currency.

"Majority Lenders" means:

(a)	if the Loan has not yet been made, a Lender or Lenders whose Commitments aggregate more than 66⅔ per cent. of the Total Commitments; or
(b)	at any other time, a Lender or Lenders whose participations in the Loan aggregate more than 66⅔ per cent. of the amount of the Loan then outstanding or, if the Loan has been repaid or prepaid in full, a Lender or Lenders whose participations in the Loan immediately before repayment or prepayment in full aggregate more than 66⅔ per cent. of the Loan immediately before such repayment.

"Management Agreement" means a Technical Management Agreement or a Commercial Management Agreement.

"Management Preferred Dividends" means, in respect of the Parent Guarantor, any dividends or other distribution (whether in cash or in kind) on or in respect of its preferred shares.

"Manager's Undertaking" means, in relation to a Ship, the letter of undertaking from its Approved Technical Manager and the letter of undertaking from its Approved Commercial Manager subordinating the rights of such Approved Technical Manager and such Approved Commercial Manager respectively against that Ship and the relevant Borrower to the rights of the Finance Parties in agreed form.

"Margin" means:

(a)	in respect of an Original Tranche~~,~~ :
(i)	~~(a)~~from the date of this Agreement until the Effective Date, 3.75 per cent. per annum ~~and at all times thereafter, 3.35 per cent per annum~~;~~and~~
(ii)	~~(b)in respect of Tranche G~~on and from the Effective Date until the Second Effective Date, 3.35 per cent. per annum~~.~~; and
(iii)	on and from the Second Effective Date and at all times thereafter, 2.70 per cent. per annum;
(b)	in respect of Tranche G:
(i)	on and from the Effective Date until the Second Effective Date, 3.35 per cent. per annum; and
(ii)	on and from the Second Effective Date and at all times thereafter, 2.70 per cent. per annum; and
(c)	in respect of Tranche H and Tranche I, 2.70 per cent. per annum.

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"Market Value Adjusted Total Assets" has the meaning given to it in Clause 22.1 (Definitions).

"Market Value" means, in relation to a Ship or any other vessel, at any date, an amount determined by the Facility Agent as being an amount equal to the market value of that Ship or vessel shown by a valuation prepared:

(a)	as at a date not more than 10 days previously;
(b)	by an Approved Valuer selected by the Facility Agent at the cost of the Borrowers;
(c)	with or without physical inspection of that Ship or vessel (as the Facility Agent may require); and
(d)	on the basis of a sale for prompt delivery for cash on normal arm's length commercial terms as between a willing seller and a willing buyer, free of any Charter.

provided that if an Obligor obtains its own valuation for that Ship or vessel from an Approved Valuer and such valuation shows a difference of more than 20 per cent. of the valuation obtained by the Facility Agent, then the Facility Agent shall obtain a second valuation by an Approved Valuer at the Borrowers' cost and on the same terms as the first valuation. The Market Value of the Ship or that vessel shall then be determined as the arithmetic average of the two valuations obtained by the Facility Agent.

"Material Adverse Effect" means in the reasonable opinion of the Majority Lenders, a material adverse effect on:

(a)	the business, operations, property, condition (financial or otherwise) of any Obligor; or
(b)	the ability of any Obligor to perform its obligations under any Finance Document; or
(c)	the validity or enforceability of, or the effectiveness or ranking of any Security granted or intended to be granted pursuant to any of, the Finance Documents or the rights or remedies of any Finance Party under any of the Finance Documents.

"Maximum Leverage Ratio" has the meaning given to it in Clause 22.1 (Definitions).

"Minimum Cash Reserve" has the meaning given to it in Clause 22.2 (Minimum Cash Reserve).

"Month" means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(a)	(subject to paragraph (c) below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;
(b)	if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and
(c)	if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

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The above rules will only apply to the last Month of any period.

"Mortgage" means:

(a)	in relation to each Original Ship and Ship G, a first priority or preferred (as the case may be) ship mortgage on that Ship (as amended and supplemented by ~~the~~ each relevant Mortgage Addendum); and
(b)	in relation to Ship ~~G~~H and Ship I, the first preferred Marshall Islands mortgage on Ship G,

in each case, in agreed form.

"Mortgage Addendum" means~~, in relation to the Mortgage over each Original Ship,~~ :

(a)	in relation to the Mortgage over each Original Ship:
(i)	a first amendment or addendum (as the case may be) to the Mortgage over that Original Ship ~~in agreed form.~~; and
(ii)	a second amendment or addendum (as the case may be) to the Mortgage over that Original Ship; and
(b)	in relation to the Mortgage over Ship G, a first amendment or addendum (as the case may be) to that Mortgage,

in each case in agreed form.

"Mortgaged Ship" means any Ship which is subject to a Mortgage at the relevant time.

"Nasdaq Market Tier" means the Nasdaq Global Select Market, the Nasdaq Global Market and the Nasdaq Capital Market.

"Net LTV" means, at any relevant time, the aggregate of the Loan and any exposure under the Hedging Agreement at that time expressed as a percentage of the aggregate Market Value of the Mortgaged Ships (excluding any Ship which has become a Total Loss and remains subject to a Mortgage at that time), the net realisable value of any additional Security provided under Clause 25 (Loan to value ratio) plus the balances standing to the credit of the Cash Reserve ~~Accounts~~ Account (other than for the purposes of Clause 23.18 (Dividends) in which case such balances are excluded from the calculation of Net LTV).

"Obligor" means a Borrower, the Parent Guarantor or a Hedge Guarantor.

"Original Financial Statements" means in relation to the Parent Guarantor (and the Borrowers), the audited consolidated financial statements of the Group for its financial year ended 30 December 2020.

"Original Jurisdiction" means, in relation to an Obligor, the jurisdiction under whose laws that Obligor is incorporated as at the date of this Agreement.

"Original Borrower" means each of Borrower A, Borrower B, Borrower C, Borrower D~~, Borrower E~~  or Borrower F.

"Original Ship" means each of Ship A, Ship B, Ship C, Ship D, Ship E or Ship F.

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"Original Tranche" means each of Tranche A, Tranche B, Tranche C, Tranche D, Tranche E or Tranche F.

"Overseas Regulations" means the Overseas Companies Regulations 2009 (SI 2009/1801).

"Parallel Debt" means any amount which an Obligor owes to the Security Agent under Clause 32.2 (Parallel Debt (Covenant to pay the Security Agent)) or under that clause as incorporated by reference or in full in any other Finance Document.

"Participating Member State" means any member state of the European Union that has the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

"Party" means a party to this Agreement.

"Payment" means, in respect of any liabilities (or any other liabilities or obligations) under or, in connection with, a Permitted Inter-Company Loan, a payment, prepayment, repayment, redemption, defeasance or discharge of those liabilities (or other liabilities or obligations).

"PATRIOT Act" means the United States Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Improvement and Reauthorization Act of 2005 (H.R. 3199).

"Perfection Requirements" means the making or procuring of filings, stampings, registrations, notarisations, endorsements, translations and/or notifications of any Finance Document (and/or any Security created under it) necessary for the validity, enforceability (as against the relevant Obligor or any relevant third party) and/or perfection of that Finance Document.

"Period" means each 12-month period throughout the duration of the Security Period (being calculated on a trailing 12-month basis).

"Permitted Charter" means, in relation to a Ship:

(a)	a Charter:
(i)	which is a time, voyage or consecutive voyage charter;
(ii)	the duration of which does not exceed and is not capable of exceeding, by virtue of any optional extensions, 12 months;
(iii)	which is entered into on bona fide arm's length terms at the time at which that Ship is fixed; and
(iv)	in relation to which not more than two months' hire is payable in advance,
(b)	and any other Charter which is approved in writing by the Facility Agent acting with the authorisation of the Lenders (such approval not to be unreasonably withheld).

"Permitted Financial Indebtedness" means:

(a)	any Financial Indebtedness incurred under the Finance Documents;
(b)	until the relevant Utilisation Date, the Existing Indebtedness;

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(c)	any Financial Indebtedness (including Permitted Inter-Company Loans) that is subordinated to all Financial Indebtedness incurred under the Finance Documents pursuant to a Subordination Agreement or, in the case of any Permitted Inter-Company Loans pursuant to Clause 23.25 (Subordination of liabilities under a Permitted Inter-Company Loan) of this Agreement or otherwise and which is, in the case of any such Financial Indebtedness of a Borrower (other than Financial Indebtedness arising out of any Permitted Inter-Company Loan), the subject of Subordinated Debt Security; and

(d)	any Permitted Trade Debt.

"Permitted Inter-Company Loan" means a loan made or to be made to a Borrower (or any of them) by the Parent Guarantor or to the Parent Guarantor by a Borrower (or any of them):

(a)	which is unsecured;
(b)	in relation to which no cash interest, fees, costs or expenses are payable during the Security Period; and
(c)	which is fully subordinated and assigned by that Borrower or, as the case may be, the Parent Guarantor in all respects to the Secured Liabilities pursuant to Clause 23.25 (Subordination of liabilities under a Permitted Inter-Company Loan) of this Agreement.

"Permitted Inter-Company Loan Liabilities" means any liabilities of any nature owed to the Parent Guarantor by any Borrower under a Permitted Inter-Company Loan.

"Permitted Re-Flagging" means the re-flagging of Ship E from Malta to the Marshall Islands provided that such re-flagging is in compliance with Clause 24.2 (Ships' names and registration).

"Permitted Security" means:

(a)	Security created by the Finance Documents or otherwise with the prior consent of the Facility Agent;
(b)	until the relevant Utilisation Date, the Existing Security;
(c)	liens for unpaid master's and crew's wages in accordance with first class ship ownership and management practice and not being enforced through arrest;
(d)	liens for salvage;
(e)	liens for master's disbursements incurred in the ordinary course of trading in accordance with first class ship ownership and management practice and not being enforced through arrest; and
(f)	any other lien arising by operation of law or otherwise in the ordinary course of the operation, repair or maintenance of any Ship:
(i)	not as a result of any default or omission by any Borrower;
(ii)	not being enforced through arrest; and

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(iii)	subject, in the case of liens for repair or maintenance, to Clause 24.16 (Restrictions on chartering, appointment of managers etc.),

provided such lien does not secure amounts more than 30 days overdue (unless the overdue amount is being contested in good faith by appropriate steps and for the payment of which adequate reserves are held and provided further that such proceedings do not give rise to a material risk of the relevant Ship or any interest in it being seized, sold, forfeited or lost).

"Permitted Trade Debt" means, in relation to a Ship, any trade debt on arm's length commercial terms reasonably incurred in the ordinary course of owning, operating, trading, chartering, maintaining and repairing that Ship, which:

(a)	on and from the date of this Agreement until the date falling 90 days from the relevant Utilisation Date (inclusive) (the "Three Month Period") does not exceed $500,000 (or the equivalent in any other currency) in aggregate in respect of that Ship and remains unpaid;
(b)	on and from the date falling after the lapse of the Three Month Period and at all times thereafter until the end of the Security Period:
(i)	is up to $50,000 (or the equivalent in any other currency) in aggregate in respect of that Ship and does not remain unpaid for more than 90 days of (A) its due date or (B) in the case where the Borrower owning that Ship has not received the relevant invoice, the date on which that Borrower becomes aware that the invoice is due and remains outstanding; and
(ii)	is more than $50,000 and does not exceed $500,000 (or the equivalent in any other currency) in aggregate in respect of that Ship and does not remain unpaid for more than 30 days of (A) its due date or (B) in the case where the Borrower owning that Ship has not received the relevant invoice, the date on which that Borrower becomes aware that the invoice is due and remains outstanding.

"Plan" means any "employee benefit plan" as defined in Section 3(3) of ERISA that is subject to Title IV of ERISA which is or was sponsored, maintained or contributed to by, or required to be contributed to by any Transaction Obligor or any of their respective ERISA Affiliates.

"Potential Event of Default" means any event or circumstance specified in Clause 28 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

"Prohibited Person" means any person, whether designated by name or by reason of being included in a class of persons, that is, or that is directly or indirectly owned or controlled by persons that are, or any vessel that is:

(a)	listed on a Sanctions List;
(b)	resident in, or incorporated or organised under the laws of a Sanctioned Country;
(c)	otherwise a target of Sanctions ("target of Sanctions", for the purpose of this paragraph (c), signifying a person with whom a person organised or resident in the US or any other national of a Sanctions Authority would be prohibited or restricted by law from engaging in trade, business or other activities, or against whom Sanctions are otherwise directed); or

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(d)	acting or purporting to act on behalf of any of the persons listed in paragraphs (a) to (c) above.

"Protected Party" has the meaning given to it in Clause 12.1 (Definitions).

"PSC" means port state control.

"Qualified ECP Guarantor" means, in respect of any Hedging Obligation, each of the Parent Guarantor and the Hedge Guarantors that has total assets exceeding $10,000,000 at the time the relevant guarantee or grant of the relevant security interest becomes effective with respect to such Hedging Obligation or such other person as constitutes an "eligible contract participant" under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an "eligible contract participant" at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

"Quarter End Date" means 31 March, 30 June, 30 September and 31 December of each calendar year.

"Quotation Day" means, in relation to any period for which an interest rate is to be determined, two US Government Securities Business Days before the first day of that period unless market practice differs in the relevant syndicated loan market in which case the Quotation Day will be determined by the Facility Agent in accordance with that market practice (and if quotations would normally be given on more than one day, the Quotation Day will be the last of those days).

"Receiver" means a receiver or receiver and manager or administrative receiver of the whole or any part of the Security Assets.

"Reference Rate" means in relation to the Loan or any part of the Loan:

(a)	the applicable Term SOFR as of the Specified Time and for a period equal in length to the Interest Period of the Loan or that part of the Loan; or
(b)	as otherwise determined pursuant to Clause 10.1 (Unavailability of Term SOFR).

"Related Fund" in relation to a fund (the "first fund"), means a fund which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund.

"Relevant Jurisdiction" means, in relation to a Transaction Obligor:

(a)	its Original Jurisdiction;
(b)	any jurisdiction where any asset subject to, or intended to be subject to, any of the Transaction Security created, or intended to be created, by it is situated;
(c)	any jurisdiction where it conducts its business; and

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(d)	the jurisdiction whose laws govern the perfection of any of the Security Documents entered into by it.

"Relevant Market" means the market for overnight cash borrowing collateralised by US Government Securities.

"Relevant Nominating Body" means any applicable central bank, regulator or other supervisory authority or a group of them, or any working group or committee sponsored or chaired by, or constituted at the request of, any of them or the Financial Stability Board.

"Relevant Percentage" has the meaning given to it in Clause 25 (Loan to value ratio).

"Repayment Date" means each date on which a Repayment Instalment is required to be paid under Clause 6.1 (Repayment of Loan).

"Repayment Instalment" has the meaning given to it in Clause 6.1 (Repayment of Loan).

"Repeating Representation" means each of the representations set out in Clause 20 (Representations) except Clause 20.10 (Insolvency), Clause 20.11 (No filing or stamp taxes) and Clause 20.12 (Deduction of Tax) and any representation of any Transaction Obligor made in any other Finance Document that is expressed to be a "Repeating Representation" or is otherwise expressed to be repeated.

"Representative" means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian.

"Requisition" means in relation to a Ship:

(a)	any expropriation, confiscation, requisition (excluding a requisition for hire or use which does not involve a requisition for title) or acquisition of that Ship, whether for full consideration, a consideration less than its proper value, a nominal consideration or without any consideration, which is effected (whether de jure or de facto) by any government or official authority or by any person or persons claiming to be or to represent a government or official authority; and
(b)	any capture or seizure of that Ship (including any hijacking or theft) by any person whatsoever.

"Requisition Compensation" includes all compensation or other moneys payable to a Borrower by reason of any Requisition or any arrest or detention of a Ship in the exercise or purported exercise of any lien or claim.

"Resolution Authority" means any body which has authority to exercise any Write-down and Conversion Powers.

"Safety Management Certificate" has the meaning given to it in the ISM Code.

"Safety Management System" has the meaning given to it in the ISM Code.

"Sanctioned Country" means any country or territory whose government is the target of Sanctions or that is subject to comprehensive country-wide or territory-wide Sanctions (currently, Cuba, Iran, North Korea, Syria, Venezuela and the Crimea, Donetsk People's Republic and Luhansk People's Republic regions of Ukraine).

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"Sanctioned Ship" means a ship which is the subject of Sanctions.

"Sanctions" means any trade, economic or financial sanctions laws, regulations, embargoes, freezing provisions, prohibitions or other restrictive measures (including "secondary" or "extraterritorial" sanctions), imposed, administered, enacted or enforced from time to time by any Sanctions Authority. To the extent that any Sanctions applicable to and/or binding on a Finance Party are not applicable to and/or binding to a Transaction Obligor and/or any other member of the Group, such Sanctions shall be deemed to be applicable to and binding on such Transaction Obligor or such other member of the Group.

"Sanctions Advisory" means the Sanctions Advisory for the Maritime Industry, Energy and Metals Sectors, and Related Communities issued 14 May 2020 by the US Department of the Treasury, Department of State and Coast Guard, as may be amended or supplemented, and any similar future advisory.

"Sanctions Authority" means the US, the United Nations Security Council, the European Union or any of its member states, the United Kingdom, the respective governmental institutions and agencies of any of the foregoing, including the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the U.S. Department of Commerce, Her Majesty's Treasury of the United Kingdom, the Office of Financial Sanctions Implementation, or any other relevant sanctions authority enacting, administering or imposing Sanctions applicable by law to a Finance Party, a Transaction Obligor or any other member of the Group.

"Sanctions List" means the list of Specially Designated Nationals and Blocked Persons, the Sectoral Sanctions Identification List, the Foreign Sanctions Evaders List, in each case, published by the Office of Foreign Assets Control of the United States Department of the Treasury, or any similar list maintained by a Sanctions Authority as a measure of imposing, administering, enacting or enforcing Sanctions, in each case as amended, supplemented or substituted from time to time.

"Second Deed of Accession, Amendment and Restatement" means the deed of accession, amendment and restatement dated ______________ 2023 and made between, amongst others, (i) the Original Borrowers and Borrower G as existing borrowers, (ii) Borrower H and Borrower I as additional borrowers, (iii) the Original Lenders, (iv) the Facility Agent and (v) the Security Agent, amending and restating this Agreement.

"Second Effective Date" has the meaning given to the term "Effective Date" in the Second Deed of Accession, Amendment and Restatement.

"Sectoral Sanctions Identification List" means a list identifying certain countries and/or certain persons operating in certain sectors of activity which are the subject of Sanctions (e.g. the sectoral sanctions identifications list published by the Office of Foreign Assets Control of the U.S. Department of the Treasury).

"Secured Liabilities" means all present and future obligations and liabilities, (whether actual or contingent and whether owed jointly or severally or in any other capacity whatsoever) of each Transaction Obligor to any Secured Party under or in connection with each Finance Document.

"Secured Party" means each Finance Party from time to time party to this Agreement, a Receiver or any Delegate.

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"Security" means a mortgage, pledge, lien, charge, assignment, hypothecation or security interest or any other agreement or arrangement having the effect of conferring security.

"Security Assets" means all of the assets of the Transaction Obligors which from time to time are, or are expressed to be, the subject of the Transaction Security.

"Security Document" means:

(a)	any Shares Security;
(b)	any Mortgage;
(c)	any Deed of Covenant;
(d)	any General Assignment;
(e)	any Account Security;
(f)	any Hedging Agreement Security;
(g)	any Subordinated Debt Security;
(h)	any Mortgage Addendum;
(i)	any Supplemental Security Document;
(j)	any other document (whether or not it creates Security) which is executed as security for the Secured Liabilities; or
(k)	any other document designated as such by the Facility Agent and the Borrowers.

"Security Period" means the period starting on the date of this Agreement and ending on the date on which the Facility Agent is satisfied that there is no outstanding Commitment in force and that the Secured Liabilities have been irrevocably and unconditionally paid and discharged in full.

"Security Property" means:

(a)	the Transaction Security expressed to be granted in favour of the Security Agent as trustee for the Secured Parties and all proceeds of that Transaction Security;
(b)	all obligations expressed to be undertaken by a Transaction Obligor to pay amounts in relation to the Secured Liabilities to the Security Agent as trustee for the Secured Parties and secured by the Transaction Security together with all representations and warranties expressed to be given by a Transaction Obligor or any other person in favour of the Security Agent as trustee for the Secured Parties;
(c)	the Security Agent's interest in any turnover trust created under the Finance Documents;
(d)	any other amounts or property, whether rights, entitlements, choses in action or otherwise, actual or contingent, which the Security Agent is required by the terms of the Finance Documents to hold as trustee on trust for the Secured Parties,

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except:

(i)	rights intended for the sole benefit of the Security Agent; and

(ii)	any moneys or other assets which the Security Agent has transferred to the Facility Agent or (being entitled to do so) has retained in accordance with the provisions of this Agreement.

"Servicing Party" means the Facility Agent or the Security Agent.

"Shares Security" means, in relation to a Borrower, a document creating Security over the shares or, as the case may be, the share capital in that Borrower in agreed form ~~and, in relation to each Original Borrower, as amended and supplemented pursuant to the relevant Supplemental Shares Security~~.

"Ship" means Ship A, Ship B, Ship C, Ship D, Ship E, Ship F , Ship G, Ship H or Ship ~~G~~I.

"Ship A" means m.v. "RIVER GLOBE", details of which are set out opposite its name in Schedule 9 (Details of the Ships).

"Ship B" means m.v. "SKY GLOBE", details of which are set out opposite its name in Schedule 9 (Details of the Ships).

"Ship C" means m.v. "STAR GLOBE", details of which are set out opposite its name in Schedule 9 (Details of the Ships).

"Ship D" means m.v. "MOON GLOBE", details of which are set out opposite its name in Schedule 9 (Details of the Ships).

"Ship E" means m.v. "SUN GLOBE", details of which are set out opposite its name in Schedule 9 (Details of the Ships).

"Ship F" means m.v. "GALAXY GLOBE", details of which are set out opposite its name in Schedule 9 (Details of the Ships).

"Ship G" means m.v. "ORION GLOBE", details of which are set out opposite its name in Schedule 9 (Details of the Ships).

"Ship H" means m.v. "DIAMOND GLOBE", details of which are set out opposite its name in Schedule 9 (Details of the Ships).

"Ship I" means m.v. "POWER GLOBE", details of which are set out opposite its name in Schedule 9 (Details of the Ships).

"Shortfall" has the meaning given to it in Clause 22.5 (Debt Service Coverage Ratio).

"SOFR" means the secured overnight financing rate (SOFR) administered by the Federal Reserve Bank of New York (or any other person which takes over the administration of that rate).

"Specified Time" means in relation to when a Reference Rate is fixed, the Quotation Day.

"Subordinated Creditor" means:

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(a)	a Transaction Obligor; or

(b)	any other person who becomes a Subordinated Creditor in accordance with this Agreement.

"Subordinated Debt Security" means a Security over Subordinated Liabilities entered into or to be entered into by a Subordinated Creditor in favour of the Security Agent in an agreed form.

"Subordinated Finance Document" means any other document relating to or evidencing Subordinated Liabilities.

"Subordinated Liabilities" means all indebtedness owed or expressed to be owed by the Borrowers to a Subordinated Creditor whether under a Subordinated Finance Document or otherwise.

"Subordination Agreement" means a subordination agreement entered into or to be entered into by a Subordinated Creditor and the Security Agent in agreed form.

"Subsidiary" means a subsidiary within the meaning of section 1159 of the Companies Act 2006.

"Supplemental Deed of Covenant" means, in relation to Ship E, ~~the~~ each deed of covenant, being supplemental to the Deed of Covenant, collateral to the Mortgage over Ship E and creating Security over Ship E in agreed form.

"Supplemental General Assignment" means~~, in relation to an Original Ship, the general assignment, being supplemental to the General Assignment relating to that Ship, creating Security over:~~:

(a)	in relation to an Original Ship:
(i)	the second general assignment; and
(ii)	the third general assignment; and
(b)	in relation to Ship G, the second general assignment,

creating Security over (A) that Ship's Earnings, its Insurances and any Requisition Compensation in relation to that Ship~~;~~  and (B) any Charter and any Charter Guarantee (as each such word is therein defined) in relation to that Ship, in agreed form.

"Supplemental Hedging Agreement Security" means~~, the supplemental hedging agreement security to the Hedging Agreement Security in respect of each Original Borrower in agreed form.~~:

(a)	in relation to an Original Borrower:
(i)	the second hedging agreement security; and
(ii)	the third hedging agreement security; and
(b)	in relation to Borrower G, the second hedging agreement security, creating Security over the Hedging Agreement to which that Borrower is a party in agreed form.

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"Supplemental Security Documents" means, together, ~~the~~ each Supplemental General ~~Assignments~~Assignment, ~~the~~ each Supplemental Hedging Agreement Security, ~~the~~ each Account Security ~~Confirmations~~Confirmation, ~~the~~ each Supplemental Deed of Covenant and ~~the~~ each Supplemental Shares ~~Securities~~ Security and, in the singular, means any of them.

"Supplemental Shares Security" means~~, in relation to an Original Borrower, a shares security being supplemental to the Shares Security relating to that Borrower,~~ :

(a)	in relation to an Original Borrower:
(i)	the second shares security; and
(ii)	the third shares security; and
(b)	in relation to Borrower G, the second shares security,

creating Security over the shares in that Borrower in agreed form.

"Tax" means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

"Tax Credit" has the meaning given to it in Clause 12.1 (Definitions).

"Tax Deduction" has the meaning given to it in Clause 12.1 (Definitions).

"Tax Payment" has the meaning given to it in Clause 12.1 (Definitions).

"Technical Management Agreement" means the agreement entered into between a Borrower and the Approved Technical Manager regarding the technical management of a Ship.

"Term SOFR" means the rate per annum determined by the Facility Agent as the forward-looking term rate based on SOFR as administered by CME Group Benchmark Administration Limited (or any other person which takes over the administration of that rate) for the relevant period published by CME Group Benchmark Administration Limited (or any other person which takes over the publication of that rate) and obtained by the Facility Agent through the Bloomberg Data License Service or a comparable service acceptable to the Facility Agent.

"Term SOFR Adjustment" means 0.10 per cent. per annum.

"Termination Date" means ~~the date falling five years after the Utilisation Date of an Original Tranche.~~:

(a)	in relation to an Original Tranche and Tranche G, the date falling five years after the Utilisation Date of the Original Tranches; and
(b)	in relation to Tranche H and Tranche I, the date falling four years after the Utilisation Date of Tranche H and Tranche I.

"Third Parties Act" has the meaning given to it in Clause 1.5 (Third party rights).

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"Total Assets" has the meaning given to it in Clause 22.1 (Definitions).

"Total Commitments" means the aggregate of the Commitments, which was $34,250,000 at the date of this Agreement and has been increased by $18,000,000 to $52,250,000 with effect from the Effective Date pursuant to ~~and as defined in the~~ the Deed of Accession, Amendment and Restatement and has been further increased by $25,000,000 to $77,250,000 with effect from the Second Effective Date pursuant to the Second Deed of Accession, Amendment and Restatement.

"Total Loss" means, in relation to a Ship:

(a)	actual, constructive, compromised, agreed or arranged total loss of that Ship; or
(b)	any Requisition of that Ship unless that Ship is returned to the full control of the relevant Borrower within 60 days of such Requisition.

"Total Loss Date" means, in relation to the Total Loss of a Ship:

(a)	in the case of an actual loss of that Ship, the date on which it occurred or, if that is unknown, the date when that Ship was last heard of;
(b)	in the case of a constructive, compromised, agreed or arranged total loss of that Ship, the earlier of:
(i)	the date on which a notice of abandonment is given (or deemed or agreed to be given) to the insurers; and
(ii)	the date of any compromise, arrangement or agreement made by or on behalf of the relevant Borrower with that Ship's insurers in which the insurers agree to treat that Ship as a total loss; and
(c)	in the case of any other type of Total Loss, the date (or the most likely date) on which it appears to the Facility Agent that the event constituting the total loss occurred.

"Tranche" means any Original Tranche ~~and~~ , Tranche G, Tranche H or Tranche I.

"Tranche A" means that part of the Loan made available to the Borrowers to refinance the Existing Indebtedness secured on Ship A.

"Tranche B" means that part of the Loan made available to the Borrowers to refinance the Existing Indebtedness secured on Ship B.

"Tranche C" means that part of the Loan made available to the Borrowers to refinance the Existing Indebtedness secured on Ship C.

"Tranche D" means that part of the Loan made available to the Borrowers to refinance the Existing Indebtedness secured on Ship D.

"Tranche E" means that part of the Loan made available to the Borrowers to refinance the Existing Indebtedness secured on Ship E.

"Tranche F" means that part of the Loan made available to the Borrowers to refinance the purchase price of Ship F.

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"Tranche G" means that part of the Loan made or to be made available to the Borrowers to refinance the purchase price of Ship G as well as for general corporate and working capital of the Obligors.

"Tranche H" means that part of the Loan made available to the Borrowers to refinance the purchase price of Ship H.

"Tranche I" means that part of the Loan made available to the Borrowers to refinance the purchase price of Ship I.

"Transaction Document" means:

(a)	a Finance Document;
(b)	a Subordinated Finance Document;
(c)	any Hedge Counterparty Guarantee; or
(d)	any other document designated as such by the Facility Agent and a Borrower.

"Transaction Obligor" means an Obligor, any Approved Manager who is a member of the Group or any other member of the Group who executes a Transaction Document.

"Transaction Security" means the Security created or evidenced or expressed to be created or evidenced under the Security Documents.

"Transfer Certificate" means a certificate substantially in the form set out in Schedule 4 (Form of Transfer Certificate) or any other form agreed between the Facility Agent and the Borrowers.

"Transfer Date" means, in relation to an assignment or a transfer, the later of:

(a)	the proposed Transfer Date specified in the relevant Assignment Agreement or Transfer Certificate; and
(b)	the date on which the Facility Agent executes the relevant Assignment Agreement or Transfer Certificate.

"UK Bail-In Legislation" means Part 1 of the United Kingdom Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutes or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).

"UK Establishment" means a UK establishment as defined in the Overseas Regulations.

"Unpaid Sum" means any sum due and payable but unpaid by a Transaction Obligor under the Finance Documents.

"US" means the United States of America.

"US Government Securities Business Day" means any day other than:

(a)	a Saturday or a Sunday; and
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(b)	a day on which the Securities Industry and Financial Markets Association (or any successor organisation) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in US Government securities.

"US Tax Obligor" means:

(a)	a person which is resident for tax purposes in the US; or
(b)	a person some or all of whose payments under the Finance Documents are from sources within the US for US federal income tax purposes.

"Utilisation" means a utilisation of the Facility.

"Utilisation Date" means the date of a Utilisation, being:

(a)	~~(a)~~in respect of an Original Tranche, 10 May 2021; ~~and~~
(b)	~~(a)~~in respect of Tranche G, ~~the date on which Tranche G is to be made available to the Borrowers.~~10 August 2022; and
(c)	in respect of Tranche H or Tranche I, the date on which such Tranche is to be made available to the Borrowers.

"Utilisation Request" means a notice substantially in the form set out in Schedule 3 (Utilisation Request).

"VAT" means:

(a)	any value added tax imposed by the Value Added Tax Act 1994;
(b)	any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and
(c)	any other tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraph (a) above, or imposed elsewhere.

"Write-down and Conversion Powers" means:

(a)	in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule;
(b)	in relation to any other applicable Bail-In Legislation other than the UK Bail-In Legislation:
(i)	any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and

34

(ii)	any similar or analogous powers under that Bail-In Legislation; and

(c)	in relation to the UK Bail-In Legislation, any powers under that UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that UK Bail-In Legislation that are related to or ancillary to any of those powers.
1.2	Construction
(a)	Unless a contrary indication appears, a reference in this Agreement to:
(i)	the "Account Bank", the "Earnings Account Bank", the "Facility Agent", any "Finance Party", any "Hedge Counterparty", any "Lender", any "Obligor", any "Party", any "Secured Party", the "Security Agent", any "Transaction Obligor" or any other person shall be construed so as to include its successors in title, permitted assigns and permitted transferees to, or of, its rights and/or obligations under the Finance Documents;
(ii)	"assets" includes present and future properties, revenues and rights of every description;
(iii)	a liability which is "contingent" means a liability which is not certain to arise and/or the amount of which remains unascertained;
(iv)	"document" includes a deed and also a letter, fax, email or telex;
(v)	a Lender's "cost of funds" in relation to its participation in the Loan or any part of the Loan is a reference to the average cost (determined either on an actual or a notional basis) which that Lender would incur if it were to fund, from whatever source(s) it may reasonably select, an amount equal to the amount of that participation in the Loan or that part of the Loan for a period equal in length to the Interest Period of the Loan or that part of the Loan;
(vi)	"expense" means any kind of cost, charge or expense (including all legal costs, charges and expenses) and any applicable Tax including VAT;
(vii)	a "Finance Document", a "Security Document" or "Transaction Document" or any other agreement or instrument is a reference to that Finance Document, Security Document or Transaction Document or other agreement or instrument as amended, replaced, novated, supplemented, extended or restated;
(viii)	a "group of Lenders" includes all the Lenders;
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(ix)	"indebtedness" includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(x)	"law" includes any order or decree, any form of delegated legislation, any treaty or international convention and any regulation or resolution of the Council of the European Union, the European Commission, the United Nations or its Security Council;

(xi)	"proceedings" means, in relation to any enforcement provision of a Finance Document, proceedings of any kind, including an application for a provisional or protective measure;

(xii)	a "person" includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium, partnership or other entity (whether or not having separate legal personality);

(xiii)	a "regulation" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

(xiv)	a provision of law is a reference to that provision as amended or re-enacted from time to time;

(xv)	a time of day is a reference to London time;

(xvi)	any English legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any legal concept or thing shall, in respect of a jurisdiction other than England, be deemed to include that which most nearly approximates in that jurisdiction to the English legal term;

(xvii)	words denoting the singular number shall include the plural and vice versa; and

(xviii)	"including" and "in particular" (and other similar expressions) shall be construed as not limiting any general words or expressions in connection with which they are used.

(b)	The determination of the extent to which a rate is "for a period equal in length" to an Interest Period shall disregard any inconsistency arising from the last day of that Interest Period being determined pursuant to the terms of this Agreement.

(c)	Section, Clause and Schedule headings are for ease of reference only and are not to be used for the purposes of construction or interpretation of the Finance Documents.

(d)	Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under, or in connection with, any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(e)	A Potential Event of Default is "continuing" if it has not been remedied or waived and an Event of Default is "continuing" if it has not been remedied or waived.

1.3	Construction of insurance terms

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In this Agreement:

"approved" means, for the purposes of Clause 27 (Insurance Undertakings), approved in writing by the Facility Agent.

"excess risks" means, in respect of a Ship, the proportion of claims for general average, salvage and salvage charges not recoverable under the hull and machinery policies in respect of that Ship in consequence of its insured value being less than the value at which that Ship is assessed for the purpose of such claims.

"obligatory insurances" means all insurances effected, or which any Borrower is obliged to effect, under Clause 27 (Insurance Undertakings) or any other provision of this Agreement or of another Finance Document.

"policy" includes a slip, cover note, certificate of entry or other document evidencing the contract of insurance or its terms.

"protection and indemnity risks" means the usual risks covered by a protection and indemnity association managed in London, including pollution risks and the proportion (if any) of any sums payable to any other person or persons in case of collision which are not recoverable under the hull and machinery policies by reason of the incorporation in them of clause 6 of the International Hull Clauses (1/11/02) (1/11/03), clause 8 of the Institute Time Clauses (Hulls) (1/10/83) (1/11/95) or the Institute Amended Running Down Clause (1/10/71) or any equivalent provision.

"war risks" includes the risk of mines and all risks excluded by clauses 29, 30 or 31 of the International Hull Clauses (1/11/02), clauses 29 or 30 of the International Hull Clauses (1/11/03), clauses 24, 25 or 26 of the Institute Time Clauses (Hulls) (1/11/95) or clauses 23, 24 or 25 of the Institute Time Clauses (Hulls) (1/10/83) or any equivalent provision.

1.4	Agreed forms of Finance Documents

References in Clause 1.1 (Definitions) to any Finance Document being in "agreed form" are to that Finance Document:

(a)	in a form attached to a certificate dated the same date as this Agreement (and signed by each Borrower and the Facility Agent); or
(b)	in any other form agreed in writing between each Borrower and the Facility Agent acting with the authorisation of the Majority Lenders or, where Clause 45.2 (All Lender matters) applies, all the Lenders.
1.5	Third party rights
(a)	Unless expressly provided to the contrary in a Finance Document, a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 (the "Third Parties Act") to enforce or to enjoy the benefit of any term of this Agreement.
(b)	Subject to Clause 45.3 (Other exceptions) but otherwise notwithstanding any term of any Finance Document, the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time.
(c)	Any Affiliate, Receiver, Delegate or any other person described in paragraph (e) of Clause 14.2 (Other indemnities) or paragraph (b) of Clause 32.11 (Exclusion of liability) may, subject to this

Clause 1.5 (Third party rights) and the Third Parties Act, rely on any Clause of this Agreement which expressly confers rights on it.

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Section 2

The Facility

2	The Facility
2.1	The Facility
(a)	The Lenders have already made available to the Borrowers the loan facility under the Original Tranches on 10 May 2021 as follows:
(i)	Tranche A in the amount of $4,151,515.15;
(ii)	Tranche B in the amount of $4,878,030.30;
(iii)	Tranche C in the amount of $5,293,181.82;
(iv)	Tranche D in the amount of $4,566,666.67;
(v)	Tranche E in the amount of $5,189,393.94; and
(vi)	Tranche F in the amount of $10,171,212.12.
(b)	The Lenders have already made available to the Borrowers the loan facility under Tranche G on 10 August 2022 in the amount of $18,000,000.
(c)	~~(b)~~Subject to the terms of this Agreement, the Lenders shall also make available to the Borrowers a second top-up loan facility (being Tranche ~~G~~H and Tranche I) in the amount of up to $~~18,000,000~~ 25,000,000 to be drawn in a single advance for the purpose set out in Recital (~~C~~E).
2.2	Finance Parties' rights and obligations
(a)	The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.
(b)	The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from a Transaction Obligor is a separate and independent debt in respect of which a Finance Party shall be entitled to enforce its rights in accordance with paragraph (c) below. The rights of each Finance Party include any debt owing to that Finance Party under the Finance Documents and, for the avoidance of doubt, any part of the Loan or any other amount owed by a Transaction Obligor which relates to a Finance Party's participation in the Facility or its role under a Finance Document (including any such amount payable to the Facility Agent on its behalf) is a debt owing to that Finance Party by that Transaction Obligor.
(c)	A Finance Party may, except as specifically provided in the Finance Documents, separately enforce its rights under or in connection with the Finance Documents.
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2.3	Borrowers' Agent

(a)	Each Borrower by its execution of or accession to this Agreement (as the case may be) irrevocably appoints the Parent Guarantor to act on its behalf as its agent in relation to the Finance Documents and irrevocably authorises:

(i)	the Parent Guarantor on its behalf to supply all information concerning itself contemplated by this Agreement to the Finance Parties and to give all notices and instructions (including any Utilisation Requests), to make such agreements and to effect the relevant amendments, supplements and variations capable of being given, made or effected by any Borrower notwithstanding that they may affect the Borrower, without further reference to or the consent of that Borrower; and

(ii)	each Finance Party to give any notice, demand or other communication to that Borrower pursuant to the Finance Documents to the Parent Guarantor,

and in each case the Borrower shall be bound as though the Borrower itself had given the notices and instructions (including, without limitation, any Utilisation Requests) or executed or made the agreements or effected the amendments, supplements or variations, or received the relevant notice, demand or other communication.

(b)	Every act, omission, agreement, undertaking, settlement, waiver, amendment, supplement, variation, notice or other communication given or made by the Parent Guarantor or given to the Parent Guarantor under any Finance Document on behalf of a Borrower or in connection with any Finance Document (whether or not known to any Borrower) shall be binding for all purposes on that Borrower as if that Borrower had expressly made, given or concurred with it. In the event of any conflict between any notices or other communications of the Parent Guarantor and any Borrower, those of the Parent Guarantor shall prevail.
3	Purpose
3.1	Purpose

Each Borrower shall apply or, in the case of the Original Tranches and Tranche G, have applied all amounts borrowed by it under the Facility only for the purpose stated in the preamble (Background) to this Agreement.

3.2	Monitoring

No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4	Conditions of Utilisation
4.1	Initial conditions precedent

The Borrowers may not deliver a Utilisation Request unless the Facility Agent has received all of the documents and other evidence listed in Part A of Schedule 2 (Conditions Precedent) in form and substance satisfactory to the Facility Agent.

4.2	Further conditions precedent

The Lenders will only be obliged to comply with Clause 5.4 (Lenders' participation) if:

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(a)	on the date of the relevant Utilisation Request and on the proposed Utilisation Date and before the relevant advance is made available:

(i)	no Default is continuing or would result from the proposed Utilisation;

(ii)	the Repeating Representations to be made by each Transaction Obligor are true;
(iii)	the Parent Guarantor is in compliance with Clause 22.3 (Minimum Liquidity Amount); and

(iv)	no Ship has neither been sold nor become a Total Loss; and

(b)	in the case of the Advance under each Tranche, the Facility Agent has received on or before the relevant Utilisation Date, or is satisfied it will receive when the Advance is made available, all of the documents and other evidence listed in Part B of Schedule 2 (Conditions Precedent) relating to that Tranche in form and substance satisfactory to the Facility Agent.

4.3	Notification of satisfaction of conditions precedent

(a)	The Facility Agent shall notify the Borrowers and the Lenders promptly upon being satisfied as to the satisfaction of the conditions precedent referred to in Clause 4.1 (Initial conditions precedent) and Clause 4.2 (Further conditions precedent).

(b)	Other than to the extent that the Majority Lenders notify the Facility Agent in writing to the contrary before the Facility Agent gives the notification described in paragraph (a) above, the Lenders authorise (but do not require) the Facility Agent to give that notification. The Facility Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

4.4	Waiver of conditions precedent

If the Majority Lenders, at their discretion, permit the Loan to be borrowed before any of the conditions precedent referred to in Clause 4.1 (Initial conditions precedent) or Clause 4.2 (Further conditions precedent) has been satisfied, the Borrowers shall ensure that that condition is satisfied within five Business Days after the relevant Utilisation Date or such later date as the Facility Agent, acting with the authorisation of the Majority Lenders, may agree in writing with the Borrowers.

4.5	Conditions Subsequent

The Borrowers undertake to deliver or cause to be delivered to the Facility Agent the additional documents and evidence listed in Part C of Schedule 2 (Conditions Precedent) within the timeframe specified therein in form and substance satisfactory to the Facility Agent.

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Section 3

Utilisation

5	Utilisation
5.1	Delivery of a Utilisation Request
(a)	The Borrowers may utilise the Facility by delivery to the Facility Agent of a duly completed Utilisation Request not later than the Specified Time.
(b)	The Borrowers may not deliver more than one Utilisation Request in respect of the Original Tranches ~~and~~ , not more than one Utilisation Request in respect of Tranche G and not more than one Utilisation Request in respect of Tranche H and Tranche I.
(c)	All Original Tranches shall be simultaneously drawn.
(d)	Tranche H and Tranche I shall be simultaneously drawn.
5.2	Completion of a Utilisation Request

Each Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

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(a)	the proposed Utilisation Date is a Business Day within the relevant Availability Period;
(b)	the currency and amount of a Utilisation comply with Clause 5.3 (Currency and amount);
(c)	all applicable deductible items have been completed; and
(d)	the proposed Interest Period complies with Clause 9 (Interest Periods).
5.3	Currency and amount
(a)	The currency specified in a Utilisation Request must be dollars.
(b)	The amount of the proposed Advance must be an amount which is not more than:
(i)	in respect of the Advance under the Original Tranches, the lesser of (i) $34,250,000 and (ii) 52.5 per cent. of the aggregate of the Initial Market Value of the Original Ships; ~~and~~
(ii)	in respect of the Advance under the Tranche G, the lesser of (i) $18,000,000 and (ii) 62.5 per cent. of the Initial Market Value of Ship G~~.~~; and
(iii)	in respect of the Advance under Tranche H and Tranche I, the lesser of (i) $25,000,000 and (ii) 55 per cent, of the aggregate Initial Market Value of Ship H and Ship I.
(c)	The amount of the proposed Advance must be an amount which is not more than the Available Facility.
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5.4	Lenders' participation

(a)	If the conditions set out in this Agreement have been met, each Lender shall make its participation in each Advance available by the relevant Utilisation Date through its Facility Office.

(b)	The amount of each Lender's participation in the Loan will be equal to the proportion borne by its Available Commitment to the Available Facility immediately before making the Loan.

(c)	The Facility Agent shall notify each Lender of the amount of the Loan and the amount of its participation in the Loan by the Specified Time.

5.5	Cancellation of Commitments

The Commitments in respect of any Tranche which are unutilised at the end of the relevant Availability Period shall then be cancelled.

5.6	Retentions and payment to third parties

The Borrowers irrevocably authorise the Facility Agent:

(a)	to deduct from the proceeds of the Loan any fees then payable to the Finance Parties in accordance with Clause 11 (Fees), any solicitors fees and disbursements together with any applicable VAT and any other items listed as deductible items in the relevant Utilisation Request and to apply them in payment of the items to which they relate; and
(b)	on the relevant Utilisation Date, to pay to, or for the account of, the Borrowers the balance (after any deduction made in accordance with paragraph (a) above) of the amounts which the Facility Agent receives from the Lenders in respect of the relevant Advance. ~~That~~ In relation to an Original Tranche (other than Tranche F), that payment shall be made in like funds as the Facility Agent received from the Lenders in respect of the Loan to the account of the Existing Facility Agent under the Existing Facility Agreement which the Borrowers specify in the relevant Utilisation Request for that part of the Loan used to refinance the Existing Indebtedness and the balance to the account of the Borrowers.
5.7	Disbursement of Advance to third party

Payment by the Facility Agent under Clause 5.6 (Retentions and payment to third parties) to a person other than a Borrower shall constitute the making of the Loan and the Borrowers shall at that time become indebted, as principal and direct obligors, to each Lender in an amount equal to that Lender's participation in the Loan.

5.8	Prepositioning of funds

If the Lenders, at the request of the Borrowers and on terms acceptable to all the Lenders and in their absolute discretion, preposition funds with any bank, each Borrower and the Parent Guarantor:

(a)	agree to pay interest on the amount of the funds so prepositioned at the rate described in Clause 8.1 (Calculation of interest) on the basis of successive interest periods of one day and so that interest shall be paid together with the first payment of interest on the Loan after the relevant Utilisation Date or, if such Utilisation Date does not occur, within three Business Days of demand by the Facility Agent; and
(b)	shall, without duplication, indemnify each Finance Party against any costs, loss or liability it may incur in connection with such arrangement.

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Section 4

Repayment, Prepayment and Cancellation

6	Repayment
6.1	Repayment of Loan

The Borrowers shall repay the Loan as follows:

(a)	Tranche A by:
(i)	20 equal consecutive quarterly instalments, each in an amount of $151,515.15 (each a "Tranche A Amortising Instalment" and collectively, the "Tranche A Amortising Instalments"); and
(ii)	a balloon instalment in the amount of $1,121,212.10 (the "Balloon Instalment A" and together with the Tranche A Amortising Instalments, shall each be a "Repayment Instalment A" and collectively, the "Repayment Instalments A");
(b)	Tranche B by:
(i)	20 equal consecutive quarterly instalments, each in an amount of $178,030.30 (each a "Tranche B Amortising Instalment" and collectively, the "Tranche B Amortising Instalments"); and
(ii)	a balloon instalment in the amount of $1,317,424.25 (the "Balloon Instalment B" and together with the Tranche B Amortising Instalments, shall each be a "Repayment Instalment B" and collectively, the "Repayment Instalments B");
(c)	Tranche C by:
(i)	20 equal consecutive quarterly instalments, each in an amount of $193,181.82 (each a "Tranche C Amortising Instalment" and collectively, the "Tranche C Amortising Instalments"); and
(ii)	a balloon instalment in the amount of $1,429,545.47 (the "Balloon Instalment C" and together with the Tranche C Amortising Instalments, shall each be a "Repayment Instalment C" and collectively, the "Repayment Instalments C");
(d)	Tranche D by:
(i)	20 equal consecutive quarterly instalments, each in an amount of $166,666.67 (each a "Tranche D Amortising Instalment" and collectively, the "Tranche D Amortising Instalments"); and
(ii)	a balloon instalment in the amount of $1,233,333.32 (the "Balloon Instalment D" and together with the Tranche D Amortising Instalments, shall each be a "Repayment Instalment D" and collectively, the "Repayment Instalments D");
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(e)	Tranche E ~~by:~~ has been prepaid in full;

~~(i)~~	~~20 equal consecutive quarterly instalments, each in an amount of $189,393.94 (each a "Tranche E Amortising Instalment" and collectively, the "Tranche E Amortising Instalments"); and~~

~~(ii)~~	~~a balloon instalment in the amount of $1,401,515.14 (the "Balloon Instalment E" and together with the Tranche E Amortising Instalments, shall each be a "Repayment Instalment E" and collectively, the "Repayment Instalments E");~~

(f)	Tranche F by:

(i)	20 equal consecutive quarterly instalments, each in an amount of $371,212.12 (each a "Tranche F Amortising Instalment" and collectively, the "Tranche F Amortising Instalments"); and

(ii)	a balloon instalment in the amount of $2,746,969.72 (the "Balloon Instalment F" and together with the Tranche F Amortising Instalments, shall each be a "Repayment Instalment F" and collectively, the "Repayment Instalments F");

(g)	Tranche G by:

(i)	15 equal consecutive quarterly instalments, each in an amount of $375,000 (each a "Tranche G ~~Amortising Instalment" and together with Tranche A Amortising Instalments, Tranche B Amortising Instalments, Tranche C Amortising Instalments, Tranche D Amortising Instalments, Tranche E Amortising Instalments and Tranche F Amortising Instalments, the "Amortising Instalments" and each an "Amortising Instalment"); and~~ Amortising Instalment"); and

(ii)	a balloon instalment in the amount of $12,375,000 (the "Balloon Instalment G" and together with the Tranche G Amortising Instalments, shall each be a "Repayment Instalment G");

(h)	Tranche H by:

(i)	16 equal consecutive quarterly instalments, each in an amount of $375,000 (each a "Tranche H Amortising Instalment"); and

(ii)	a balloon instalment in the amount of $12,750,000 (the "Balloon Instalment H" and together with the Tranche H Amortising Instalments, shall each be a "Repayment Instalment H");

(i)	Tranche I by:

(i)	16 equal consecutive quarterly instalments, each in an amount of $125,000 (each a "Tranche I Amortising Instalment" and together with Tranche A Amortising Instalments, Tranche B Amortising Instalments, Tranche C Amortising Instalments, Tranche D Amortising Instalments, Tranche F Amortising Instalments, Tranche G Amortising Instalments and Tranche H Amortising Instalments, the "Amortising Instalments" and each an "Amortising Instalment"); and

(ii)	a balloon instalment in the amount of $~~12,375,000~~ 4,250,000 (the "Balloon Instalment ~~G~~I" and together with the Tranche ~~G~~ I Amortising Instalments, shall each be a
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"Repayment Instalment ~~G~~I" and together with Repayment Instalments A, Repayment Instalments B, Repayment Instalments C, Repayment Instalments D, Repayment Instalments ~~E and~~ F, Repayment Instalments ~~F~~G and Repayment Instalments H, the "Repayment Instalments")~~;~~ .

(j)	~~(h)~~The first ~~Amortizing~~ Amortising Instalment of each Original Tranche shall be repaid on the date falling three Months after the relevant Utilisation Date and the first Amortising Instalment of Tranche G , Tranche H and Tranche I shall be repaid on the next Repayment Date in respect of the Original Tranches following the Utilisation Date of such Tranche ~~G~~ and subsequently at three Monthly intervals thereafter with the last Amortizing Instalment of each Tranche being repayable together with the relevant Balloon Instalment of that Tranche on the Termination Date applicable to that Tranche.

6.2	Effect of cancellation and prepayment on scheduled repayments

(a)	If the Borrowers cancel the whole or any part of any Available Commitment in accordance with Clause 7.6 (Right of repayment and cancellation in relation to a single Lender) or if the Available Commitment of any Lender is cancelled under Clause 7.1 (Illegality) then the Repayment Instalments falling after that cancellation will reduce in inverse order of maturity by the amount of the Available Commitments so cancelled.

(b)	If the Borrowers cancel the whole or any part of any Available Commitment in accordance with Clause 7.2 (Automatic cancellation) or if the whole or part of any Commitment is cancelled pursuant to Clause 5.5 (Cancellation of Commitments), the Repayment Instalments for each Repayment Date falling after that cancellation will reduce in inverse order of maturity by the amount of the Commitments so cancelled.

(c)	If any part of the Loan is repaid or prepaid in accordance with Clause 7.6 (Right of repayment and cancellation in relation to a single Lender) or Clause 7.1 (Illegality) then the Repayment Instalments for each Repayment Date falling after that repayment or prepayment will reduce in inverse order of maturity by the amount of the Loan repaid or prepaid.

(d)	If any part of the Loan is prepaid in accordance with Clause 7.3 (Voluntary prepayment of Loan~~), Clause 7.4 (Mandatory prepayment on sale or Total Loss~~) or Clause 7.5 (Mandatory prepayment of Hedging Prepayment Proceeds) then the amount of the Repayment Instalments for each Repayment Date falling after that repayment or prepayment will reduce in inverse order of maturity by the amount of the Loan repaid or prepaid.

(e)	If any part of the Loan is repaid or prepaid in accordance with Clause 7.4 (Mandatory prepayment on sale or Total Loss) and following the prepayment referred to in paragraph (a) of Clause 7.4 (Mandatory prepayment on sale or Total Loss) a further prepayment is required under paragraph (b) of Clause 7.4 (Mandatory prepayment on sale or Total Loss), if the Ship that has been sold or become Total Loss:

(i)	is a Ship other than Ship H or Ship I:

(A)	any such further prepayment shall reduce the Repayment Instalments outstanding at the time for Tranche H and Tranche I in inverse order of maturity by the amount of the Loan repaid or prepaid (pro rata between Tranche H and Tranche I); and

(B)	following the full prepayment of Tranche H and Tranche I, then any such further prepayment shall reduce the Repayment Instalments outstanding of the remaining Tranches, in inverse order of maturity by the amount of the Loan repaid or prepaid;

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(ii)	is Ship H, any such further prepayment shall reduce the Repayment Instalments outstanding at the time for Tranche I in inverse order of maturity by the amount of the Loan repaid or prepaid and following the full prepayment of Tranche I, any such further prepayment shall reduce the Repayment Instalments outstanding of the remaining Tranches, in inverse order of maturity by the amount of the Loan repaid or prepaid; and

(iii)	is Ship I, any such further prepayment shall reduce the Repayment Instalments outstanding at the time for Tranche H in inverse order of maturity by the amount of the Loan repaid or prepaid and following the full prepayment of Tranche H, any such further prepayment shall reduce the Repayment Instalments outstanding of the remaining Tranches, in inverse order of maturity by the amount of the Loan repaid or prepaid.

6.3	Termination Date

On the final Termination Date, the Borrowers shall additionally pay to the Facility Agent for the account of the Finance Parties all other sums then accrued and owing under the Finance Documents.

6.4	Reborrowing

No Borrower may reborrow any part of the Facility which is repaid.

7	Prepayment and Cancellation
7.1	Illegality
(a)	If it becomes unlawful in any applicable jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in an Advance or the Loan or to determine or charge interest rates based upon Adjusted Term SOFR or Term SOFR or it becomes unlawful for any Affiliate of a Lender for that Lender to do so:
(i)	that Lender shall promptly notify the Facility Agent upon becoming aware of that event;
(ii)	upon the Facility Agent notifying the Borrowers, the Available Commitment of that Lender will be immediately cancelled; and
(iii)	the Borrowers shall prepay that Lender's participation in the Loan on the last day of the Interest Period for the Loan occurring after the Facility Agent has notified the Borrowers or, if earlier, the date specified by the Lender in the notice delivered to the Facility Agent (being no earlier than the last day of any applicable grace period permitted by law) and that Lender's corresponding Commitment shall be immediately cancelled in the amount of the participation prepaid.
(b)	If it becomes unlawful for a Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in the Loan due to:
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(i)	Sanctions (including in each case, without limitation, (A) the non-existence or cessation of legality, validity, binding effect or enforceability of a provision of a Finance Document and (B) the presence of any circumstances resulting in the imposition of any civil, administrative or criminal measures on a Lender) and/or contrary to, or declared by any Sanctions Authority to be contrary to, Sanctions for any Affiliate of a Lender for that Lender to do so; or

(ii)	without prejudice to the generality of the preceding paragraph, any Transaction Obligor or any other member of the Group being or becoming a Prohibited Person which would result in a breach of Sanctions by a Lender:

(A)	to the extent permitted by applicable law, that Lender shall promptly notify the Borrowers through the Facility Agent upon becoming aware of that event;

(B)	such Lender's Commitment will be cancelled on the date (the "Sanctions Cancellation Date") falling 30 days after the date on which the Facility Agent has notified the Borrowers, which it shall do promptly upon receipt of a notification from the Lender; and

(C)	the Borrowers shall repay that Lender's participation in the Loan on the last day of the Interest Period for the Loan occurring after the Sanctions Cancellation Date or, if earlier, the date specified by the Lender in the notice delivered to the Facility Agent (being no later than the earlier of (x) the Sanctions Cancellation Date and (y) the last day of any applicable grace period permitted by law) and that Lender's corresponding Commitment shall be cancelled in the amount of the participation prepaid.

7.2	Automatic cancellation

The unutilised Commitment (if any) of each Lender shall be automatically cancelled at close of business on the date on which the Loan is made available without penalty or prepayment fee.

7.3	Voluntary prepayment of Loan
(a)	Subject to paragraph (b) below, the Borrowers may, if they give the Facility Agent not less than five Business Days' (or such shorter period as the Majority Lenders may agree) prior notice, prepay the whole or any part of the Loan (but, if in part, being an amount that reduces the amount of the Loan by a minimum amount of $1,000,000).
(b)	The Loan may only be prepaid after the last day of the relevant Availability Period (or, if earlier, the day on which the Available Facility is zero).
7.4	Mandatory prepayment on sale or Total Loss
(a)	If a Ship is sold (without prejudice to paragraph (a) of Clause 23.12 (Disposals)) or becomes a Total Loss, the Borrowers shall on the Relevant Date prepay the Tranche applicable to that Ship in full.
(b)	On the Relevant Date, the Borrowers shall also prepay such part of the Loan as shall eliminate any shortfall arising if the ~~ratio set out in Clause 25 (Loan to value ratio) were applied~~ amount of the Loan outstanding to the aggregate Market Value of the remaining Mortgaged Ships immediately following the payment referred to in paragraph (a) above is more than 55 per cent.
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(c)	Provided that no Event of Default has occurred and is continuing, any remaining proceeds of the sale or Total Loss of a Ship after the prepayments referred to in ~~paragraph~~ paragraphs (a) and ~~paragraph~~ (b) above have been made together with all other amounts that are payable on any such prepayment pursuant to the Finance Documents shall be paid to the Borrower that owned the relevant Ship.

(d)	In this Clause 7.4 (Mandatory prepayment on sale or Total Loss):

"Relevant Date" means:

(a)	in the case of a sale of a Ship, on the date on which the sale is completed by delivery of that Ship to the buyer of that Ship; and

(b)	in the case of a Total Loss of a Ship, on the earlier of:

(i)	the date falling 90 days after the Total Loss Date; and

(ii)	the date of receipt by the Security Agent of the proceeds of insurance relating to such Total Loss.

7.5	Mandatory prepayment of Hedging Prepayment Proceeds

Any Hedging Prepayment Proceeds arising as a result of any cancellation or prepayment under this Agreement shall, following payment into the relevant Earnings Account in accordance with Clause 26.2 (Payment of Earnings), be applied on the last day of the next Interest Period which ends after such payment in prepayment of the Loan.

7.6	Right of repayment and cancellation in relation to a single Lender
(a)	If:
(i)	any sum payable to any Lender by a Transaction Obligor is required to be increased under paragraph (c) of Clause 12.2 (Tax gross-up) or under that clause as incorporated by reference or in full in any other Finance Document; or
(ii)	any Lender claims indemnification from a Borrower under Clause 12.3 (Tax indemnity) or Clause 13.1 (Increased costs),

the Borrowers may whilst the circumstance giving rise to the requirement for that increase or indemnification continues give the Facility Agent notice of cancellation of the Commitment of that Lender and its intention to procure the repayment of that Lender's participation in the Loan.

(b)	On receipt of a notice of cancellation referred to in paragraph (a) above, the Commitment of that Lender shall immediately be reduced to zero.
(c)	On the last day of each Interest Period which ends after the Borrowers have given notice of cancellation under paragraph (a) above in relation to a Lender (or, if earlier, the date specified by the Borrowers in that notice), the Borrowers shall repay that Lender's participation in the Loan.
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7.7	Restrictions

(a)	Any notice of cancellation or prepayment given by any Party under this Clause 7 (Prepayment and Cancellation) shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made, the amount of that cancellation or prepayment and, if relevant, the part of the Loan to be prepaid or cancelled.

(b)	Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and amounts (if any) payable under the Hedging Agreements in connection with that prepayment and, subject to the fee provided for in Clause 11.3 (Prepayment fee) and any Break Costs, without premium or penalty.

(c)	No Borrower may reborrow any part of the Facility which is prepaid.

(d)	No Borrower shall repay or prepay all or any part of the Loan or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

(e)	No amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

(f)	If the Facility Agent receives a notice under this Clause 7 (Prepayment and Cancellation) it shall promptly forward a copy of that notice to either the Borrowers or the affected Lenders and/or Hedge Counterparties, as appropriate.

(g)	If all or part of any Lender's participation in the Loan is repaid or prepaid, an amount of that Lender's Commitment (equal to the amount of the participation which is repaid or prepaid) will be deemed to be cancelled on the date of repayment or prepayment.

7.8	Application of prepayments

Any prepayment of any part of the Loan (other than a prepayment pursuant to Clause 7.1 (Illegality) or Clause 7.6 (Right of repayment and cancellation in relation to a single Lender)) shall be applied pro rata to each Lender's participation in that part of the Loan.

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Section 5

Costs of Utilisation

8	Interest
8.1	Calculation of interest

The rate of interest on the Loan or any part of the Loan for each Interest Period is the percentage rate per annum which is the aggregate of:

(a)	the applicable Margin; and
(b)	Adjusted Term SOFR.
8.2	Payment of interest

The Borrowers shall pay accrued interest on the Loan or any part of the Loan quarterly in arrears (each an "Interest Payment Date").

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8.3	Default interest
(a)	If a Transaction Obligor fails to pay any amount payable by it under a Finance Document other than a Hedging Agreement on its due date, interest shall accrue on the Unpaid Sum from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to paragraph (b) below, is two per cent. per annum higher than the rate which would have been payable if the Unpaid Sum had, during the period of non-payment, constituted part of the Loan in the currency of the Unpaid Sum for successive Interest Periods, each of a duration selected by the Facility Agent. Any interest accruing under this Clause 8.3 (Default interest) shall be immediately payable by the Obligors on demand by the Facility Agent.
(b)	If an Unpaid Sum consists of all or part of the Loan which became due on a day which was not the last day of an Interest Period relating to the Loan or that part of the Loan:
(i)	the first Interest Period for that Unpaid Sum shall have a duration equal to the unexpired portion of the current Interest Period relating to the Loan or that part of the Loan; and
(ii)	the rate of interest applying to that Unpaid Sum during that first Interest Period shall be two per cent. per annum higher than the rate which would have applied if that Unpaid Sum had not become due.
(c)	Default interest (if unpaid) arising on an Unpaid Sum will be compounded with the Unpaid Sum at the end of each Interest Period applicable to that Unpaid Sum but will remain immediately due and payable.
8.4	Notification of rates of interest

The Facility Agent shall promptly notify the Lenders and the Borrowers of the determination of a rate of interest under this Agreement.

8.5	Hedging

(a)	On or before the relevant Utilisation Date, the Borrowers shall enter into Hedging Agreements and shall after that date maintain such Hedging Agreements in accordance with this Clause 8.5 (Hedging).

(b)	The aggregate notional amount of the transactions in respect of the Hedging Agreements shall be at least 100 per cent. of the aggregate amount of the Loan (or more at the discretion of the Facility Agent).

(c)	Each Hedging Agreement shall:

(i)	be secured by pari passu Security with this Agreement;

(ii)	be with a Hedge Counterparty;

(iii)	be for a term ending on the Termination Date;

(iv)	have settlement dates coinciding with the Interest Payment Dates;

(v)	be based on an ISDA Master Agreement and otherwise in form and substance satisfactory to the Facility Agent; and

(vi)	provide that the Termination Currency (as defined in the relevant Hedging Agreement) shall be dollars.

(d)	The rights of each Borrower under the Hedging Agreements and any Hedge Counterparty Guarantee shall be charged or assigned by way of security under a Hedging Agreement Security.

(e)	The parties to each Hedging Agreement must comply with the terms of that Hedging Agreement.

(f)	Neither a Hedge Counterparty nor a Borrower may amend, supplement, extend or waive the terms of any Hedging Agreement or Hedge Counterparty Guarantee without the consent of the Security Agent.

(g)	Paragraph (f) above shall not apply to an amendment, supplement or waiver that is administrative and mechanical in nature and does not give rise to a conflict with any provision of this Agreement or the Hedging Agreement Security.

(h)	If, at any time, the aggregate notional amount of the transactions in respect of the Hedging Agreements exceeds or, as a result of any repayment or prepayment under this Agreement, will exceed the Loan at that time, the Borrowers must promptly notify the Facility Agent and must, at the request of the Facility Agent, reduce the aggregate notional amount of those transactions by an amount and in a manner satisfactory to the Facility Agent so that it no longer exceeds or will not exceed the Loan then or that will be outstanding.

(i)	Any reductions in the aggregate notional amount of the transactions in respect of the Hedging Agreements in accordance with paragraph (h) above will be apportioned as between those transactions pro rata.

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(j)	Paragraph (h) above shall not apply to any transactions in respect of any Hedging Agreement under which no Borrower has any actual or contingent indebtedness.

(k)	The Facility Agent must make a request under paragraph (h) above if so required by a Hedge Counterparty.

(l)	Neither a Hedge Counterparty nor a Borrower may terminate or close out any transactions in respect of any Hedging Agreement (in whole or in part) except:

(i)	in accordance with paragraphs (h)-(k) above;

(ii)	on the occurrence of an Illegality (as such expression is defined in the relevant Hedging Agreement);

(iii)	in the case of termination or closing out by a Hedge Counterparty, if the Facility Agent serves notice under sub-paragraph (ii) of paragraph (a) of Clause 28.19 (Acceleration) or, having served notice under sub-paragraph (iii) of paragraph (a) of Clause 28.19 (Acceleration), makes a demand;

(iv)	in the case of any other termination or closing out by a Hedge Counterparty or a Borrower, with the consent of the Facility Agent; or

(v)	if the Secured Liabilities (other than in respect of the Hedging Agreements) have been irrevocably and unconditionally paid and discharged in full;

(m)	If a Hedge Counterparty or a Borrower terminates or closes out a transaction in respect of a Hedging Agreement (in whole or in part) in accordance with sub-paragraphs (ii), or (in the case of a Hedge Counterparty only) (iii) of paragraph (l) above, it shall promptly notify the Facility Agent of that termination or close out.

(n)	If a Hedge Counterparty is entitled to terminate or close out any transaction in respect of any Hedging Agreement under sub-paragraph (iii) of paragraph (l) above, such Hedge Counterparty shall promptly terminate or close out such transaction following a request to do so by the Security Agent.

(o)	A Hedge Counterparty may only suspend making payments under a transaction in respect of a Hedging Agreement if a Borrower is in breach of its payment obligations under any transaction in respect of that Hedging Agreement.

(p)	Each Hedge Counterparty consents to, and acknowledges notices of, the charging or assigning by way of security by each Borrower pursuant to the relevant Hedging Agreement Security of its rights under the Hedging Agreements to which it is party in favour of the Security Agent.

(q)	Any such charging or assigning by way of security is without prejudice to, and after giving effect to, the operation of any payment or close-out netting in respect of any amounts owing under any Hedging Agreement.

(r)	The Security Agent shall not be liable for the performance of any of a Borrower's obligations under a Hedging Agreement.

(s)	No Borrower or Hedge Counterparty shall assign any of its rights or transfer any of its rights or obligations under a Hedging Agreement or permit a change of Hedge Counterparty Guarantor without the consent of the Security Agent.

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9	Interest Periods
9.1	Interest Periods

(a)	Each Interest Period will be three Months.

(b)	An Interest Period in respect of a Tranche or any part of the Loan shall not extend beyond the relevant Termination Date.

(c)	The first Interest Period for each Tranche shall start on the Utilisation Date relevant to that Tranche and each subsequent Interest Period shall start on the last day of the preceding Interest Period.

(d)	Each Tranche shall have one Interest Period only at any time.
(e)	No Interest Period can be selected in respect of a tenor that has ceased to be available in accordance with Clause 45.4 (Benchmark Replacement setting).

9.2	Non-Business Days

If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

10	Changes to the Calculation of Interest
10.1	Unavailability of Term SOFR
(a)	Interpolated Term SOFR: If no Term SOFR is available for the Interest Period of the Loan or any part of the Loan, the applicable Reference Rate shall be the Interpolated Term SOFR for a period equal in length to the Interest Period of the Loan or that part of the Loan.
(b)	Historic Term SOFR: If no Term SOFR is available for the Interest Period of the Loan or any part of the Loan and it is not possible to calculate the Interpolated Term SOFR by 17:00 New York time on the relevant Quotation Day, the applicable Reference Rate shall be the Historic Term SOFR for the Loan or that part of the Loan.
(c)	Interpolated Historic Term SOFR: If paragraph (b) above applies but no Historic Term SOFR is available for the Interest Period of the Loan or any part of the Loan, the applicable Reference Rate shall be the Interpolated Historic Term SOFR for a period equal in length to the Interest Period of the Loan or that part of the Loan.
(d)	Base Rate: If paragraph (c) above applies but it is not possible to calculate the Interpolated Historic Term SOFR, there shall be no Reference Rate for the Loan or that part of the Loan (as applicable) and Clause 10.3 (Base Rate) shall apply to the Loan or that part of the Loan for that Interest Period.
10.2	Market disruption

If before close of business in London on the Quotation Day for the relevant Interest Period, the Facility Agent receives notification from a Lender or Lenders (whose participations in the Loan or the relevant part of the Loan exceed 30 per cent. of the Loan or that part of the Loan as appropriate) that its cost of funds relating to its participation in the Loan or that part of the Loan would be in excess of Adjusted Term SOFR then Clause 10.3 (Base Rate) shall apply to the Loan or that part of the Loan (as applicable) for the relevant Interest Period

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10.3	Base Rate

(a)	If this Clause 10.3 (Base Rate) applies, the rate of interest on the Loan or the relevant part of the Loan for the relevant Interest Period shall be the percentage rate per annum which is the sum of:

(i)	the applicable Margin; and

(ii)	the Base Rate from time to time.

(b)	If this Clause 10.3 (Base Rate) applies and the Facility Agent or the Borrowers so require, the Facility Agent and the Borrowers shall enter into negotiations (for a period of not more than 30 days) with a view to agreeing a substitute basis for determining the rate of interest or (as the case may be) an alternative basis for funding.

(c)	Subject to Clause 45.4 (Benchmark Replacement setting), any substitute or alternative basis agreed pursuant to paragraph (b) above shall, with the prior consent of all the Lenders and the Borrowers, be binding on all Parties.

10.4	Break Costs

(a)	The Borrowers shall, within three Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of the Loan or Unpaid Sum being paid by a Borrower on a day prior to the last day of an Interest Period for the Loan, the relevant part of the Loan or that Unpaid Sum.

(b)	Each Lender shall, as soon as reasonably practicable after a demand by the Facility Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in respect of which they become, or may become payable.

11	Fees

11.1	Commitment fee

(a)	The Borrowers shall pay quarterly in arrears to the Facility Agent (for the account of each Lender) a fee equal to one per cent. of any unutilised Lender's Available Commitment:

(i)	in relation to the Commitments in respect of each Original Tranche, commencing on the original date of this Agreement and ending on the earlier of (a) the Utilisation Date of each Original Tranche and (b) the expiry of the relevant Availability Period; ~~and~~

(ii)	in relation to the Commitments in respect of Tranche G, commencing on the date of the Deed of Accession, Amendment and Restatement and ending on the earlier of (a) the Utilisation Date in respect of Tranche G and (b) the expiry of the ~~Availability Period.~~relevant Availability Period; and

(iii)	in relation to the Commitments in respect of Tranche H and Tranche I, commencing on the date of the Second Deed of Accession, Amendment and Restatement and ending on the earlier of (a) the Utilisation Date in respect of Tranche H and Tranche I and (b) the expiry of the relevant Availability Period.

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(b)	Paragraph (a) shall not apply if the relevant Utilisation Date ~~in respect of an Original Tranche occurs within seven days of the date of this Agreement or, in respect of Tranche G, within seven days of the Effective Date.~~:

(i)	in respect of an Original Tranche occurs within seven days of the date of this Agreement;

(ii)	in respect of Tranche G, occurs within seven days of the Effective Date; and

(iii)	in respect of Tranche H and Tranche I, occurs within seven days of the Second Effective Date.

11.2	Upfront fee

(a)	The Borrowers have paid to the Facility Agent an upfront fee in the amount equal to 1.25 per cent. of the aggregate Total Commitments in respect of the Original Tranches.

(b)	The Borrowers shall pay to the Facility Agent an upfront fee in the amount equal to 1.00 per cent. of the Total Commitments in respect of Tranche G.

(c)	The Borrowers shall pay to the Facility Agent an upfront fee in the amount equal to 1.25 per cent. of the Total Commitments in respect of Tranche H and Tranche I.

(d)	~~(c)~~The upfront fee in each of ~~paragraph (a~~paragraphs (a), (b) and (c)~~b~~ above shall be payable on the earlier of (i) the relevant Utilisation Date and (ii) the expiry of the relevant Availability Period.

11.3	Prepayment fee

(a)	Subject to paragraph (c) below, the Borrowers must pay to the Facility Agent for each Lender a prepayment fee on the date of prepayment of all or any part of the Loan.

(b)	The amount of the prepayment fee is:

(i)	if the prepayment occurs on or before the first anniversary of the Utilisation Date of a Tranche, two per cent. of the amount prepaid;

(ii)	if the prepayment occurs after the first anniversary but on or before the second anniversary of the Utilisation Date of a Tranche, one per cent. of the amount prepaid.

(c)	No prepayment fee shall be payable under this Clause if the prepayment is made under Clause 7.1 (Illegality), Clause 7.4 (Mandatory prepayment on sale or Total Loss), Clause 7.5 (Mandatory prepayment of Hedging Prepayment Proceeds), Clause 7.6 (Right of repayment and cancellation in relation to a single Lender), sub-paragraph (i) of paragraph (c) of Clause 22.5 (Debt Service Coverage Ratio), sub-paragraph (iv) of paragraph (b) of Clause 23.18 (Dividends), Clause 25.6 (Prepayment Mechanism) and 29.2 (Conditions of assignment or transfer).

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Section 6

Additional Payment Obligations

12	Tax Gross Up and Indemnities
12.1	Definitions
(a)	In this Agreement:

"Protected Party" means a Finance Party which is or will be subject to any liability, or required to make any payment, for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.

"Tax Credit" means a credit against, relief or remission for, or repayment of any Tax.

"Tax Deduction" means a deduction or withholding for or on account of Tax from a payment under a Finance Document, other than a FATCA Deduction.

"Tax Payment" means either the increase in a payment made by an Obligor to a Finance Party under Clause 12.2 (Tax gross-up) or a payment under Clause 12.3 (Tax indemnity).

(b)	Unless a contrary indication appears, in this Clause 12 (Tax Gross Up and Indemnities) reference to "determines" or "determined" means a determination made in the absolute discretion of the person making the determination.
(c)	This Clause 12 (Tax Gross Up and Indemnities) shall not apply to any Hedging Agreement.
12.2	Tax gross-up
(a)	Each Obligor shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.
(b)	The Borrowers shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Facility Agent accordingly. Similarly, a Lender shall notify the Facility Agent on becoming so aware in respect of a payment payable to that Lender. If the Facility Agent receives such notification from a Lender it shall notify the Borrowers and that Obligor.
(c)	If a Tax Deduction is required by law to be made by an Obligor, the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.
(d)	If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.
(e)	Within 30 days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Facility Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

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12.3	Tax indemnity

(a)	The Obligors shall (within three Business Days of demand by the Facility Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document.

(b)	Paragraph (a) above shall not apply:

(i)	with respect to any Tax assessed on a Finance Party:

(A)	under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

(B)	under the law of the jurisdiction in which that Finance Party's Facility Office is located in respect of amounts received or receivable in that jurisdiction,

if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party; or

(ii)	to the extent a loss, liability or cost:
(A)	is compensated for by an increased payment under Clause 12.2 (Tax gross-up); or
(B)	relates to a FATCA Deduction required to be made by a Party.
(c)	A Protected Party making, or intending to make, a claim under paragraph (a) above shall promptly notify the Facility Agent of the event which will give, or has given, rise to the claim, following which the Facility Agent shall notify the Obligors.
(d)	A Protected Party shall, on receiving a payment from an Obligor under this Clause 12.3 (Tax indemnity), notify the Facility Agent.
12.4	Tax Credit

If an Obligor makes a Tax Payment and the relevant Finance Party determines that:

(a)	a Tax Credit is attributable to an increased payment of which that Tax Payment forms part, to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was received; and
(b)	that Finance Party has obtained and utilised that Tax Credit, the Finance Party shall pay an amount to the Obligor which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Obligor.

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12.5	Stamp taxes

The Obligors shall pay and, within three Business Days of demand, indemnify each Secured Party against any cost, loss or liability which that Secured Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document.

12.6	VAT
(a)	All amounts expressed to be payable under a Finance Document by any Party to a Finance Party which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply, and accordingly, subject to paragraph (b) below, if VAT is or becomes chargeable on any supply made by any Finance Party to any Party under a Finance Document and such Finance Party is required to account to the relevant tax authority for the VAT, that Party must pay to such Finance Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (and such Finance Party must promptly provide an appropriate VAT invoice to that Party).
(b)	If VAT is or becomes chargeable on any supply made by any Finance Party (the "Supplier") to any other Finance Party (the "Recipient") under a Finance Document, and any Party other than the Recipient (the "Relevant Party") is required by the terms of any Finance Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration):
(i)	(where the Supplier is the person required to account to the relevant tax authority for the VAT) the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT. The Recipient must (where this sub-paragraph (i) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Recipient receives from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply; and
(ii)	(where the Recipient is the person required to account to the relevant tax authority for the VAT) the Relevant Party must promptly, following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.
(c)	Where a Finance Document requires any Party to reimburse or indemnify a Finance Party for any cost or expense, that Party shall reimburse or indemnify (as the case may be) such Finance Party for the full amount of such cost or expense, including such part of it as represents VAT, save to the extent that such Finance Party reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.
(d)	Any reference in this Clause 12.6 (VAT) to any Party shall, at any time when that Party is treated as a member of a group or unity (or fiscal unity) for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the person who is treated at that time as making the supply, or (as appropriate) receiving the supply, under the grouping rules provided for in Article 11 of Council Directive 2006/112/EC (or as implemented by the relevant member state of the European Union or equivalent provisions imposed elsewhere) so that a reference to a Party shall be construed as a reference to that Party or the relevant group or unity (or fiscal unity) of which that Party is a member for VAT purposes at the relevant time or the relevant representative member (or representative or head) of that group or unity at the relevant time (as the case may be).

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(e)	In relation to any supply made by a Finance Party to any Party under a Finance Document, if reasonably requested by such Finance Party, that Party must promptly provide such Finance Party with details of that Party's VAT registration and such other information as is reasonably requested in connection with such Finance Party's VAT reporting requirements in relation to such supply.

12.7	FATCA Information

(a)	Subject to paragraph (c) below, each Party shall, within ten Business Days of a reasonable request by another Party:

(i)	confirm to that other Party whether it is:

(A)	a FATCA Exempt Party; or

(B)	not a FATCA Exempt Party; and

(ii)	supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party's compliance with FATCA; and

(iii)	supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party's compliance with any other law, regulation or exchange of information regime.

(b)	If a Party confirms to another Party pursuant to sub-paragraph (i) of paragraph (a) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not, or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

(c)	Paragraph (a) above shall not oblige any Finance Party to do anything and sub-paragraph (iii) of paragraph (a) above shall not oblige any other Party to do anything which would or might in its reasonable opinion constitute a breach of:

(i)	any law or regulation;

(ii)	any fiduciary duty; or

(iii)	any duty of confidentiality.

(d)	If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with sub-paragraphs (i) or (ii) of paragraph (a) above (including, for the avoidance of doubt, where paragraph (c) above applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information.

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12.8	Withholding certificate etc.

(a)	Each Lender shall:

(i)	where that Lender is an Original Lender, on the date of this Agreement;

(ii)	where that Lender is a New Lender (as defined in Clause 29.1 (Assignments and transfers by the Lenders)), on the relevant Transfer Date; or

(iii)	within ten Business Days of the date of a request from the Facility Agent,

 supply to the Facility Agent:

(A)	a withholding certificate on Form W-8, IRS Form W-9 or any other relevant form (including, for the avoidance of doubt, forms required in connection with tax laws other than in the US); or

(B)	any withholding statement or other document, authorisation or waiver as the Facility Agent may require to certify or establish the status of such Lender under FATCA or that other law or regulation.

(b)	The Facility Agent shall provide any withholding certificate, withholding statement, document, authorisation or waiver it receives from a Lender pursuant to paragraph (a) above to the Borrowers.

(c)	If any withholding certificate, withholding statement, document, authorisation or waiver provided to the Facility Agent by a Lender pursuant to paragraph (a) above is or becomes materially inaccurate or incomplete, that Lender shall promptly update it and provide such updated withholding certificate, withholding statement, document, authorisation or waiver to the Facility Agent unless it is unlawful for the Lender to do so (in which case the Lender shall promptly notify the Facility Agent). The Facility Agent shall provide any such updated withholding certificate, withholding statement, document, authorisation or waiver to the Borrowers.

(d)	The Facility Agent may rely on any withholding certificate, withholding statement, document, authorisation or waiver it receives from a Lender pursuant to paragraph (a) or (c) above without further verification. The Facility Agent shall not be liable for any action taken by it under or in connection with paragraphs (a), (b) or (c) above.

12.9	FATCA Deduction

(a)	Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

(b)	Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction), notify the Party to whom it is making the payment and, in addition, shall notify each Obligor and the Facility Agent and the Facility Agent shall notify the other Finance Parties.

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13	Increased Costs
13.1	Increased costs
(a)	Subject to Clause 13.3 (Exceptions), the Borrowers shall, within three Business Days of a demand by the Facility Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of:
(i)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation; or
(ii)	compliance with any law or regulation made,

in each case after the date of this Agreement; or

(iii)	the implementation, application of or compliance with Basel III or CRD IV or any law or regulation that implements or applies Basel III or CRD IV.
(b)	In this Agreement:
(i)	"Basel III" means:
(A)	the agreements on capital requirements, a leverage ratio and liquidity standards contained in "Basel III: A global regulatory framework for more resilient banks and banking systems", "Basel III: International framework for liquidity risk measurement, standards and monitoring" and "Guidance for national authorities operating the countercyclical capital buffer" published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated;
(B)	the rules for global systemically important banks contained in "Global systemically important banks: assessment methodology and the additional loss absorbency requirement - Rules text" published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and
(C)	any further guidance or standards published by the Basel Committee on Banking Supervision relating to "Basel III".
(ii)	"CRD IV" means:
(A)	Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending regulation (EU) No. 648/2012, as amended by Regulation (EU) 2019/876;
(B)	Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC, as amended by Directive (EU) 2019/878; and
(C)	any other law or regulation which implements Basel III.
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(iii)	"Increased Costs" means:
(A)	a reduction in the rate of return from the Facility or on a Finance Party's (or its Affiliate's) overall capital;
(B)	an additional or increased cost; or
(C)	a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document.

(c)	Notwithstanding anything in this Clause above to the contrary, the Dodd-Frank Wall Street Reform and Consumer Protection Act, and all requests, rules, guidelines and directives promulgated thereunder, are deemed to have been introduced or adopted after the date of this Agreement, regardless of the date enacted or adopted.
13.2	Increased cost claims
(a)	A Finance Party intending to make a claim pursuant to Clause 13.1 (Increased costs) shall notify the Facility Agent of the event giving rise to the claim, following which the Facility Agent shall promptly notify the Borrowers.
(b)	Each Finance Party shall, as soon as practicable after a demand by the Facility Agent, provide a certificate confirming the amount of its Increased Costs.
13.3	Exceptions

Clause 13.1 (Increased costs) does not apply to the extent any Increased Cost is:

(a)	attributable to a Tax Deduction required by law to be made by an Obligor;
(b)	attributable to a FATCA Deduction required to be made by a Party;
(c)	compensated for by Clause 12.3 (Tax indemnity) (or would have been compensated for under Clause 12.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in paragraph (b) of Clause 12.3 (Tax indemnity) applied);
(d)	attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation; or
(e)	incurred by a Hedge Counterparty in its capacity as such.
14	Other Indemnities
14.1	Currency indemnity
(a)	If any sum due from an Obligor under the Finance Documents (a "Sum"), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the "First Currency") in which that Sum is payable into another currency (the "Second Currency") for the purpose of:
(i)	making or filing a claim or proof against that Obligor; or
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(ii)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

that Obligor shall, as an independent obligation, on demand, indemnify each Secured Party to which that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b)	Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.
(c)	This Clause 14.1 (Currency indemnity) does not apply to any sum due to a Hedge Counterparty in its capacity as such.
14.2	Other indemnities
(a)	Each Obligor shall, on demand, indemnify each Secured Party against any cost, loss or liability incurred by it (acting reasonably) as a result of:
(i)	the occurrence of any Event of Default;
(ii)	a failure by a Transaction Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 34 (Sharing among the Finance Parties);
(iii)	funding, or making arrangements to fund, its participation in an Advance requested by the Borrowers in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Secured Party alone); or
(iv)	the Loan (or part of the Loan) not being prepaid in accordance with a notice of prepayment given by the Borrowers.
(b)	Each Obligor shall, on demand, indemnify each Finance Party, each Affiliate of a Finance Party and each officer or employee of a Finance Party or its Affiliate (each such person for the purposes of this Clause 14.2 (Other indemnities) an "Indemnified Person"), against any cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by that Indemnified Person pursuant to or in connection with any litigation, arbitration or administrative proceedings or regulatory enquiry, in connection with or arising out of the entry into and the transactions contemplated by the Finance Documents, having the benefit of any Security constituted by the Finance Documents or which relates to the condition or operation of, or any incident occurring in relation to, any Ship unless such cost, loss or liability is caused by the gross negligence or wilful misconduct of that Indemnified Person.
(c)	Without limiting, but subject to any limitations set out in paragraph (b) above, the indemnity in paragraph (b) above shall cover any cost, loss or liability incurred by each Indemnified Person in any jurisdiction:
(i)	arising or asserted under or in connection with any law relating to safety at sea, the ISM Code, any Environmental Law or any Sanctions; or
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(ii)	in connection with any Environmental Claim.
(d)	Each Obligor agrees that no Finance Party shall have any liability to any Obligor whether in tort, contract or otherwise for losses suffered by any Obligor in connection with, arising out of or in any way related to the transactions contemplated and the relationship established by any of the Finance Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of a competent jurisdiction that such losses resulted from the gross negligence or wilful misconduct of the party from which recovery is sought. No Finance Party shall be liable for any damages arising from the use of others of any information or other materials obtained through 'intralinks' or other similar information transmission systems in connection with any of the Finance Documents and in no event shall any Finance Party be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not that Finance Party has been advised of the possibility of such loss or damages.
(e)	Any Affiliate or any officer or employee of a Finance Party or of any of its Affiliates may rely on this Clause 14.2 (Other indemnities) subject to Clause 1.5 (Third party rights) and the provisions of the Third Parties Act.
14.3	Indemnity to the Facility Agent

Each Obligor shall, on demand, indemnify the Facility Agent against:

(a)	any cost, loss or liability incurred by the Facility Agent (acting reasonably) as a result of:
(i)	investigating any event which it reasonably believes is a Default; or
(ii)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised; or
(iii)	instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under the Finance Documents; and
(b)	any cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by the Facility Agent (otherwise than by reason of the Facility Agent's gross negligence or wilful misconduct) or, in the case of any cost, loss or liability pursuant to Clause 35.11 (Disruption to Payment Systems etc.) notwithstanding the Facility Agent's negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Facility Agent in acting as Facility Agent under the Finance Documents.
14.4	Indemnity to the Security Agent
(a)	Each Obligor shall, on demand, indemnify the Security Agent and every Receiver and Delegate against any cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by any of them:
(i)	in relation to or as a result of:
(A)	any failure by a Borrower to comply with its obligations under Clause 16 (Costs and Expenses);
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(B)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised;
(C)	the taking, holding, protection or enforcement of the Finance Documents and the Transaction Security;
(D)	the exercise of any of the rights, powers, discretions, authorities and remedies vested in the Security Agent and each Receiver and Delegate by the Finance Documents or by law;
(E)	any default by any Transaction Obligor in the performance of any of the obligations expressed to be assumed by it in the Finance Documents;
(F)	any action by any Transaction Obligor which vitiates, reduces the value of, or is otherwise prejudicial to, the Transaction Security; and
(G)	instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under the Finance Documents.
(ii)	acting as Security Agent, Receiver or Delegate under the Finance Documents or which otherwise relates to any of the Security Property or the performance of the terms of this Agreement or the other Finance Documents (otherwise, in each case, than by reason of the relevant Security Agent's, Receiver's or Delegate's gross negligence or wilful misconduct).
(b)	The Security Agent and every Receiver and Delegate may, in priority to any payment to the Secured Parties, indemnify itself out of the Security Assets in respect of, and pay and retain, all sums necessary to give effect to the indemnity in this Clause 14.4 (Indemnity to the Security Agent) and shall have a lien on the Transaction Security and the proceeds of the enforcement of the Transaction Security for all monies payable to it.
15	Mitigation by the Finance Parties
15.1	Mitigation
(a)	Each Finance Party shall, in consultation with the Borrowers, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 7.1 (Illegality), Clause 12 (Tax Gross Up and Indemnities), Clause 13 (Increased Costs) or including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.
(b)	Paragraph (a) above does not in any way limit the obligations of any Transaction Obligor under the Finance Documents.
15.2	Limitation of liability
(a)	Each Obligor shall, on demand, indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 15.1 (Mitigation).
(b)	A Finance Party is not obliged to take any steps under Clause 15.1 (Mitigation) if either:
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(i)	a Default has occurred and is continuing; or
(ii)	in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.
16	Costs and Expenses
16.1	Transaction expenses

The Obligors shall, on demand, pay the Facility Agent and the Security Agent the amount of all documented costs and expenses (including legal fees) incurred by any Secured Party, and approved the Borrowers in advance, in connection with the negotiation, preparation, printing, execution, syndication and perfection of:

(a)	this Agreement and any other documents referred to in this Agreement or in a Security Document; and
(b)	any other Finance Documents executed after the date of this Agreement.
16.2	Amendment costs

If:

(a)	a Transaction Obligor requests an amendment, waiver or consent; or
(b)	an amendment is required either pursuant to Clause 35.9 (Change of currency) or as contemplated in Clause 45.4 (Benchmark Replacement setting); or
(c)	a Transaction Obligor requests, and the Security Agent agrees to, the release of all or any part of the Security Assets from the Transaction Security,

the Obligors shall, on demand, reimburse each of the Facility Agent and the Security Agent for the amount of all costs and expenses (including legal fees) reasonably incurred by each Secured Party in responding to, evaluating, negotiating or complying with that request or requirement.

16.3	Enforcement and preservation costs

The Obligors shall, on demand, pay to each Secured Party the amount of all costs and expenses (including legal fees) incurred by that Secured Party in connection with the enforcement of, or the preservation of any rights (in which case, such costs and expenses (including legal fees) shall be documented) under, any Finance Document or the Transaction Security and with any proceedings instituted by or against that Secured Party as a consequence of it entering into a Finance Document, taking or holding the Transaction Security, or enforcing those rights.

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Section 7

Guarantees and Joint and Several Liability of Borrowers

17	Guarantee and Indemnity – Parent Guarantor
17.1	Guarantee and indemnity

The Parent Guarantor irrevocably and unconditionally:

(a)	guarantees to each Finance Party punctual performance by each Transaction Obligor other than the Parent Guarantor of all such other Transaction Obligor's obligations under the Finance Documents provided that such guarantee shall not include any Excluded Hedging Obligations of the Parent Guarantor;
(b)	undertakes with each Finance Party that whenever a Transaction Obligor other than the Parent Guarantor does not pay any amount when due under or in connection with any Finance Document, the Parent Guarantor shall immediately on demand pay that amount as if it were the principal obligor; and
(c)	agrees with each Finance Party that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify that Finance Party immediately on demand against any cost, loss or liability it incurs as a result of a Transaction Obligor other than the Parent Guarantor not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Finance Document on the date when it would have been due. The amount payable by the Parent Guarantor under this indemnity will not exceed the amount it would have had to pay under this Clause 17 (Guarantee and Indemnity – Parent Guarantor) if the amount claimed had been recoverable on the basis of a guarantee.
17.2	Continuing guarantee

This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Transaction Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

17.3	Reinstatement

If any discharge, release or arrangement (whether in respect of the obligations of any Transaction Obligor or any security for those obligations or otherwise) is made by a Secured Party in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of the Parent Guarantor under this Clause 17 (Guarantee and Indemnity – Parent Guarantor) will continue or be reinstated as if the discharge, release or arrangement had not occurred.

17.4	Waiver of defences

The obligations of the Parent Guarantor under this Clause 17 (Guarantee and Indemnity – Parent Guarantor) and in respect of any Transaction Security will not be affected or discharged by an act, omission, matter or thing which, but for this Clause 17.4 (Waiver of defences), would reduce, release or prejudice any of its obligations under this Clause 17 (Guarantee and Indemnity – Parent Guarantor) or in respect of any Transaction Security (without limitation and whether or not known to it or any Secured Party) including:

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(a)	any time, waiver or consent granted to, or composition with, any Transaction Obligor or other person;

(b)	the release of any other Transaction Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

(c)	the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect or delay in perfecting, or refusal or neglect to take up or enforce, or delay in taking or enforcing any rights against, or security over assets of, any Transaction Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of a Transaction Obligor or any other person;

(e)	any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of any Finance Document or any other document or security including, without limitation, any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any Finance Document or other document or security;

(f)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or

(g)	any insolvency or similar proceedings.

17.5	Immediate recourse

The Parent Guarantor waives any right it may have of first requiring any Secured Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person (including without limitation to commence any proceedings under any Finance Document or to enforce any Transaction Security) before claiming or commencing proceedings under this Clause 17 (Guarantee and Indemnity – Parent Guarantor). This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

17.6	Appropriations

Until all amounts which may be or become payable by the Transaction Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Secured Party (or any trustee or agent on its behalf) may:

(a)	refrain from applying or enforcing any other moneys, security or rights held or received by that Secured Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and the Parent Guarantor shall not be entitled to the benefit of the same; and
(b)	hold in an interest-bearing suspense account any moneys received from the Parent Guarantor or on account of the Parent Guarantor's liability under this Clause 17 (Guarantee and Indemnity – Parent Guarantor).
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17.7	Deferral of Parent Guarantor's rights

All rights which the Parent Guarantor at any time has (whether in respect of this guarantee, a mortgage or any other transaction) against any Borrower, any other Transaction Obligor or their respective assets shall be fully subordinated to the rights of the Secured Parties under the Finance Documents and until the end of the Security Period and unless the Facility Agent otherwise directs, the Parent Guarantor will not exercise any rights which it may have (whether in respect of any Finance Document to which it is a Party or any other transaction) by reason of performance by it of its obligations under the Finance Documents or by reason of any amount being payable, or liability arising, under this Clause 17 (Guarantee and Indemnity – Parent Guarantor):

(a)	to be indemnified by a Transaction Obligor;
(b)	to claim any contribution from any third party providing security for, or any other guarantor of, any Transaction Obligor's obligations under the Finance Documents;
(c)	to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Secured Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Secured Party;
(d)	to bring legal or other proceedings for an order requiring any Transaction Obligor to make any payment, or perform any obligation, in respect of which the Parent Guarantor has given a guarantee, undertaking or indemnity under Clause 17.1 (Guarantee and indemnity);
(e)	to exercise any right of set-off against any Transaction Obligor; and/or
(f)	to claim or prove as a creditor of any Transaction Obligor in competition with any Secured Party.

If the Parent Guarantor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Secured Parties by the Transaction Obligors under or in connection with the Finance Documents to be repaid in full on trust for the Secured Parties and shall promptly pay or transfer the same to the Facility Agent or as the Facility Agent may direct for application in accordance with Clause 35 (Payment Mechanics).

17.8	Additional security

This guarantee and any other Security given by the Parent Guarantor is in addition to and is not in any way prejudiced by, and shall not prejudice, any other guarantee or Security or any other right of recourse now or subsequently held by any Secured Party or any right of set-off or netting or right to combine accounts in connection with the Finance Documents.

17.9	Applicability of provisions of Guarantee to other Security

Clauses 17.2 (Continuing guarantee), 17.3 (Reinstatement), 17.4 (Waiver of defences), 17.5 (Immediate recourse), 17.6 (Appropriations), 17.7 (Deferral of Parent Guarantor's rights) and 17.8 (Additional security) shall apply, with any necessary modifications, to any Security which the Parent Guarantor creates (whether at the time at which it signs this Agreement or at any later time) to secure the Secured Liabilities or any part of them.

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18	Joint and Several Liability of the Borrowers

18.1	Joint and several liability

All liabilities and obligations of the Borrowers under this Agreement shall, whether expressed to be so or not, be joint and several.

18.2	Waiver of defences

The liabilities and obligations of a Borrower shall not be impaired by:

(a)	this Agreement being or later becoming void, unenforceable or illegal as regards any other Borrower;
(b)	any Lender or the Security Agent entering into any rescheduling, refinancing or other arrangement of any kind with any other Borrower;
(c)	any Lender or the Security Agent releasing any other Borrower or any Security created by a Finance Document; or
(d)	any time, waiver or consent granted to, or composition with any other Borrower or other person;
(e)	the release of any other Borrower or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;
(f)	the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any other Borrower or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;
(g)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of any other Borrower or any other person;
(h)	any amendment, novation, supplement, extension, restatement (however fundamental, and whether or not more onerous) or replacement of a Finance Document or any other document or security including, without limitation, any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any Finance Document or other document or security;
(i)	any unenforceability, illegality or invalidity of any obligation or any person under any Finance Document or any other document or security; or
(j)	any insolvency or similar proceedings.
18.3	Principal Debtor

Each Borrower declares that it is and will, throughout the Security Period, remain a principal debtor for all amounts owing under this Agreement and the Finance Documents and no Borrower shall, in any circumstances, be construed to be a surety for the obligations of any other Borrower under this Agreement.

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18.4	Borrower restrictions

(a)	Subject to paragraph (b) below, during the Security Period no Borrower shall:
(i)	claim any amount which may be due to it from any other Borrower whether in respect of a payment made under, or matter arising out of, this Agreement or any Finance Document, or any matter unconnected with this Agreement or any Finance Document; or
(ii)	take or enforce any form of security from any other Borrower for such an amount, or in any way seek to have recourse in respect of such an amount against any asset of any other Borrower; or
(iii)	set off such an amount against any sum due from it to any other Borrower; or
(iv)	prove or claim for such an amount in any liquidation, administration, arrangement or similar procedure involving any other Borrower; or
(v)	exercise or assert any combination of the foregoing.
(b)	If during the Security Period, the Facility Agent, by notice to a Borrower, requires it to take any action referred to in paragraph (a) above in relation to any other Borrower, that Borrower shall take that action as soon as practicable after receiving the Facility Agent's notice.
18.5	Deferral of Borrowers' rights

Until all amounts which may be or become payable by the Borrowers under or in connection with the Finance Documents have been irrevocably paid in full and unless the Facility Agent otherwise directs, no Borrower will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents:

(a)	to be indemnified by any other Borrower; or
(b)	to claim any contribution from any other Borrower in relation to any payment made by it under the Finance Documents.
19	Guarantee and Indemnity – Hedge Guarantors
19.1	Guarantee and indemnity

Each Hedge Guarantor irrevocably and unconditionally jointly and severally:

(a)	guarantees to each Hedge Counterparty punctual performance by each Borrower of all that Borrower's obligations under the Hedging Agreements provided that such guarantee shall not include any Excluded Hedging Obligations of such Hedge Guarantor;
(b)	undertakes with each Hedge Counterparty that whenever a Borrower does not pay any amount when due under or in connection with any Hedging Agreement, that Hedge Guarantor shall immediately on demand pay that amount as if it were the principal obligor; and
(c)	agrees with each Hedge Counterparty that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify that Hedge Counterparty immediately on demand against any cost, loss or liability it incurs as a result of a Borrower not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Hedging Agreement on the date when it would have been due. The amount payable by a Hedge Guarantor under this indemnity will not exceed the amount it would have had to pay under this Clause 19 (Guarantee and Indemnity – Hedge Guarantors) if the amount claimed had been recoverable on the basis of a guarantee.

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19.2	Continuing guarantee

This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Borrower under the Hedging Agreements, regardless of any intermediate payment or discharge in whole or in part.

19.3	Reinstatement

If any discharge, release or arrangement (whether in respect of the obligations of any Borrower or any security for those obligations or otherwise) is made by a Secured Party in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of each Hedge Guarantor under this Clause 19 (Guarantee and Indemnity – Hedge Guarantors) will continue or be reinstated as if the discharge, release or arrangement had not occurred.

19.4	Waiver of defences

The obligations of each Hedge Guarantor under this Clause 19 (Guarantee and Indemnity – Hedge Guarantors) and in respect of any Transaction Security will not be affected or discharged by an act, omission, matter or thing which, but for this Clause 19.4 (Waiver of defences), would reduce, release or prejudice any of its obligations under this Clause 19 (Guarantee and Indemnity – Hedge Guarantors) or in respect of any Transaction Security (without limitation and whether or not known to it or any Secured Party) including:

(a)	any time, waiver or consent granted to, or composition with, any Transaction Obligor or other person;
(b)	the release of any other Transaction Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;
(c)	the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect or delay in perfecting, or refusal or neglect to take up or enforce, or delay in taking or enforcing any rights against, or security over assets of, any Transaction Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;
(d)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of a Transaction Obligor or any other person;
(e)	any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of any Finance Document or any other document or security including, without limitation, any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any Finance Document or other document or security;
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(f)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or

(g)	any insolvency or similar proceedings.

19.5	Immediate recourse

Each Hedge Guarantor waives any right it may have of first requiring any Secured Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person (including without limitation to commence any proceedings under any Finance Document or to enforce any Transaction Security) before claiming or commencing proceedings under this Clause 19 (Guarantee and Indemnity – Hedge Guarantors). This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

19.6	Appropriations

Until all amounts which may be or become payable by the Borrowers under or in connection with the Hedging Agreements have been irrevocably paid in full, each Secured Party (or any trustee or agent on its behalf) may:

(a)	refrain from applying or enforcing any other moneys, security or rights held or received by that Secured Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Hedge Guarantor shall be entitled to the benefit of the same; and
(b)	hold in an interest-bearing suspense account any moneys received from any Hedge Guarantor or on account of any Hedge Guarantor's liability under this Clause 19 (Guarantee and Indemnity – Hedge Guarantors).
19.7	Deferral of Hedge Guarantors' rights

All rights which each Hedge Guarantor at any time has (whether in respect of this guarantee, a mortgage or any other transaction) against any Borrower, any other Transaction Obligor or their respective assets shall be fully subordinated to the rights of the Secured Parties under the Finance Documents and until the end of the Security Period and unless the Facility Agent otherwise directs, no Hedge Guarantor will exercise any rights which it may have (whether in respect of any Finance Document to which it is a Party or any other transaction) by reason of performance by it of its obligations under the Finance Documents or by reason of any amount being payable, or liability arising, under this Clause 19 (Guarantee and Indemnity – Hedge Guarantors):

(a)	to be indemnified by a Transaction Obligor;
(b)	to claim any contribution from any third party providing security for, or any other guarantor of, any Transaction Obligor's obligations under the Finance Documents;
(c)	to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Secured Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Secured Party;
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(d)	to bring legal or other proceedings for an order requiring any Transaction Obligor to make any payment, or perform any obligation, in respect of which any Hedge Guarantor has given a guarantee, undertaking or indemnity under Clause 19 (Guarantee and Indemnity – Hedge Guarantors);

(e)	to exercise any right of set-off against any Transaction Obligor; and/or

(f)	to claim or prove as a creditor of any Transaction Obligor in competition with any Secured Party.

If a Hedge Guarantor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Secured Parties by the Transaction Obligors under or in connection with the Finance Documents to be repaid in full on trust for the Secured Parties and shall promptly pay or transfer the same to the Facility Agent or as the Facility Agent may direct for application in accordance with Clause 35 (Payment Mechanics).

19.8	Additional security

This guarantee and any other Security given by a Hedge Guarantor is in addition to and is not in any way prejudiced by, and shall not prejudice, any other guarantee or Security or any other right of recourse now or subsequently held by any Secured Party or any right of set-off or netting or right to combine accounts in connection with the Finance Documents.

19.9	Keepwell

Each Obligor that is a Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Obligor to honor all of such other Obligor's obligations under this Clause 19 (Guarantee and Indemnity – Hedge Guarantors), or (as the case may be) Clause 17 (Guarantee and Indemnity – Parent Guarantor), in respect of the Hedging Obligations guaranteed hereby (provided that each Obligor that provides such undertaking shall be liable under this Clause 19.11 (Applicability of provisions of Guarantee to other Security) only for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Clause 19.11 (Applicability of provisions of Guarantee to other Security), or otherwise under Clause 19 (Guarantee and Indemnity – Hedge Guarantors) or (as the case may be) Clause 17 (Guarantee and Indemnity – Parent Guarantor), voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). Each Obligor intends that this Clause 19.9 (Keepwell) constitutes, and this Clause 19.9 (Keepwell) shall be deemed to constitute, a "keepwell, support, or other agreement" for the benefit of each other Obligor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

19.10	Acknowledgement regarding any supported QFCs
(a)	To the extent that the Finance Documents provide support, through a guarantee or otherwise, for Hedging Agreements or any other agreement or instrument that is a QFC (such support, "QFC Credit Support" and each such QFC a "Supported QFC"), the Parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the "U.S. Special Resolution Regimes") in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Finance Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

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(i)	In the event a Covered Entity that is party to a Supported QFC (each, a "Covered Party") becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Finance Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Finance Documents were governed by the laws of the United States or a state of the United States.

(b)	For the purposes of this Clause 19.10 (Acknowledgement regarding any supported QFCs) the following terms have the following meanings:

(i)	"BHC Act Affiliate" of a party means an "affiliate" (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

(ii)	"Covered Entity" means any of the following:

(A)	"covered entity" as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(B)	a "covered bank" as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(C)	a "covered FSI" as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

(iii)	"Default Right" has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

(iv)	"QFC" has the meaning assigned to the term "qualified financial contract" in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

19.11	Applicability of provisions of Guarantee to other Security

Clauses 19.2 (Continuing guarantee), 19.3 (Reinstatement), 19.4 (Waiver of defences), 19.5 (Immediate recourse), 19.6 (Appropriations), 19.7 (Deferral of Hedge Guarantors' rights) and 19.8 (Additional security) shall apply, with any necessary modifications, to any Security which a Hedge Guarantor creates (whether at the time at which it signs this Agreement or at any later time) to secure the Secured Liabilities or any part of them.
19.12

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Section 8

Representations, Undertakings and Events of Default

20	Representations
20.1	General
(a)	Each ~~respective Obligor~~ Original Borrower and the Parent Guarantor makes the representations and warranties set out in this Clause 20 (Representations) to each Finance Party on the date of this Agreement~~, or as the case may be in respect of Borrower G, on the Effective Date.~~.
(b)	Borrower G makes the representations and warranties set out in this Clause 20 (Representations) to each Finance Party on the Effective Date.
(c)	Borrower H and Borrower I the representations and warranties set out in this Clause 20 (Representations) to each Finance Party on the Second Effective Date.
20.2	Status
(a)	It is a ~~limited liability company (in the case of Borrower E) or corporation (in the case of Borrower A, Borrower B, Borrower C, Borrower D, Borrower F, Borrower G and the Parent Guarantor), duly~~ corporation incorporated and validly existing in good standing under the law of its Original Jurisdiction.
(b)	It and each Transaction Obligor has the power to own its assets and carry on its business as it is being conducted.
20.3	Share capital and ownership
(a)	Borrower A is authorised to issue 500 bearer and/or registered shares with no par value, all of which have been issued in registered form and are fully paid and non-assessable.
(b)	Borrower B is authorised to issue 500 bearer and/or registered shares with no par value, all of which have been issued in registered form and are fully paid and non-assessable.
(c)	Borrower C is authorised to issue 500 bearer and/or registered shares with no par value, all of which have been issued in registered form and are fully paid and non-assessable.
(d)	Borrower D is authorised to issue 500 bearer and/or registered shares with no par value, all of which have been issued in registered form and are fully paid and non-assessable.
~~(e)~~	~~Borrower E has an authorised share capital divided into 1,200 shares of Euro 1.00 each, all of which shares have been issued fully paid.~~
(e)	~~(f)~~Borrower F is authorised to issue 500 registered shares with no par value, all of which have been issued in registered form and are fully paid and non-assessable.
(f)	~~(g)~~Borrower G is authorised to issue 500 registered shares with no par value, all of which have been issued in registered form and are fully paid and non-assessable.
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(g)	Borrower H is authorised to issue 500 registered shares with no par value, all of which have been issued in registered form and are fully paid and non-assessable.

(h)	Borrower I is authorised to issue 500 registered shares with no par value, all of which have been issued in registered form and are fully paid and non-assessable.

(i)	~~(h)~~The legal title to and beneficial interest in the shares in each Borrower is held by the Parent Guarantor free of any Security (other than Permitted Security) or any other claim.

(j)	~~(i)~~None of the shares in any Borrower is subject to any option to purchase, pre-emption rights or similar rights.

20.4	Binding obligations

Subject to the Legal Reservations, the obligations expressed to be assumed by it in each Transaction Document to which it is a party are legal, valid, binding and enforceable obligations.

20.5	Validity, effectiveness and ranking of Security
(a)	Each Finance Document to which it is a party does now or, as the case may be, will upon execution and delivery create, subject to the Legal Reservations and the Perfection Requirements, the Security it purports to create over any assets to which such Security, by its terms, relates, and such Security will, when created or intended to be created, be valid and effective.
(b)	No third party has or will have any Security (except for Permitted Security) over any assets that are the subject of any Transaction Security granted by it.
(c)	Subject to the Legal Reservations and Perfection Requirements, the Transaction Security granted by it to the Security Agent or any other Secured Party has or will when created or intended to be created have first ranking priority or such other priority it is expressed to have in the Finance Documents and is not subject to any prior ranking or pari passu ranking Security.
(d)	No concurrence, consent or authorisation of any person is required for the creation of or otherwise in connection with any Transaction Security.
20.6	Non-conflict with other obligations

The entry into and performance by it of, and the transactions contemplated by, each Transaction Document to which it is a party do not and will not conflict with:

(a)	any law or regulation applicable to it;
(b)	the constitutional documents of any Transaction Obligor; or
(c)	any agreement or instrument binding upon any Transaction Obligor or any Transaction Obligor's assets or constitute a default or termination event (however described) under any such agreement or instrument.
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20.7	Power and authority

(a)	It has or, as the case may be, will have by the relevant Utilisation Date the power to enter into, perform and deliver, and has taken or, as the case may be will take by the relevant Utilisation Date, all necessary action to authorise:

(i)	its entry into, performance and delivery of, each Transaction Document to which it is or will be a party and the transactions contemplated by those Transaction Documents;

(ii)	in the case of Borrower A, its registration of Ship A under its Approved Flag;

(iii)	in the case of Borrower B, its registration of Ship B under its Approved Flag;

(iv)	in the case of Borrower C, its registration of Ship C under its Approved Flag;

(v)	in the case of Borrower D, its registration of Ship D under its Approved Flag;

~~(vi)~~	~~in the case of Borrower E, its registration of Ship E under its Approved Flag;~~

(vi)	~~(vii)~~in the case of Borrower F, its registration of Ship F under its Approved Flag; ~~and~~

(vii)	~~(viii)~~in the case of Borrower G, its registration of Ship G under its Approved Flag~~.~~;

(viii)	in the case of Borrower H, its registration of Ship H under its Approved Flag; and

(ix)	in the case of Borrower I, its registration of Ship I under its Approved Flag.

(b)	No limit on its powers will be exceeded as a result of the borrowing, granting of security or giving of guarantees or indemnities contemplated by the Transaction Documents to which it is a party.

20.8	Validity and admissibility in evidence

All Authorisations required or desirable:

(a)	to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Transaction Documents to which it is a party; and
(b)	to make the Transaction Documents to which it is a party admissible in evidence in its Relevant Jurisdictions,

have been obtained or effected and are in full force and effect.

20.9	Governing law and enforcement
(a)	Subject to the Legal Reservations, the choice of governing law of each Transaction Document to which it is a party will be recognised and enforced in its Relevant Jurisdictions.
(b)	Subject to the Legal Reservations, any judgment obtained in relation to a Transaction Document to which it is a party in the jurisdiction of the governing law of that Transaction Document will be recognised and enforced in its Relevant Jurisdictions.
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20.10	Insolvency

No:

(a)	corporate action, legal proceeding or other procedure or step described in paragraph (a) of Clause 28.8 (Insolvency proceedings); or
(b)	creditors' process described in Clause 28.9 (Creditors' process),

has been taken or, to its knowledge, threatened in relation to a member of the Group; and none of the circumstances described in Clause 28.7 (Insolvency) applies to a member of the Group.

20.11	No filing or stamp taxes
~~(a)~~	~~registration of each Mortgage and each Mortgage Addendum (as applicable) at the registry of the Approved Flag applicable to the relevant Ship; and~~
~~(b)~~	~~registration of the Shares Security and the Supplemental Shares Security of Borrower E at the Malta Business Registry pursuant to Regulation 37 (2) (Form G).~~

Under the laws of its Relevant Jurisdictions it is not necessary that the Finance Documents to which it is a party be registered, filed, recorded, notarised or enrolled with any court or other authority in that jurisdiction or that any stamp, registration, notarial or similar Taxes or fees be paid on or in relation to the Finance Documents to which it is a party or the transactions contemplated by those Finance Documents except ~~:~~registration of each Mortgage and each Mortgage Addendum (as applicable) at the registry of the Approved Flag applicable to the relevant Ship and which registration, filings and taxes and fees (if any) will be made and paid promptly after the date of the relevant Finance Documents.

20.12	Deduction of Tax

It is not required to make any Tax Deduction from any payment it may make under any Finance Document to which it is a party.

20.13	No default
(a)	No Event of Default and, on the date of this Agreement and on the relevant Utilisation Date, no Default is continuing or is reasonably expected to result from the making of any Utilisation or the entry into, the performance of, or any transaction contemplated by, any Transaction Document.
(b)	No other event or circumstance is outstanding which constitutes a default or a termination event (however described) under any other agreement or instrument which is binding on it or to which its assets are subject which might have a Material Adverse Effect.
20.14	No misleading information
(a)	Any factual information provided by any Transaction Obligor for the purposes of this Agreement was true and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated.
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(b)	The financial projections contained in any such information have been prepared on the basis of recent historical information and on the basis of reasonable assumptions.

(c)	Nothing has occurred or been omitted from any such information and no information has been given or withheld that results in any such information being untrue or misleading in any material respect.

20.15	Financial Statements

(a)	Its Original Financial Statements were prepared in accordance with IFRS consistently applied.

(b)	Its Original Financial Statements fairly present of its financial condition as at the end of the relevant financial year and its results of operations during the relevant financial year (consolidated in the case of the Parent Guarantor).

(c)	There has been no material adverse change in its assets, business or financial condition (or the assets, business or consolidated financial condition of the Group, in the case of the Parent Guarantor) since 30 December 2020.

(d)	Its most recent financial statements delivered pursuant to Clause 21.2 (Financial statements):

(i)	have been prepared in accordance with Clause 21.4 (Requirements as to financial statements); and

(ii)	fairly present its financial condition as at the end of the relevant financial year and operations during the relevant financial year (consolidated in the case of the Parent Guarantor).

(e)	Since the date of the most recent financial statements delivered pursuant to Clause 21.2 (Financial statements) there has been no material adverse change in its business, assets or financial condition (or the business or consolidated financial condition of the Group, in the case of the Guarantor).

20.16	Pari passu ranking

Its payment obligations under the Finance Documents to which it is a party rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

20.17	No proceedings pending or threatened
(a)	No litigation, arbitration or administrative proceedings or investigations (including proceedings or investigations relating to any alleged or actual breach of the ISM Code or of the ISPS Code) of or before any court, arbitral body or agency which, if adversely determined, might reasonably be expected to have a Material Adverse Effect have (to the best of its knowledge and belief (having made due and careful enquiry)) been started or threatened against it or any Approved Manager.
(b)	No judgment or order of a court, arbitral tribunal or other tribunal or any order or sanction of any governmental or other regulatory body which might reasonably be expected to have a Material Adverse Effect has (to the best of its knowledge and belief (having made due and careful enquiry)) been made against it or any Approved Manager.
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20.18	Valuations

(a)	All information supplied by it or on its behalf to an Approved Valuer for the purposes of a valuation delivered to the Facility Agent in accordance with this Agreement was true and accurate as at the date it was supplied or (if appropriate) as at the date (if any) at which it is stated to be given.

(b)	It has not omitted to supply any information to an Approved Valuer which, if disclosed, would adversely affect any valuation prepared by such Approved Valuer.

(c)	There has been no change to the factual information provided pursuant to paragraph (a) above in relation to any valuation between the date such information was provided and the date of that valuation which, in either case, renders that information untrue or misleading in any material respect.

20.19	No breach of laws

It has not (and no other Transaction Obligor has) breached any law or regulation which breach has or is reasonably likely to have a Material Adverse Effect.

20.20	No Charter

No Ship is subject to any Charter other than a Permitted Charter.

20.21	Compliance with Environmental Laws

All Environmental Laws relating to the ownership, operation and management of each Ship and the business of each Transaction Obligor (as now conducted and as reasonably anticipated to be conducted in the future) and the terms of all Environmental Approvals have been complied with.

20.22	No Environmental Claim

No Environmental Claim has been made or threatened against any Transaction Obligor or any Ship.

20.23	No Environmental Incident

No Environmental Incident has occurred and no person has claimed that an Environmental Incident has occurred.

20.24	ISM and ISPS Code compliance

All requirements of the ISM Code and the ISPS Code as they relate to each Borrower, each Approved Manager and each Ship have been complied with.

20.25	Taxes paid
(a)	It is not materially overdue in the filing of any Tax returns and it is not overdue in the payment of any amount in respect of Tax.
(b)	No claims or investigations are being, or are reasonably likely to be, made or conducted against it with respect to Taxes.
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20.26	Financial Indebtedness

No Borrower has any Financial Indebtedness outstanding other than Permitted Financial Indebtedness.

20.27	Overseas companies

No Transaction Obligor has delivered particulars, whether in its name stated in the Finance Documents or any other name, of any UK Establishment to the Registrar of Companies as required under the Overseas Regulations or, if it has so registered, it has provided to the Facility Agent sufficient details to enable an accurate search against it to be undertaken by the Lenders at the Companies Registry.

20.28	Good title to assets

It has good, valid and marketable title to, or valid leases or licences of, and all appropriate Authorisations to use, the assets necessary to carry on its business as presently conducted.

20.29	Ownership
(a)	On the relevant Utilisation Date, each Borrower will be the sole legal and beneficial owner of its Ship, its Earnings and its Insurances.
(b)	With effect on and from the date of its creation or intended creation, each Transaction Obligor will be the sole legal and beneficial owner of any asset that is the subject of any Transaction Security created or intended to be created by such Transaction Obligor.
(c)	The constitutional documents of each Transaction Obligor do not and could not restrict or inhibit any transfer of the shares of the Borrowers on creation or enforcement of the security conferred by the Security Documents.
20.30	Centre of main interests and establishments

For the purposes of The Council of the European Union Regulation No. 2015/848 on Insolvency Proceedings (recast)(the "Regulation"), its centre of main interest (as that term is used in Article 3(1) of the Regulation) is situated in Greece and it has no "establishment" (as that term is used in Article 2(10) of the Regulation) in any other jurisdiction.

20.31	Place of business

No Transaction Obligor has a place of business in any country other than Greece and its head office functions are carried out at 128 Vouliagmenis Avenue, 166 74 Glyfada, Greece.

20.32	No employee or pension arrangements
(a)	No Borrower has any employees or any liabilities under any pension scheme.
(b)	Within the last six years, no Transaction Obligor nor any ERISA Affiliate has sponsored, maintained or was obligated to contribute to any Plan.
(c)	No Transaction Obligor is deemed to be an entity whose underlying assets constitute "plan assets" within the meaning of 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA.
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(d)	The execution and delivery of this Agreement and the consummation of the transactions hereunder will not involve any non-exempt "prohibited transaction" for purposes of Section 406 of ERISA or Section 4975 of the Code.

20.33	Sanctions

(a)	Neither any Transaction Obligor nor any other member of the Group nor any of their respective Subsidiaries, directors or officers (nor to the Borrowers' best knowledge, none of any such person's employees or agents):

(i)	is a Prohibited Person;

(ii)	has violated or is violating any Sanctions;

(iii)	has received notice of or is aware of any claim, action, suit, proceeding or investigation against it with respect to Sanctions by any Sanctions Authority; or

(iv)	is knowingly engaged in any activity that would reasonably be expected to result in such person being designated as a Prohibited Person

(b)	Each of the Transaction Obligors has implemented and maintains in effect a Sanctions compliance policy which, in accordance with the recommendations of the Sanctions Advisory, is designed to ensure compliance by each such Transaction Obligor, its Subsidiaries and their respective directors, officers, employees and agents with Sanctions.

(c)	No Ship is a Sanctioned Ship.

20.34	US Tax Obligor

No Transaction Obligor is a US Tax Obligor.

20.35	Margin Regulations; Investment Company Act
(a)	No Obligor is engaged, nor will it engage in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System of the United States), and no proceeds of any Advance will be used to buy or carry any margin stock or to extend credit to others for the purpose of buying or carrying any margin stock.
(b)	No Transaction Obligor is nor is it required to be registered as an "investment company" under the United States of America Investment Company Act of 1940.
20.36	Anti-bribery

No part of the proceeds of the Loan will be used, directly or indirectly, for any payments to any government official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

20.37	Eligible Contract Participant

If it is a party to a Hedging Agreement, it is an "eligible contract participant" under the Commodity Exchange Act or any regulations promulgated thereunder.

20.38	Patriot Act

To the extent applicable each Obligor is in compliance with (i) the Trading with the Enemy Act, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V) and any other enabling legislation or executive order relating thereto and (ii) the PATRIOT Act.

20.39	Repetition

The Repeating Representations are deemed to be made by each Obligor by reference to the facts and circumstances then existing on the date of the relevant Utilisation Request and the first day of each Interest Period.

21	Information Undertakings
21.1	General

The undertakings in this Clause 21 (Information Undertakings) remain in force throughout the Security Period or ~~as~~ , in the case ~~may be in respect~~ of Borrower G~~, as~~  on and from the Effective Date or, in the case of Borrower H and Borrower I on and from the Second Effective Date, unless the Facility Agent, acting with the authorisation of the Majority Lenders (or, where specified, all the Lenders), may otherwise permit.

21.2	Financial statements

The respective Obligors shall supply to the Facility Agent in sufficient copies for all the Lenders:

(a)	as soon as they become available, but in any event within 120 days after the end of each of the Parent Guarantor's financial years, the audited consolidated financial statements of the Parent Guarantor for that financial year;
(b)	as soon as they become available, but in any event within 90 days after the end of the Borrowers' Fiscal Quarter their respective unaudited balance sheet, income statement and cash flow statements presented on an aggregate basis;
(c)	as soon as they become available, but in any event within 75 days after the end of the Parent Guarantor's Fiscal Quarter, the consolidated unaudited financial statements for that Fiscal Quarter of the Parent Guarantor;
(d)	as soon as possible, but in any event within 30 days after the end of each financial year of each Borrower, a budget in a format approved by the Facility Agent which shows all anticipated income and expenditure in respect of each Ship during the next financial year of that Borrower; and
(e)	after the end of each Fiscal Quarter, the bank account statements in relation to each of the Greek Accounts.
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21.3	Compliance Certificate and DSCR Certificate

(a)	The Parent Guarantor shall supply to the Facility Agent, with each set of financial statements delivered pursuant to paragraphs (a) and (c) of Clause 21.2 (Financial statements):

(i)	a Compliance Certificate, setting out (in reasonable detail) computations as to compliance with Clause 22 (Financial Covenants) as at the date as at which those financial statements were drawn up and the balance standing to the credit of each Greek Account; and

(ii)	if a Distribution is made pursuant to Clause 22.5 (Debt Service Coverage Ratio), a DSCR Certificate, setting out (in reasonable detail) computations as to compliance with Clauses 22.5 (Debt Service Coverage Ratio) and 23.18 (Dividends) as at the date at which those financial statements were drawn up.

(b)	Each Compliance Certificate and each DSCR Certificate shall be signed by one director or, as the case may be, officer of the Parent Guarantor.

21.4	Requirements as to financial statements

(a)	Each set of financial statements delivered by an Obligor pursuant to Clause 21.2 (Financial statements) shall be certified by a director of the relevant company as giving a true and fair view (if audited) or fairly presenting (if unaudited) its financial condition and operations as at the date as at which those financial statements were drawn up.

(b)	The Obligors shall procure that each set of financial statements delivered pursuant to Clause 21.2 (Financial statements) is prepared using IFRS, accounting practices and financial reference periods consistent with those applied in the preparation of the Original Financial Statements for the Parent Guarantor unless, in relation to any set of financial statements, it notifies the Facility Agent that there has been a change in IFRS, the accounting practices or reference periods and its auditors (or, if appropriate, the auditors of that Obligor) deliver to the Facility Agent:

(i)	a description of any change necessary for those financial statements to reflect the IFRS, accounting practices and reference periods upon which the Parent Guarantor's financial statements were prepared; and

(ii)	sufficient information, in form and substance as may be reasonably required by the Facility Agent, to enable the Lenders to determine whether Clause 22 (Financial Covenants) has been complied with and make an accurate comparison between the financial position indicated in those financial statements and the Parent Guarantor's Original Financial Statements.

Any reference in this Agreement to those financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Original Financial Statements were prepared.

21.5	DAC6
(a)	In this Clause 21.5 (DAC6), "DAC6" means the Council Directive of 25 May 2018 (2018/822/EU) amending Directive 2011/16/EU or any replacement legislation applicable in the United Kingdom.
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(b)	The Borrowers shall supply to the Facility Agent (in sufficient copies for all the Lenders, if the Facility Agent so requests):

(i)	promptly upon the making of such analysis or the obtaining of such advice, any analysis made or advice obtained on whether any transaction contemplated by the Transaction Documents or any transaction carried out (or to be carried out) in connection with any transaction contemplated by the Transaction Documents contains a hallmark as set out in Annex IV of DAC6; and

(ii)	promptly upon the making of such reporting and to the extent permitted by applicable law and regulation, any reporting made to any governmental or taxation authority by or on behalf of any member of the Group or by any adviser to such member of the Group in relation to DAC6 or any law or regulation which implements DAC6 and any unique identification number issued by any governmental or taxation authority to which any such report has been made (if available).

21.6	Information: miscellaneous

Each Obligor shall supply to the Facility Agent (in sufficient copies for all the Lenders, if the Facility Agent so requests):

(a)	promptly after the Facility Agent's demand all documents dispatched by it to its shareholders (or any class of them) or its creditors generally at the same time as they are dispatched;
(b)	promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings or investigations (including proceedings or investigations relating to any actual breach of the ISM Code or of the ISPS Code) which are current or pending against any Transaction Obligor, and which might, if adversely determined, have a Material Adverse Effect;
(c)	as soon as practicable upon becoming aware of any fact indicating that it or any other Transaction Obligor or any other member of the Group may be in breach, or be exposed to a breach, of Sanctions, provided that the notification as such does not constitute a breach of mandatory law applicable to it;
(d)	promptly upon becoming aware of them, the details of any judgment or order of a court, arbitral body or agency which is made against any member of the Group and which might have a Material Adverse Effect;
(e)	promptly, its constitutional documents where these have been amended or varied;
(f)	promptly, such further information and/or documents regarding:
(i)	each Ship, goods transported on each Ship, its Earnings and its Insurances;
(ii)	the Security Assets;
(iii)	compliance of the Transaction Obligors with the terms of the Finance Documents;
(iv)	the financial condition, business and operations of any member of the Group; and
(v)	the Greek Accounts, as any Finance Party (through the Facility Agent) may reasonably request; and

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(g)	promptly, such further information and/or documents as any Finance Party (through the Facility Agent) may reasonably request so as to enable such Finance Party to comply with any laws applicable to it or as may be required by any regulatory authority.

21.7	Notification of Default

(a)	Each Obligor shall notify the Facility Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless that Obligor is aware that a notification has already been provided by another Obligor).

(b)	Promptly upon a request by the Facility Agent, each Borrower shall supply to the Facility Agent a certificate signed by two of its directors or senior officers on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

21.8	Use of websites

(a)	Each Obligor may satisfy its obligation under the Finance Documents to which it is a party to deliver any information in relation to those Lenders (the "Website Lenders") which accept this method of communication by posting this information onto an electronic website designated by the Borrowers and the Facility Agent (the "Designated Website") if:

(i)	the Facility Agent expressly agrees (after consultation with each of the Lenders) that it will accept communication of the information by this method;

(ii)	both the relevant Obligor and the Facility Agent are aware of the address of and any relevant password specifications for the Designated Website; and

(iii)	the information is in a format previously agreed between the relevant Obligor and the Facility Agent.

If any Lender (a "Paper Form Lender") does not agree to the delivery of information electronically then the Facility Agent shall notify the Obligors accordingly and each Obligor shall supply the information to the Facility Agent (in sufficient copies for each Paper Form Lender) in paper form. In any event each Obligor shall supply the Facility Agent with at least one copy in paper form of any information required to be provided by it.

(b)	The Facility Agent shall supply each Website Lender with the address of and any relevant password specifications for the Designated Website following designation of that website by the Obligors or any of them and the Facility Agent.
(c)	An Obligor shall promptly upon becoming aware of its occurrence notify the Facility Agent if:
(i)	the Designated Website cannot be accessed due to technical failure;
(ii)	the password specifications for the Designated Website change;
(iii)	any new information which is required to be provided under this Agreement is posted onto the Designated Website;
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(iv)	any existing information which has been provided under this Agreement and posted onto the Designated Website is amended; or

(v)	if that Obligor becomes aware that the Designated Website or any information posted onto the Designated Website is or has been infected by any electronic virus or similar software.

If an Obligor notifies the Facility Agent under sub-paragraph (i) or (v) of paragraph (c) above, all information to be provided by the Obligors under this Agreement after the date of that notice shall be supplied in paper form.

(d)	Any Website Lender may request, through the Facility Agent, one paper copy of any information required to be provided under this Agreement which is posted onto the Designated Website. The Obligors shall comply with any such request within 10 Business Days.
21.9	"Know your customer" checks
(a)	If:
(i)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;
(ii)	any change in the status of a Transaction Obligor (or of a Holding Company of a Transaction Obligor) (including, without limitation, a change of ownership of a Transaction Obligor or of a Holding Company of a Transaction Obligor) after the date of this Agreement; or
(iii)	a proposed assignment or transfer by a Lender of any of its rights and obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer,

obliges a Finance Party (or, in the case of sub-paragraph (iii) above, any prospective new Lender) to comply with "know your customer" or similar identification procedures in circumstances where the necessary information is not already available to it, each Obligor shall promptly upon the request of any Finance Party supply, or procure the supply of, such documentation and other evidence as is reasonably requested by a Servicing Party (for itself or on behalf of any other Finance Party) or any Lender (for itself or, in the case of the event described in sub-paragraph (iii) above, on behalf of any prospective new Lender) in order for such Finance Party or, in the case of the event described in sub-paragraph (iii) above, any prospective new Lender to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations, including without limitation Sanctions, pursuant to the transactions contemplated in the Finance Documents including, without limitation, obtaining, verifying and recording certain information and documentation that will allow the Facility Agent and each of the Lenders to identify each Transaction Obligor in accordance with the requirements of the PATRIOT Act.

(b)	Each Lender shall promptly upon the request of a Servicing Party supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Servicing Party (for itself) in order for that Servicing Party to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations, including without limitation Sanctions, pursuant to the transactions contemplated in the Finance Documents including, without limitation, obtaining, verifying and recording certain information and documentation that will allow the Facility Agent and each of the Lenders to identify each Transaction Obligor in accordance with the requirements of the PATRIOT Act.

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22	Financial Covenants

22.1	Definitions

In this Clause 22 (Financial Covenants):

"Consolidated Funded Debt" means, in respect of the Parent Guarantor, on a consolidated basis, all Financial Indebtedness for the relevant accounting period and in accordance with IFRS consistently applied.

"Debt Service" means, for any period, an amount equal to the sum of:

(a)	the aggregate amount of the cash portion of Interest Expense of the Parent Guarantor during that period; plus
(b)	any fixed dividend (whether in cash or in kind) paid on or in respect of its preferred shares (other than any Management Preferred Dividends); plus
(c)	the aggregate amount of any repayment instalments at the Parent Guarantor level during that period.

"Debt Service Coverage Ratio" means, for any period, the ratio of:

(a)	the aggregate EBITDA of the Parent Guarantor for that period; to
(b)	the Debt Service for such period.

"DSCR Testing Date" has the meaning given to it in Clause 22.5 (Debt Service Coverage Ratio).

"EBITDA" means, in relation to the Parent Guarantor for any period, an amount equal to:

(a)	the net income of the Parent Guarantor for such period as determined in accordance with IFRS;

minus

(b)	the sum of (without double counting):
(i)	any income tax credit for such period;
(ii)	any interest income for such period;
(iii)	any gain from any extraordinary item for such period;
(iv)	the aggregate net gain or loss during such period arising from the sale, exchange or other disposition of any capital asset by the Parent Guarantor (including any fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets and all securities); and
(v)	any other non-cash gains that have been added in determining the net income of the Parent Guarantor for such period, in each case to the extent included in the calculation of the net income of the Parent Guarantor for such period as determined in accordance with IFRS; plus

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(c)	the sum of (without double counting):

(i)	any provision for income taxes during such period;

(ii)	Interest Expense for such period;

(iii)	any loss from any extraordinary item for such period; and

(iv)	depreciation and amortization for such period,

in each case to the extent included in the calculation of the net income of the Parent Guarantor for such period as determined in accordance with IFRS,

and, for the purposes of this definition, the following items shall be excluded in determining the net income of the Parent Guarantor:

(i)	any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of income accrued during such period;
(ii)	any write-up of any asset; and
(iii)	any net gain arising from the acquisition of any securities, or the extinguishment, under IFRS, of any Financial Indebtedness of the Parent Guarantor.

"Group Vessel" means each vessel which is owned by a member of the Group.

"Interest Expense" means, in relation to the Parent Guarantor for any period, the aggregate interest expense (whether cash or non-cash) of the Parent Guarantor determined in accordance with IFRS for that period, including interest expense with respect to the Consolidated Funded Debt of the Parent Guarantor.

"Market Value Adjusted Total Assets" means, in respect of the Parent Guarantor at any period, the Total Assets adjusted to reflect the Market Value of all Group Vessels (by substituting the book value of each Group Vessel as specified in the relevant accounting information most recently provided pursuant to the terms of this Agreement with the Market Value of that Group Vessel) as of the relevant testing date in the relevant Compliance Certificate.

"Maximum Leverage Ratio" means, as at any date, the ratio of:

(a)	the sum of Consolidated Funded Debt and Short-Term Liabilities; to
(b)	Market Value Adjusted Total Assets.

"Short-Term Liabilities" means, at any date, the value of short-term liabilities of the Parent Guarantor and its Subsidiaries, on a consolidated basis, calculated on the basis of IFRS;

"Total Assets" means, as at any date, the value of the total assets of the Parent Guarantor and its Subsidiaries, on a consolidated basis, calculated on the basis of IFRS.

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22.2	Minimum Cash Reserve

The Borrowers shall maintain in the Cash Reserve Account, on and from the relevant Utilisation Date and at all times thereafter during the Security Period, a credit balance of not less than $500,000 for each Mortgaged Ship (the "Minimum Cash Reserve").

22.3	Minimum Liquidity Amount

At all times during the Security Period from and after the relevant Utilisation Date:

(a)	~~the Borrowers~~ Borrower G shall ensure that the aggregate amount of all cash on deposit in ~~the~~ its Earnings ~~Accounts~~ Account (which ~~in each case~~ is legally and beneficially owned by ~~the Borrower~~ it is free of any ~~restriction on withdrawal or transfer and unencumbered by any Security other than pursuant to the Finance Documents is equal to at least $150,000 in respect of each Mortgaged Ship then subject to a Mortgage; and~~ restriction on withdrawal or transfer, other than in relation to the minimum liquidity amount hereinafter referred, and unencumbered by any Security other than pursuant to the Finance Documents) is equal to at least $150,000 in respect of Ship G then subject to a Mortgage;
(b)	the Borrowers shall ensure that the aggregate amount of all cash on deposit in the Cash Reserve Account (which is legally and beneficially owned by the Guarantor and blocked with restriction on withdrawal or transfer and unencumbered by any Security other than pursuant to the Finance Documents) is equal to at least $150,000 in respect of each Mortgaged Ship (other than Ship G) then subject to a Mortgage; and
(c)	~~(b)~~the Parent Guarantor shall at all times maintain, on a consolidated basis, cash in an amount of not less than $150,000 for each Group Vessel (other than the Ships), which for the avoidance of doubt, excludes any amounts standing to the credit of the Maintenance Reserve Account and the minimum liquidity amount set out in paragraph (a) or (b) above, to be legally and beneficially owned by the owner of that Group Vessel (other than the Ships), such cash to be free of any restriction or withdrawal or transfer and unencumbered by any Security.
22.4	Maximum Leverage Ratio
(a)	The Parent Guarantor shall ensure that, at all times during the Security Period, the Maximum Leverage Ratio is 0.75:1.
(b)	The financial covenant set out in paragraph (a) above shall be tested semi-annually commencing on the Fiscal Quarter ending 30 June 2021 and by reference to the financial statements of the Parent Guarantor delivered pursuant to paragraph (a) and (c) of Clause 21.2 (Financial Statements) and each Compliance Certificate delivered pursuant to Clause 21.3 (Compliance Certificate and DSCR Certificate).
22.5	Debt Service Coverage Ratio
(a)	In the event that the Parent Guarantor makes a Distribution (other than, for the avoidance of doubt, a Management Preferred Dividend which is permitted pursuant to the provisions of paragraph (c) of Clause 23.18 (Dividends)) and subject to this Clause 22.5 (Debt Service Coverage Ratio), the Obligors shall ensure that, on or after such Distribution and throughout the remainder of the Security Period, the Debt Service Coverage Ratio shall be at least 1.15:1.
(b)	The financial covenant set out in paragraph (a) above shall be tested:
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(i)	commencing at the time a Distribution is to be made (if such Distribution is made within the first calendar year of any Utilisation Date) on an aggregate basis of the Fiscal Quarter to date; and

(ii)	thereafter, at the end of each Period,

by reference to the financial statements of the Borrowers and/or the Parent Guarantor delivered pursuant to paragraphs (a) (c) of Clause 21.2 (Financial Statements) for the relevant Fiscal Quarter or, as the case may be, for the relevant preceding Period (each a "DSCR Testing Date") provided that such Declaration can only be made at the end of a Fiscal Quarter (together to the provision of the DSCR Certificate delivered pursuant to Clause 21.3 (Compliance Certificate and DSCR Certificate)).

(c)	If any determination of the Debt Service Coverage Ratio requirement set out in this Clause 22.5 (Debt Service Coverage Ratio) shows that the minimum Debt Service Coverage Ratio has not been maintained (the "Shortfall") the Parent Guarantor shall be entitled to rectify such Shortfall, within 7 Business Days after the delivery of the relevant DSCR Certificate and the determination of the Shortfall (if any) (the "Final Cure Date"), by making a cash payment:
(i)	to be applied by the Borrowers in prepayment of the Loan (the "Loan Principle Cure Amount") in inverse order of maturity first against Balloon Instalment and thereafter against the then outstanding Repayment Instalments and provide the Facility Agent on the Business Day immediately following such prepayment with DSCR Certificate setting out (in reasonable detail) computations evidencing compliance with the Debt Service Coverage Ratio as at the Quarter End Date such covenant was breached and recalculated on the same basis; or
(ii)	to be deposited in the Cash Reserve Account (the "Deposit Cure Amount") and the Borrowers shall provide the Facility Agent on the Business Day immediately following such deposit with a DSCR Certificate setting out (in reasonable detail) computations evidencing compliance as at that date with the Debt Service Coverage Ratio as at the relevant Quarter End Date such covenant was breached and recalculated on the same basis, in each case in a total amount sufficient to eliminate the Shortfall (the "Cure Option").

Any Loan Principle Cure Amount or Deposit Cure Amount shall be deemed to increase EBITDA on a dollar for dollar basis in respect of the Fiscal Quarter in which the Shortfall occurred only for the purpose of ensuring compliance with the minimum Debt Service Coverage Ratio.

Any failure for any reason to cure in accordance with this sub-paragraphs (i) or (ii) above by the Final Cure Date shall constitute an immediate Event of Default.

(d)	The Borrowers and/or the Parent Guarantor may only exercise the Cure Option no more than twice in any 12- month period and no more than five times in aggregate during the Security Period.
(e)	If, after giving effect to the foregoing re-calculations, the Parent Guarantor is in compliance with the financial covenant set out in this Clause 22.5 (Debt Service Coverage Ratio), the Borrowers and the Parent Guarantor shall be deemed to have satisfied such financial covenant as at the relevant date of determination and the Shortfall shall be deemed to be rectified. If, on any subsequent date on which the Debt Service Coverage Ratio is tested pursuant to this Clause 22.5 (Debt Service Coverage Ratio), the minimum Debt Service Coverage Ratio has been maintained, any Deposit Cure Amount may be released to the Parent Guarantor twelve months after the relevant Final Cure Date if, and in a maximum amount that would ensure that, the minimum Debt Service Coverage Ratio would still be maintained when re-calculated for the same period after giving effect to the release of such Deposit Cure Amount Provided that no Default has occurred and is continuing at any relevant time or will result from such release.

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23	General Undertakings
23.1	General

The undertakings in this Clause 23 (General Undertakings) remain in force on and from the date of this Agreement or, in the case of Borrower G on and from the Effective Date or, in the case of Borrower H and Borrower I on and from the Second Effective Date, and throughout the Security Period ~~or as the case may be in respect of Borrower G, as and from the Effective Date,~~ except as the Facility Agent, acting with the authorisation of the Majority Lenders (or, where specified, all the Lenders) may otherwise permit (and in relation to paragraph (c) of Clause 23.18 (Dividends) the Facility Agent's consent shall not to be unreasonably withheld).

23.2	Authorisations

Each Obligor shall, and shall procure that each other Transaction Obligor will, promptly:

(a)	obtain, comply with and do all that is necessary to maintain in full force and effect; and
(b)	supply certified copies to the Facility Agent of,

any Authorisation required under any law or regulation of a Relevant Jurisdiction or the state of the Approved Flag at any time of each Ship to enable it to:

(i)	perform its obligations under the Transaction Documents to which it is a party;
(ii)	ensure the legality, validity, enforceability or admissibility in evidence in any Relevant Jurisdiction or in the state of the Approved Flag at any time of each Ship, of any Transaction Document to which it is a party; and
(iii)	own and operate each Ship (in the case of the Borrowers).
23.3	Compliance with laws

Each Obligor shall, and shall procure that each other Transaction Obligor will, comply in all respects with all laws and regulations to which it may be subject, if failure so to comply has or is reasonably likely to have a Material Adverse Effect including (i) the Trading with the Enemy Act and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V) and any other enabling legislation or executive order thereto and (ii) the PATRIOT Act.

23.4	Environmental compliance

Each Obligor shall, and shall procure that each other Transaction Obligor will:

(a)	comply with all Environmental Laws;
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(b)	obtain, maintain and ensure compliance with all requisite Environmental Approvals;

(c)	implement procedures to monitor compliance with and to prevent liability under any Environmental Law,

where failure to do so has or is reasonably likely to have a Material Adverse Effect.

23.5	Environmental Claims

Each Obligor shall, and shall procure that each other Transaction Obligor will, (through the Parent Guarantor) promptly upon becoming aware of the same, inform the Facility Agent in writing of:

(a)	any Environmental Claim against any Transaction Obligor which is current, pending or threatened; and
(b)	any facts or circumstances which are reasonably likely to result in any Environmental Claim being commenced or threatened against any Transaction Obligor,

where the claim, if determined against that Transaction Obligor, has or is reasonably likely to have a Material Adverse Effect.

23.6	Taxation
(a)	Each Obligor shall, and shall procure that each other Transaction Obligor will, pay and discharge all Taxes imposed upon it or its assets within the time period allowed without incurring penalties unless and only to the extent that:
(i)	such payment is being contested in good faith;
(ii)	adequate reserves are maintained for those Taxes and the costs required to contest them and both have been disclosed in its latest financial statements delivered to the Facility Agent under Clause 21.2 (Financial statements); and
(iii)	such payment can be lawfully withheld.
(b)	No Obligor change its residence for Tax purposes.
23.7	Overseas companies

Each Obligor shall, and shall procure that each other Transaction Obligor will, promptly inform the Facility Agent if it delivers to the Registrar particulars required under the Overseas Regulations of any UK Establishment and it shall comply with any directions given to it by the Facility Agent regarding the recording of any Transaction Security on the register which it is required to maintain under The Overseas Companies (Execution of Documents and Registration of Charges) Regulations 2009.

23.8	No change to centre of main interests

No Obligor shall change the location of its centre of main interest (as that term is used in Article 3(1) of the Regulation) from that stated in relation to it in Clause 20.30 (Centre of main interests and establishments) and it will create no "establishment" (as that term is used in Article 2(10) of the Regulation) in any other jurisdiction.

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23.9	Pari passu ranking

Each Obligor shall, and shall procure that each other Transaction Obligor will, ensure that at all times any unsecured and unsubordinated claims of a Finance Party against it under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors except those creditors whose claims are mandatorily preferred by laws of general application to companies.

23.10	Title
(a)	From the relevant Utilisation Date, each Borrower shall hold the legal title to, and own the entire beneficial interest in its Ship, its Earnings and its Insurances.
(b)	With effect on and from its creation or intended creation, each Obligor shall hold the legal title to, and own the entire beneficial interest in any other assets the subject of any Transaction Security created or intended to be created by such Obligor.
23.11	Negative pledge
(a)	No Obligor shall, and the Obligors shall procure that no other Transaction Obligor will, create or permit to subsist any Security over any of its assets which are, in the case of Transaction Obligors other than the Borrowers, the subject of the Security created or intended to be created by the Finance Documents.
(b)	No Borrower shall:
(i)	sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by an Obligor;
(ii)	sell, transfer or otherwise dispose of any of its receivables on recourse terms;
(iii)	enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or
(iv)	enter into any other preferential arrangement having a similar effect,

in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

(c)	Paragraphs (a) and (b) above do not apply to any Permitted Security.
23.12	Disposals
(a)	No Borrower shall enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any asset (including without limitation any Ship, its Earnings or its Insurances).
(b)	Paragraph (a) above does not apply to any Charter as all Charters are subject to Clause 24.16 (Restrictions on chartering, appointment of managers etc.).
23.13	Merger

No Obligor shall, and the Obligors shall procure that no other Transaction Obligor will, enter into any amalgamation, demerger, merger, consolidation or corporate reconstruction except for, in respect of the Parent Guarantor only, any amalgamation, demerger, merger, consolidation or corporate reconstruction which results in the Parent Guarantor being the surviving entity and which does not have or is not reasonably likely to have a Material Adverse Effect. For the avoidance of doubt a stock split or a reverse stock split pertaining to the share capital of the Parent Guarantor is permissible without the consent of any of the Secured Parties.

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23.14	Change of business
(a)	The Parent Guarantor shall procure that no substantial change is made to the general nature of the business of the Parent Guarantor or of any Transaction Obligor from that carried on at the date of this Agreement.

(b)	No Borrower shall engage in any business other than the ownership and operation of its Ship.

23.15	Financial Indebtedness

No Borrower shall incur or permit to be outstanding any Financial Indebtedness except Permitted Financial Indebtedness.

23.16	Expenditure

No Borrower shall incur any expenditure, except for expenditure reasonably incurred in the ordinary course of owning, operating, insuring, maintaining and repairing its Ship and the administration of the Borrowers.

23.17	Share capital

No Borrower shall:

(a)	purchase, cancel, redeem or retire its issued shares or share capital, as the case may be;
(b)	increase or reduce its authorised share capital or increase or reduce the number of shares that it is authorised to issue or change the par value of such shares or create any new class of shares;
(c)	issue any further shares except to the Parent Guarantor and provided such new shares are made subject to the terms of the Shares Security and any Supplemental Shares Security applicable to that Borrower immediately upon the issue of such new shares in a manner satisfactory to the Security Agent and the terms of that Shares Security and (if applicable) that Supplemental Shares Security are complied with; or
(d)	appoint any further director, officer or secretary of that Borrower (unless the provisions of the Shares Security and any Supplemental Shares Security applicable to that Borrower are complied with).
23.18	Dividends
(a)	The Parent Guarantor shall not:
(i)	declare, repay, distribute, make or pay any dividend (in cash) on or in respect of its common share capital (or any class of its common share capital);
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(ii)	redeem, repurchase, defease, retire or repay any of its common share capital or resolve to do so,

(each a "Distribution").

(b)	Paragraph (a) above shall not apply provided that:

(i)	no Event of Default has occurred or the making of the Distribution would result in the occurrence of an Event of Default;

(ii)	the Net LTV is less than 60 per cent. before the making of the Distribution;

(iii)	the Parent Guarantor is in compliance with Clause 22.5 (Debt Service Coverage Ratio); and

(iv)	for each dollar amount of the Distribution the Borrowers prepay the Loan in such equal amount to be applied against the Repayment Instalments falling after that prepayment in inverse order of maturity by the amount of the Loan prepaid.

(c)	Notwithstanding paragraphs (a) and (b) of this Clause 23.18 (Dividends), the Parent Guarantor shall be entitled to declare, make or pay any Management Preferred Dividends in an amount of up to $~~500,000~~ 1,000,000 per annum Provided that no Event of Default has occurred or the declaration, making or payment of such Management Preferred Dividends would result in the occurrence of an Event of Default.

(d)	The Borrowers shall be permitted to:

(i)	make Distributions or declare, repay, distribute, make or pay any charge, fee or other distribution (or interest on any unpaid dividend, charge, fee or other distribution);

(ii)	pay any management, advisory or other fee to or to the order of any of its shareholders; and

(iii)	repay or distribute any share premium reserve,

(collectively, the "Borrower's Distribution"),

in, each case, Provided that no Event of Default has occurred and is continuing or would result from such Borrower's Distribution.

23.19	Other transactions

No Borrower shall:

(a)	be the creditor in respect of any loan or any form of credit to any person other than another Transaction Obligor and where such loan or form of credit is Permitted Financial Indebtedness;
(b)	give or allow to be outstanding any guarantee or indemnity to or for the benefit of any person in respect of any obligation of any other person or enter into any document under which that Borrower assumes any liability of any other person other than any guarantee or indemnity given under the Finance Documents.
(c)	enter into any material agreement other than:
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(i)	the Transaction Documents;

(ii)	any other agreement expressly allowed under any other term of this Agreement (including, without limitation, in respect of any Permitted Financial Indebtedness); and

(d)	enter into any transaction on terms which are, in any respect, less favourable to that Obligor than those which it could obtain in a bargain made at arms' length; or

(e)	acquire any shares or other securities other than US or UK Treasury bills and certificates of deposit issued by major North American or European banks.

23.20	Unlawfulness, invalidity and ranking; Security imperilled

No Obligor shall, and the Obligors shall procure that no other Transaction Obligor will, do (or fail to do) or cause or permit another person to do (or omit to do) anything which is likely to:

(a)	make it unlawful for a Transaction Obligor to perform any of its obligations under the Transaction Documents;
(b)	cause any obligation of a Transaction Obligor under the Transaction Documents to cease to be legal, valid, binding or enforceable;
(c)	cause any Transaction Document to cease to be in full force and effect;
(d)	cause any Transaction Security to rank after, or lose its priority to, any other Security; and
(e)	imperil or jeopardise the Transaction Security.
23.21	Employees and ERISA compliance

No Borrower shall employ any individuals (other than the master and crew members of the Ship owned or to be owned by it). No Obligor nor any ERISA Affiliate shall sponsor, maintain or become obligated to contribute to any Plan. Each Borrower shall provide prompt written notice to the Facility Agent in the event that that Borrower becomes aware that any Obligor or any ERISA Affiliate has incurred or is reasonably likely to incur any liability with respect to any Plan, that, individually or in the aggregate with any other such liability, would be reasonably expected to have a Material Adverse Effect.

23.22	Books and records

Each Obligor will keep proper books of record and account which will be accurate in all material respects and in which full, true and correct entries in accordance with IFRS will be made of all dealings or transactions in relation to its business and activities.

23.23	Sanctions
(a)	No Obligor shall, and shall not suffer, permit or authorize any other Transaction Obligor or any other member of the Group to, directly or indirectly, use, lend, make payments of, contribute or otherwise make available, all or any part of the proceeds of the Loan or other transaction(s) contemplated by this Agreement to fund any trade, business or other activities:
(i)	involving or for the benefit of any Prohibited Person or any subsidiary or joint venture partner of any Prohibited Person (whether at the time of such funding or otherwise);
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(ii)	in any country or territory, that at the time of such funding is a Sanctioned Country; or
(iii)	in any other manner that would result in a violation of Sanctions by any Transaction Obligor, any other member of the Group or any Finance Party.
(b)	Each Obligor will, and will ensure that any other Transaction Obligor and any other member of the Group will:
(i)	ensure that no person that is a Prohibited Person will have any legal or beneficial interest in any funds repaid or remitted by any Transaction Obligor to a Lender in connection with the Loan or any part of the Loan;
(ii)	not fund all or any part of any payment or repayment under the Loan out of proceeds derived from any activity with a Prohibited Person or in or with a Sanctioned Country;
(iii)	not fund all or any part of any payment or repayment under the Loan out of proceeds derived from transactions which would be prohibited by Sanctions or would otherwise cause any Finance Party, any Transaction Obligor or any other member of the Group to be in breach of Sanctions; and
(iv)	procure that no proceeds from activities or business with a Prohibited Person or in or with a Sanctioned Country are credited to any Earnings Account or any other Account.
(c)	Each Obligor shall (and shall procure that each other Transaction Obligor and each other member of the Group shall) maintain in effect a Sanctions compliance policy which, in accordance with the recommendations of the Sanctions Advisory, is designed to ensure compliance by each such person and their respective directors, officers, employees and agents with Sanctions. Without limitation on the foregoing, such Sanctions compliance policy shall procure that each Transaction Obligor, each other member of the Group and their respective directors, officers, employees and agents shall, where applicable:
(i)	conduct their activities in a manner consistent with Sanctions;
(ii)	have sufficient resources in place to ensure execution of and compliance with their own Sanctions policies by their personnel, e.g., direct hires, contractors, and staff;
(iii)	ensure Subsidiaries and Affiliates comply with the relevant policies, as applicable;
(iv)	have relevant controls in place to monitor automatic identification system (AIS) transponders;
(v)	have controls in place to screen and assess onboarding or offloading cargo in areas they determine to present a high risk;
(vi)	have controls to assess authenticity of bills of lading, as necessary; and
(vii)	have controls in place consistent with the Sanctions Advisory.
(d)	Each Obligor shall procure that each other Transaction Obligor and each other member of the Group will comply in all respects with Sanctions.
(e)	No Obligor nor any other Transaction Obligor nor any other member of the Group shall be a Prohibited Person.
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(f)	The representations and covenants in Clause 23.23 (Sanctions), paragraphs (a) through (e) of this Clause 23.23 (Sanctions), Clause 24.10 (Compliance with laws etc.) (solely as relates to Sanctions) and Clause 24.12 (Sanctions and Ship trading) (collectively, the "Sanctions Clauses") shall not apply to any Lender that informs the Facility Agent that it is subject to Council Regulation (EC) No. 2271/96 of 22 November 1996 ("EU Blocking Regulation") or Section 7 of the German Foreign Trade Ordinance (§ 7 Außenwirtschaftsverordnung) or a similar applicable anti-boycott statute (together with the EU Blocking Regulation and Section 7 of the ~~of the~~ German Foreign Trade Ordinance, and any similar successor EU law, the "Anti Boycott Regulations"), to the extent that compliance with the Sanctions Clauses would violate some or all of the Anti Boycott Regulations.
(g)	Restricted Lender:
(i)	In connection with any amendment, waiver, determination or direction relating to the Sanctions Clauses of which a Lender does not have the benefit because such benefit would result in a violation by the lender of any Anti Boycott Regulations (each a "Restricted Lender"), the Commitment or participation in the Loan, as applicable, of that Restricted Lender will, subject to paragraph (ii) below, be excluded for the purpose of determining whether the consent of the Majority Lenders has been obtained or whether the determination or direction by the Majority Lenders has been made or given.
(ii)	The Facility Agent is only permitted to exclude the Commitment or participation in the Loan of a Lender pursuant to paragraph (i) above for the purpose of determining whether the consent of the Majority Lenders has been obtained or whether the determination or direction by the Majority Lenders has been made, if following the Facility Agent's request for such consent, determination or direction by the Majority Lenders the respective Lender notifies the Facility Agent that it is a Restricted Lender for such purpose.
23.24	Further assurance
(a)	Each Obligor shall, and shall procure that each other Transaction Obligor will, promptly, and in any event within the time period specified by the Security Agent do all such acts (including procuring or arranging any registration, notarisation or authentication or the giving of any notice) or execute or procure execution of all such documents (including assignments, transfers, mortgages, charges, notices, instructions, acknowledgments, proxies and powers of attorney), as the Security Agent may specify (and in such form as the Security Agent may require in favour of the Security Agent or its nominee(s)):
(i)	to create, perfect, vest in favour of the Security Agent or protect the priority of the Security or any right of any kind created or intended to be created under or evidenced by the Finance Documents (which may include the execution of a mortgage, charge, assignment or other Security over all or any of the assets which are, or are intended to be, the subject of the Transaction Security) or for the exercise of any rights, powers and remedies of any of the Secured Parties provided by or pursuant to the Finance Documents or by law;
(ii)	to confer on the Security Agent or confer on the Secured Parties Security over any property and assets of that Transaction Obligor located in any jurisdiction equivalent or similar to the Security intended to be conferred by or pursuant to the Finance Documents;
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(iii)	to facilitate or expedite the realisation and/or sale of, the transfer of title to or the grant of, any interest in or right relating to the assets which are, or are intended to be, the subject of the Transaction Security or to exercise any power specified in any Finance Document in respect of which the Security has become enforceable; and/or
(iv)	to enable or assist the Security Agent to enter into any transaction to commence, defend or conduct any proceedings and/or to take any other action relating to any item of the Security Property.
(b)	Each Obligor shall, and shall procure that each other Transaction Obligor will, take all such action as is available to it (including making all filings and registrations) as may be necessary for the purpose of the creation, perfection, protection or maintenance of any Security conferred or intended to be conferred on the Security Agent or the Secured Parties by or pursuant to the Finance Documents.
(c)	At the same time as an Obligor delivers to the Security Agent any document executed by itself or another Transaction Obligor pursuant to this Clause 23.24 (Further assurance), that Obligor shall deliver, or shall procure that such other Transaction Obligor will deliver, to the Security Agent a certificate signed by two of that Obligor's or Transaction Obligor's directors or officers which shall:
(i)	set out the text of a resolution of that Obligor's or Transaction Obligor's directors specifically authorising the execution of the document specified by the Security Agent; and
(ii)	state that either the resolution was duly passed at a meeting of the directors validly convened and held, throughout which a quorum of directors entitled to vote on the resolution was present, or that the resolution has been signed by all the directors or officers and is valid under that Obligor's or Transaction Obligor's articles of association or other constitutional documents.

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23.25	Subordination of liabilities under a Permitted Inter-Company Loan
(a)	Each Borrower and the Parent Guarantor agree that the Permitted Inter-Company Loan Liabilities are postponed and subordinated to the Secured Liabilities.
(b)	A Borrower or the Parent Guarantor may make any Payments in respect of the Permitted Inter-Company Loan Liabilities then due Provided that no Event of Default has occurred and is continuing or would result from such Payment.
24	General Ship Undertakings
24.1	General

The undertakings in this Clause 24 (General Ship Undertakings) remain in force on and from the date of this Agreement or, ~~or as~~ in the case ~~may be in respect~~ of Borrower G~~, as~~  on and from the Effective Date or, in the case of Borrower H and Borrower I on and from the Second Effective Date, and throughout ~~the rest of~~ the Security Period except as the Facility Agent, acting with the authorisation of the Majority Lenders (or, where specified, all the Lenders) may otherwise permit.

24.2	Ships' names and registration

Each Borrower shall, in respect of the Ship owned by it:

(a)	keep that Ship registered in its name under the Approved Flag from time to time at its port of registration;
(b)	not do or allow to be done anything as a result of which such registration might be suspended, cancelled or imperilled;
(c)	not enter into any dual flagging arrangement in respect of that Ship; and
(d)	not change the name of that Ship,

provided that any change of flag (including the Permitted Re-flagging) of a Ship shall be subject to:

(i)	that Ship remaining subject to Security securing the Secured Liabilities created by a first priority or preferred ship mortgage on that Ship and, if appropriate, a first priority deed of covenant collateral to that mortgage (or equivalent first priority Security) on substantially the same terms as the Mortgage on that Ship and (if applicable) related Deed of Covenant and on such other terms and in such other form as the Facility Agent, acting with the authorisation of the Lenders, shall approve or require; and
(ii)	the execution of such other documentation amending and supplementing the Finance Documents as the Facility Agent, acting with the authorisation of the Lenders, shall approve or require.
24.3	Repair and classification

Each Borrower shall keep the Ship owned by it in a good and safe condition and state of repair:

(a)	consistent with first class ship ownership and management practice; and
(b)	so as to maintain the Approved Classification free of overdue major recommendations and conditions affecting that Ship's class.
24.4	Classification society undertaking

If required by the Facility Agent in writing each Borrower shall, in respect of the Ship owned by it, instruct the relevant Approved Classification Society (and procure that the Approved Classification Society undertakes with the Security Agent):

(a)	to send to the Security Agent (with a copy to the Borrowers), following receipt of a written request from the Security Agent, certified true copies of all original class records held by the Approved Classification Society in relation to that Ship;
(b)	to allow the Security Agent (or its agents), at any time and from time to time, to inspect the original class and related records of that Borrower and that Ship at the offices of the Approved Classification Society and to take copies of them;
(c)	to notify the Security Agent promptly in writing if the Approved Classification Society:
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(i)	receives notification from that Borrower or any person that that Ship's Approved Classification Society is to be changed; or

(ii)	becomes aware of any facts or matters which may result in or have resulted in a change, suspension, discontinuance, withdrawal or expiry of that Ship's class under the rules or terms and conditions of that Borrower or that Ship's membership of the Approved Classification Society;

(d)	following receipt of a written request from the Security Agent:

(i)	to confirm that that Borrower is not in default of any of its contractual obligations or liabilities to the Approved Classification Society, including confirmation that it has paid in full all fees or other charges due and payable to the Approved Classification Society; or

(ii)	to confirm that that Borrower is in default of any of its contractual obligations or liabilities to the Approved Classification Society, to specify to the Security Agent in reasonable detail the facts and circumstances of such default, the consequences of such default, and any remedy period agreed or allowed by the Approved Classification Society.

24.5	Modifications

No Borrower shall make any modification or repairs to, or replacement of, any Ship or equipment installed on it which would or might materially alter the structure, type or performance characteristics of that Ship or materially reduce its value.

24.6	Removal and installation of parts
(a)	Subject to paragraph (b) below, no Borrower shall remove any material part of any Ship, or any item of equipment installed on any Ship unless:
(i)	the part or item so removed is forthwith replaced by a suitable part or item which is in the same condition as or better condition than the part or item removed;
(ii)	the replacement part or item is free from any Security in favour of any person other than the Security Agent; and
(iii)	the replacement part or item becomes, on installation on that Ship, the property of that Borrower and subject to the security constituted by the Mortgage on that Ship and (if applicable) the related Deed of Covenant.
(b)	A Borrower may install:
(i)	equipment owned by a third party if the equipment can be removed without any risk of damage to the Ship owned by that Borrower; and
(ii)	scrubbers or other equipment installed to comply with regulatory requirements applicable to the Ship owned by that Borrower.
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24.7	Surveys

Each Borrower shall submit the Ship owned by it regularly to all periodic or other surveys which may be required for classification purposes and, if so required by the Facility Agent acting on the instructions of the Majority Lenders, provide the Facility Agent, with copies of all survey reports.

24.8	Inspection

Each Borrower shall, at its own reasonable cost and expense, permit the Security Agent (acting through surveyors or other persons appointed by it for that purpose) to board the Ship owned by it with reasonable advance notice by the Security Agent at all reasonable times, but in any event without delaying or interfering with that Ship's operation, loading or unloading, to inspect its condition or to satisfy themselves about proposed or executed repairs and shall afford all proper facilities for such inspections, provided that so long as (i) no Event of Default or (ii) any casualty to that Ship which is or is likely to be or to become a Major Casualty has occurred, each Borrower shall not be obliged to pay any costs and expenses in respect of more than one inspection of its Ship in any calendar year.

24.9	Prevention of and release from arrest
(a)	Each Borrower shall, in respect of the Ship owned by it, promptly discharge:
(i)	all liabilities which give or may give rise to maritime or possessory liens on or claims enforceable against that Ship, its Earnings or its Insurances;
(ii)	all Taxes, dues and other amounts charged in respect of that Ship, its Earnings or its Insurances; and
(iii)	all other outgoings whatsoever in respect of that Ship, its Earnings or its Insurances.
(b)	Each Borrower shall immediately upon receiving notice of the arrest of the Ship owned by it or of its detention in exercise or purported exercise of any lien or claim, initiate and subsequently take all steps necessary to procure its release by providing bail or otherwise as the circumstances may require.
24.10	Compliance with laws etc.

Each Borrower shall:

(a)	comply, or procure compliance with all laws or regulations:
(i)	relating to its business generally; and
(ii)	relating to the Ship owned by it, its ownership, employment, operation, management and registration,

including, but not limited to, the ISM Code, the ISPS Code, all Environmental Laws, all Sanctions and the laws of the Approved Flag;

(b)	obtain, comply with and do all that is necessary to maintain in full force and effect any Environmental Approvals; and
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(c)	without limiting paragraph (a) above, not employ the Ship owned by it nor allow its employment, operation or management in any manner contrary to any law or regulation including but not limited to the ISM Code, the ISPS Code, all Environmental Laws and Sanctions (or which would be contrary to Sanctions if Sanctions were binding on each Transaction Obligor).
24.11	ISPS Code

Without limiting paragraph (a) of Clause 24.10 (Compliance with laws etc.), each Borrower shall:

(a)	procure that the Ship owned by it and the company responsible for that Ship's compliance with the ISPS Code comply with the ISPS Code; and
(b)	maintain an ISSC for that Ship; and
(c)	notify the Facility Agent promptly in writing of any actual or threatened withdrawal, suspension, cancellation or modification of the ISSC.
24.12	Sanctions and Ship trading

Without limiting Clause 24.10 (Compliance with laws etc.), each Borrower shall procure:

(a)	that the Ship owned by it shall not be used by or for the benefit of a Prohibited Person;
(b)	that the Ship owned by it shall not be used in trading in any manner that creates a material risk that such Ship will become a Sanctioned Ship;
(c)	~~(b)~~that such Ship shall not be used in trading to or from a Sanctioned Country or otherwise in any manner ~~contrary to Sanctions (or which could be contrary to Sanctions if Sanctions were binding on each Transaction Obligor); and~~in violation of Sanctions, or in a manner which creates a risk that a Transaction Obligor will become a Prohibited Person or in any manner which would cause any Finance Party to be in breach of or made subject to Sanctions, or at risk of being in breach of Sanctions;
(d)	~~(c)~~that such Ship shall not be traded in any manner which would trigger the operation of any sanctions limitation or exclusion clause (or similar) in the Insurances~~.~~; and
(e)	without prejudice to the above provisions of this Clause 24.12 (Sanctions and Ship trading), use commercially reasonable endeavours to procure that each time charterparty in respect of the Ship owned by it shall contain, for the benefit of that Borrower, language which gives effect to the provisions of paragraph (a) of Clause 24.10 (Compliance with laws etc.) as regards Sanctions and this Clause 24.12 (Sanctions and Ship trading) and which charterparty permits refusal of employment or voyage orders if such employment or compliance with such orders either results, or risks resulting in non-compliance with such provisions breaching Sanctions.
24.13	Trading in war zones or excluded areas

No Borrower shall cause or permit any Ship to enter or trade to any zone which is declared a war zone by any government or by that Ship's war risks insurers or which is otherwise excluded from the scope of coverage of the obligatory insurances unless:

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(a)	the prior written consent of the Security Agent acting on the instructions of the Majority Lenders has been given; and

(b)	that Borrower has (at its expense) effected any special, additional or modified insurance cover which the relevant Ship's war risk insurers may require provided that such insurance cover is also acceptable to the Security Agent.

24.14	Provision of information

Without prejudice to 21.6 (Information: miscellaneous) each Borrower shall, in respect of the Ship owned by it, promptly provide the Facility Agent with any written information which it requests regarding:

(a)	that Ship, its employment, position and engagements;
(b)	the Earnings and payments and amounts due to its master and crew;
(c)	any expenditure incurred, or likely to be incurred, in connection with the operation, maintenance or repair of that Ship and any payments made by it in respect of that Ship;
(d)	any towages and salvages; and
(e)	its compliance, the Approved Manager's compliance and the compliance of that Ship with the ISM Code and the ISPS Code,

and, upon the Facility Agent's request, promptly provide copies of any current Charter relating to that Ship, of any current guarantee of any such Charter, the Ship's Safety Management Certificate and any relevant Document of Compliance.

24.15	Notification of certain events

Each Borrower shall, in respect of the Ship owned by it, promptly notify the Facility Agent by fax, confirmed forthwith by letter, of:

(a)	any casualty to that Ship which is or is likely to be or to become a Major Casualty;
(b)	any occurrence as a result of which that Ship has become or is, by the passing of time or otherwise, likely to become a Total Loss;
(c)	any requisition of that Ship for hire;
(d)	any requirement, condition or recommendation made in relation to that Ship by any insurer, classification society, Approved Flag or PSC or by any competent authority which is not immediately complied with;
(e)	any arrest or detention of that Ship or any exercise or purported exercise of any lien on that Ship or the Earnings;
(f)	any intended dry docking of that Ship;
(g)	any Environmental Claim made against that Borrower or in connection with that Ship, or any Environmental Incident;
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(h)	any claim for breach of the ISM Code or the ISPS Code being made against that Borrower, an Approved Manager or otherwise in connection with that Ship; or

(i)	any other matter, event or incident, actual or threatened, the effect of which will or could lead to the ISM Code or the ISPS Code not being complied with,

and each Borrower shall keep the Facility Agent advised in writing on a regular basis and in such detail as the Facility Agent shall require as to that Borrower's, any such Approved Manager's or any other person's response to any of those events or matters.

24.16	Restrictions on chartering, appointment of managers etc.
(a)	No Borrower shall, in relation to the Ship owned by it:
(i)	let that Ship on demise charter for any period;
(ii)	enter into any time, voyage or consecutive voyage charter in respect of that Ship other than a Permitted Charter;
(iii)	make material amendments or supplements to a Management Agreement or terminate a Management Agreement;
(iv)	appoint a manager of that Ship other than the Approved Commercial Manager and the Approved Technical Manager or agree to any material alteration to the terms of an Approved Manager's appointment;
(v)	de activate or lay up that Ship; or
(vi)	put that Ship into the possession of any person for the purpose of work being done upon it in an amount exceeding or likely to exceed $750,000 (or the equivalent in any other currency) unless that person has first given to the Security Agent and in terms satisfactory to it a written undertaking not to exercise any lien on that Ship or its Earnings for the cost of such work or for any other reason.
(b)	For the purposes of sub-paragraph (iii) and (iv) of paragraph (a) of this Clause 24.16 (Restrictions on chartering, appointment of managers etc.), "material amendments or supplements" and "material alteration" shall include, without limitation, a change to (i) the management fee, (ii) the parties to the Management Agreement, (iii) the duration, the scope of the services provided under the Management Agreement and the terms of its termination and (iv) the governing law and jurisdiction provision.
24.17	Notice of Mortgage

Each Borrower shall keep the relevant Mortgage registered against the Ship owned by it as a valid first priority or preferred (as the case may be) mortgage, carry on board that Ship a certified copy of the relevant Mortgage and place and maintain in a conspicuous place in the navigation room and the master's cabin of that Ship a framed printed notice stating that that Ship is mortgaged by that Borrower to the Security Agent.

24.18	Sharing of Earnings

No Borrower shall enter into any agreement or arrangement for the sharing of any Earnings other than for the purposes of this Agreement.

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24.19	Ship tracking

Each Borrower hereby acknowledges the Finance Parties' right to use any means (including utilising commercial ship-tracking software) that are reasonably necessary or appropriate to track each Ship

24.20	Notification of compliance

Each Borrower shall promptly provide the Facility Agent upon its request with evidence (in such form as the Facility Agent requires) that it is complying with this Clause 24 (General Ship Undertakings).

25	Loan to value ratio
25.1	Maximum allowed required loan to value ratio
(a)	Clause 25.2 (Provision of additional security; prepayment) applies if the Facility Agent notifies the Borrowers that the Net LTV is above the Relevant Percentage.

~~(b)~~In this Clause 25.1 (Maximum allowed required loan to value ratio)~~,~~ :

"Relevant Percentage" means:

(i)	on and from the ~~relevant~~ Utilisation Date in respect of Tranche H and Tranche I until the date falling ~~18~~ 9 months after ~~the relevant~~ that Utilisation Date, ~~75~~ 70 per cent.; and
(ii)	at all times thereafter during the Security Period, ~~70~~ 65 per cent~~,~~ .

~~in~~ each case, expressed as a percentage of the aggregate of the Loan and any exposure under the Hedging Agreement.

25.2	Provision of additional security; prepayment
(a)	If the Facility Agent serves a notice on the Borrowers under Clause 25.1 (Maximum allowed required loan to value ratio), the Borrowers shall, on or before the date falling 15 Business Days after the date (the "Prepayment Date") on which the Facility Agent's notice is served, prepay such part of the Loan as shall eliminate the shortfall.
(b)	A Borrower may, instead of making a prepayment as described in paragraph (a) above, provide, or ensure that a third party has provided, additional security which, in the opinion of the Facility Agent acting on the instructions of the Majority Lenders:
(i)	has a net realisable value at least equal to the shortfall; and
(ii)	is documented in such terms as the Facility Agent may approve or require,

before the Prepayment Date; and conditional upon such security being provided in such manner, it shall satisfy such prepayment obligation.

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25.3	Value of additional vessel security

The net realisable value of any additional security which is provided under Clause 25.2 (Provision of additional security; prepayment) and which consists of Security over a vessel shall be the Market Value of the vessel concerned.

25.4	Valuations binding

Any valuation under this Clause 25 (Loan to value ratio) shall be binding and conclusive as regards each Borrower.

25.5	Provision of information
(a)	Each Borrower shall promptly provide the Facility Agent and any shipbroker acting under this Clause 25 (Loan to value ratio) with any information which the Facility Agent or the shipbroker may request for the purposes of the valuation.
(b)	If a Borrower fails to provide the information referred to in paragraph (a) above by the date specified in the request, the valuation may be made on any basis and assumptions which the shipbroker or the Facility Agent considers prudent.
25.6	Prepayment mechanism

Any prepayment pursuant to Clause 25.2 (Provision of additional security; prepayment) shall be made in accordance with the relevant provisions of Clause 7 (Prepayment and Cancellation) and shall be treated as a voluntary prepayment pursuant to Clause 7.3 (Voluntary prepayment of Loan) without the application of any prepayment fee.

25.7	Provision of valuations
(a)	The Facility Agent may, at the Borrowers' cost and expense, obtain a valuation of a Ship and any other vessel over which additional Security has been created in accordance with Clause 25.3 (Value of additional vessel security), from an Approved Valuer selected by the Facility Agent, to enable the Facility Agent to determine the Market Value of that Ship not more than 10 days before the relevant Utilisation Date and, for the purposes of Clause 25.1 (Maximum allowed required loan to value ratio) on two occasions in each year on 30 June and 31 December at the same time as the relevant Compliance Certificate is provided in accordance with Clause 21.3 (Compliance Certificate and DSCR Certificate).
(b)	Upon the occurrence of an Event of Default or at any time where a prepayment is to be made pursuant to Clause 7.4 (Mandatory Prepayment on sale or Total Loss) or on a Distribution of the Parent Guarantor pursuant to Clause 23.18 (Dividends), the Facility Agent shall be entitled to obtain (acting on the instructions of the Majority Lenders) at any time at that Borrower's expense valuations of a Ship and any other vessel over which additional Security has been created in accordance with Clause 25.2 (Provision of additional security; prepayment), from Approved Valuers selected by the Facility Agent (acting on the instructions of the Majority Lenders), showing the Market Value of that Ship and each such vessel.
25.8	Release of additionally security

If the Net LTV set out in Clause 25.1 (Maximum allowed required loan to value ratio) at any relevant time exceeds the Relevant Percentage and the Borrowers have previously provided additional security pursuant to this Clause 25 (Loan to value ratio), the Facility Agent will, after receiving a notice from the Borrower to do so and so long as the financial statements provided pursuant to Clause 21.2 (Financial statements reflect that the Relevant Percentage has been maintained for a consecutive period of at least 6 Months, subject to being indemnified to its satisfaction against the cost of doing so, release any such additional security to the Borrowers Provided that (i) no Event of Default has occurred or will result from such release and (ii) the relevant ratio shall continue to be no more than the Relevant Percentage at the relevant time immediately following such release.

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26	Accounts, application of Earnings and Hedge Receipts
26.1	Accounts
(a)	Each Borrower shall open and maintain throughout the Security Period its Earnings Account with the relevant Earnings Account Bank.
(b)	The Parent Guarantor shall open and maintain throughout the Security Period the Maintenance Reserve Account and the Cash Reserve Account with the Account Bank.
(c)	On or after the relevant Utilisation Date, no Borrower may, without the prior consent of the Facility Agent (such consent not to be unreasonably withheld), maintain any bank account other than (i) its Earnings Account and (ii) in the case of Borrower A, Borrower C and Borrower F, its Greek Account.
(d)	The Borrowers further undertake that the amounts:
(i)	transferred or to be transferred to the Greek Accounts on a monthly basis shall not exceed $30,000, in aggregate, in respect of all Greek Accounts; and
(ii)	standing to the credit of the Greek Accounts at the end of the relevant Fiscal Quarter shall not exceed the amount of $50,000, in aggregate, at any given time.
26.2	Payment of Earnings

Each Borrower shall ensure that:

(a)	subject only to the provisions of the General Assignment and ~~the~~ any Supplemental General Assignment to which it is a party, all the Earnings in respect of the Ship owned by it are paid in to its Earnings Account; and
(b)	all Hedge Receipts are paid in to its Earnings Account.
26.3	Dry Docking and Special Survey Reserves
(a)	On the relevant Utilisation Date, each Borrower shall deposit in its Maintenance Reserve Account the relevant Maintenance Reserve Amount. Thereafter, each Borrower shall deposit the relevant Maintenance Reserve Amount on the last day of each Fiscal Quarter as set out in Schedule 7 (Dry Docking and Special Reserves Table), for the purpose of building-up a maintenance reserve amount relating to forthcoming dry dock and for special or intermediate survey (the "Dry-Dock") and the installation of BWTS on the Ship owned by it as outlined in the financial projections delivered by the Borrower which is the owner of that Ship pursuant to paragraph (d) of Clause 21.2 (Financial Statements).
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(b)	Each Borrower shall provide the Facility Agent, at the time of arrival at the relevant shipyard, written notice of its Ship's arrival at the relevant shipyard for the forthcoming Dry-Dock together with a budget and an estimate of the costs anticipated to be incurred by that Borrower in relation to its Ship. Such notice shall provide that the Dry Docking and Special Survey Fees to be released to that Borrower and/or the Parent Guarantor in full by no later than five days after the arrival of that Ship in the relevant shipyard for application towards payment of the Dry-Dock costs and expenses as specified in the budget and estimate provided by the relevant Borrower. The Facility Agent shall release the Dry Docking and Special Reserve Fees in accordance with this Clause 26.3 (Dry Docking and Special Survey Reserves) provided that no Event of Default has occurred and is continuing or will result from such release.

(c)	Following application by each Borrower of the relevant Dry Docking and Special Survey Fees, the relevant Borrower shall provide the Facility Agent with evidence of payment of the Dry-Dock costs together with any invoices relating to the Ship owned by it as soon as they become available.

In this Clause 26.3 (Dry Docking and Special Survey Reserves), "Dry Docking and Special Survey Fees" means, in relation to a Borrower, the aggregate amount standing to the credit of the Maintenance Reserve Account at any time.

26.4	Interest accrued on Cash Reserve Account and Maintenance Reserve Accounts

Any credit balance on the Cash Reserve Account or a Maintenance Reserve Account shall bear interest at the rate from time to time offered by the Account Bank to its customers for dollar deposits of similar amounts and for periods similar to those for which such balances appear to the Account Bank likely to remain on the Cash Reserve Account or that Maintenance Reserve Account.

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26.5	Release of accrued interest

Interest accruing under Clause 26.4 (Interest accrued on Cash Reserve Account and Maintenance Reserve Accounts) shall be credited to the relevant Account and shall be released to the Parent Guarantor or relevant Borrower (as applicable) at the end of the Security Period.

26.6	Location of Accounts

Each Obligor shall promptly:

(a)	comply with any requirement of the Facility Agent as to the location or relocation of its any Account; and
(b)	execute any documents which the Facility Agent specifies to create or maintain in favour of the Security Agent Security over (and/or rights of set-off, consolidation or other rights in relation to) any Account.
27	Insurance Undertakings
27.1	General

The undertakings in this Clause 27 (Insurance Undertakings) remain in force from the date of this Agreement or, ~~or as~~ in the case ~~may be in respect~~ of Borrower G and Ship G~~, as and~~  on from the Effective Date or, in the case of Borrower H, Ship H, Borrower I and Ship I on and from the Second Effective Date and throughout the rest of the Security Period except as the Facility Agent, acting with the authorisation of the Majority Lenders (or, where specified, all the Lenders) may otherwise permit.

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27.2	Maintenance of obligatory insurances

Each Borrower shall keep the Ship owned by it insured at its expense against:

(a)	fire and usual marine risks (including hull and machinery and excess risks);
(b)	war risks;
(c)	protection and indemnity risks; and
(d)	any other risks against which the Facility Agent acting on the instructions of the Majority Lenders considers, having regard to practices and other circumstances prevailing at the relevant time, it would be reasonable for that Borrower to insure and which are specified by the Facility Agent by notice to that Borrower.
27.3	Terms of obligatory insurances

Each Borrower shall effect such insurances:

(a)	in dollars;
(b)	in the case of fire and usual marine risks and war risks, in an amount on an agreed value basis at least the greater of:
(i)	120 per cent. of the Tranche relating to the Ship owned by it; and
(ii)	the Market Value of that Ship;
(c)	in the case of oil pollution liability risks, for an aggregate amount equal to the highest level of cover from time to time available under basic protection and indemnity club entry and in the international marine insurance market but not less than US$1,000,000,000;
(d)	in the case of protection and indemnity risks, in respect of the full tonnage of its Ship;
(e)	on approved terms customary in major marine insurance markets; and
(f)	through insurance brokers and insurance companies with ccurrent rating by A.M. Best Company or S&P of at least "A-","VII" including protection and indemnity risks associations or war risks association of recognized reputation and responsibility in the industry.
27.4	Further protections for the Finance Parties

In addition to the terms set out in Clause 27.3 (Terms of obligatory insurances), each Borrower shall procure that the obligatory insurances effected by it shall:

(a)	subject always to paragraph (b), name that Borrower as the sole named insured unless the interest of every other named insured is limited:
(i)	in respect of any obligatory insurances for hull and machinery and war risks;
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(A)	to any provable out-of-pocket expenses that it has incurred and which form part of any recoverable claim on underwriters; and

(B)	to any third party liability claims where cover for such claims is provided by the policy (and then only in respect of discharge of any claims made against it); and

(ii)	in respect of any obligatory insurances for protection and indemnity risks, to any recoveries it is entitled to make by way of reimbursement following discharge of any third party liability claims made specifically against it;

and every other named insured has undertaken in writing to the Security Agent (in such form as it requires) that any deductible shall be apportioned between that Borrower and every other named insured in proportion to the gross claims made or paid by each of them and that it shall do all things necessary and provide all documents, evidence and information to enable the Security Agent to collect or recover any moneys which at any time become payable in respect of the obligatory insurances;

(b)	whenever the Facility Agent requires, name (or be amended to name) the Security Agent as additional named insured for its rights and interests, warranted no operational interest and with full waiver of rights of subrogation against the Security Agent, but without the Security Agent being liable to pay (but having the right to pay) premiums, calls or other assessments in respect of such insurance;
(c)	name the Security Agent as loss payee with such directions for payment as the Facility Agent may specify;
(d)	provide that all payments by or on behalf of the insurers under the obligatory insurances to the Security Agent shall be made without set off, counterclaim or deductions or condition whatsoever;
(e)	provide that the obligatory insurances shall be primary without right of contribution from other insurances which may be carried by the Security Agent or any other Finance Party; and
(f)	provide that the Security Agent may make proof of loss if that Borrower fails to do so.
27.5	Renewal of obligatory insurances

Each Borrower shall:

(a)	at least 14 days before the expiry of any obligatory insurance effected by it:
(i)	notify the Facility Agent of the Approved Brokers (or other insurers) and any protection and indemnity or war risks association through or with which it proposes to renew that obligatory insurance and of the proposed terms of renewal; and
(ii)	obtain the Facility Agents' approval to the matters referred to in sub-paragraph (i) above;
(b)	at least 14 days before the expiry of any obligatory insurance, renew that obligatory insurance in accordance with the Facility Agent's approval pursuant to paragraph (a) above; and
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(c)	procure that the Approved Brokers and/or the approved war risks and protection and indemnity associations with which such a renewal is effected shall promptly after the renewal notify the Facility Agent in writing of the terms and conditions of the renewal.
27.6	Copies of policies; letters of undertaking

Each Borrower shall ensure that the Approved Brokers provide the Security Agent upon its request with:

(a)	pro forma copies of all policies relating to the obligatory insurances which they are to effect or renew; and
(b)	a letter or letters or undertaking in a form required by the Facility Agent and including undertakings by the Approved Brokers that:
(i)	they will have endorsed on each policy, immediately upon issue, a loss payable clause and a notice of assignment complying with the provisions of Clause 27.4 (Further protections for the Finance Parties);
(ii)	they will hold such policies, and the benefit of such insurances, to the order of the Security Agent in accordance with such loss payable clause;
(iii)	they will advise the Security Agent immediately of any material change to the terms of the obligatory insurances and notify the Security Agent 14 days prior to policy cancellation for non-payment;
(iv)	they will, if they have not received notice of renewal instructions from the relevant Borrower or its agents, notify the Security Agent not less than 14 days before the expiry of the obligatory insurances;
(v)	if they receive instructions to renew the obligatory insurances, they will promptly notify the Facility Agent of the terms of the instructions;
(vi)	they will not set off against any sum recoverable in respect of a claim relating to the Ship owned by that Borrower under such obligatory insurances any premiums or other amounts due to them or any other person whether in respect of that Ship or otherwise, they waive any lien on the policies, or any sums received under them, which they might have in respect of such premiums or other amounts and they will not cancel such obligatory insurances by reason of non-payment of such premiums or other amounts; and
(vii)	they will arrange for a separate policy to be issued in respect of the Ship owned by that Borrower forthwith upon being so requested by the Facility Agent.
27.7	Copies of certificates of entry

Each Borrower shall ensure that any protection and indemnity and/or war risks associations in which the Ship owned by it is entered provide the Security Agent with:

(a)	a certified copy of the certificate of entry for that Ship;
(b)	a letter or letters of undertaking in such form as may be required by the Facility Agent acting on the instructions of Majority Lenders; and
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(c)	a certified copy of each certificate of financial responsibility for pollution by oil or other Environmentally Sensitive Material issued by the relevant certifying authority in relation to that Ship.

27.8	Deposit of original policies

Each Borrower shall ensure that all policies relating to obligatory insurances effected by it are deposited with the Approved Brokers through which the insurances are effected or renewed.

27.9	Payment of premiums

Each Borrower shall punctually pay all premiums or other sums payable in respect of the obligatory insurances effected by it and produce all relevant receipts when so required by the Facility Agent or the Security Agent.

27.10	Guarantees

Each Borrower shall ensure that any guarantees required by a protection and indemnity or war risks association are promptly issued and remain in full force and effect.

27.11	Compliance with terms of insurances
(a)	No Borrower shall do or omit to do (nor permit to be done or not to be done) any act or thing which would or might render any obligatory insurance invalid, void, voidable or unenforceable or render any sum payable under an obligatory insurance repayable in whole or in part.
(b)	Without limiting paragraph (a) above, each Borrower shall:
(i)	take all necessary action and comply with all requirements which may from time to time be applicable to the obligatory insurances, and (without limiting the obligation contained in sub-paragraph (iii) of paragraph (b) of Clause 27.6 (Copies of policies; letters of undertaking)) ensure that the obligatory insurances are not made subject to any exclusions or qualifications to which the Facility Agent has not given its prior approval;
(ii)	not make any changes relating to the classification or classification society or manager or operator of the Ship owned by it approved by the underwriters of the obligatory insurances;
(iii)	make (and promptly supply copies to the Facility Agent of) all quarterly or other voyage declarations which may be required by the protection and indemnity risks association in which the Ship owned by it is entered to maintain cover for trading to the United States of America and Exclusive Economic Zone (as defined in the United States Oil Pollution Act 1990 or any other applicable legislation); and
(iv)	not employ the Ship owned by it, nor allow it to be employed, otherwise than in conformity with the terms and conditions of the obligatory insurances, without first obtaining the consent of the insurers and complying with any requirements (as to extra premium or otherwise) which the insurers specify.
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27.12	Alteration to terms of insurances

No Borrower shall make or agree to any alteration to the terms of any obligatory insurance or waive any right relating to any obligatory insurance.

27.13	Settlement of claims

Each Borrower shall:

(a)	not settle, compromise or abandon any claim under any obligatory insurance for Total Loss or for a Major Casualty; and
(b)	do all things necessary and provide all documents, evidence and information to enable the Security Agent to collect or recover any moneys which at any time become payable in respect of the obligatory insurances.
27.14	Provision of copies of communications

Each Borrower shall provide the Security Agent, at the time of each such communication, with copies of all written communications between that Borrower and:

(a)	the Approved Brokers;
(b)	the approved protection and indemnity and/or war risks associations; and
(c)	the approved insurance companies and/or underwriters,

which relate directly or indirectly to:

(i)	that Borrower's obligations relating to the obligatory insurances including, without limitation, all requisite declarations and payments of additional premiums or calls; and
(ii)	any credit arrangements made between that Borrower and any of the persons referred to in paragraphs (a) or (b) above relating wholly or partly to the effecting or maintenance of the obligatory insurances.
27.15	Provision of information

Each Borrower shall promptly provide the Facility Agent (or any persons which it may designate) with any information which the Facility Agent (or any such designated person) requests for the purpose of:

(a)	obtaining or preparing any report from an independent marine insurance broker as to the adequacy of the obligatory insurances effected or proposed to be effected; and/or
(b)	effecting, maintaining or renewing any such insurances as are referred to in Clause 27.16 (Mortgagee's interest and additional perils insurances) or dealing with or considering any matters relating to any such insurances, and the Borrowers shall, forthwith upon demand, indemnify the Security Agent in respect of all fees and other expenses incurred by or for the account of the Security Agent in connection with any such report as is referred to in paragraph (a) above.

27.16	Mortgagee's interest and additional perils insurances
(a)	The Security Agent shall be entitled from time to time to effect, maintain and renew a mortgagee's interest marine insurance and a mortgagee's interest additional perils insurance in such amounts, on such terms, through such insurers and generally in such manner as the Security Agent may from time to time consider appropriate.
(b)	The Borrowers shall upon demand fully indemnify the Security Agent in respect of all premiums and other expenses which are incurred in connection with or with a view to effecting, maintaining or renewing any insurance referred to in paragraph (a) above or dealing with, or considering, any matter arising out of any such insurance.
28	Events of Default
28.1	General

Each of the events or circumstances set out in this Clause 28 (Events of Default) is an Event of Default except for Clause 28.19 (Acceleration) and Clause 28.20 (Enforcement of security).

28.2	Non-payment

A Transaction Obligor does not pay on the due date any amount payable pursuant to a Finance Document at the place at and in the currency in which it is expressed to be payable unless:

(a)	its failure to pay is caused by:
(i)	administrative or technical error; or
(ii)	a Disruption Event; and
(b)	payment is made within five Business Days of its due date.
28.3	Specific obligations

A breach occurs of Clause 4.4 (Waiver of conditions precedent), Clause 22 (Financial Covenants), Clause 23.10 (Title), Clause 23.11 (Negative pledge), Clause 23.20 (Unlawfulness, invalidity and ranking; Security imperilled), Clause 23.23 (Sanctions), Clause 24.12 (Sanctions and Ship trading), Clause 27.2 (Maintenance of obligatory insurances), Clause 27.3 (Terms of obligatory insurances), Clause 27.5 (Renewal of obligatory insurances) or, save to the extent such breach is a failure to pay and therefore subject to Clause 28.2 (Non-payment), Clause 25 (Loan to value ratio), Clause 24.3 (Repair and Classification).

28.4	Other obligations
(a)	A Transaction Obligor does not comply with any provision of the Finance Documents (other than those referred to in Clause 28.2 (Non-payment) and Clause 28.3 (Specific obligations)).
(b)	No Event of Default under paragraph (a) above will occur if the failure to comply is capable of remedy and is remedied within five Business Days of the Facility Agent giving notice to the Borrowers or (if earlier) any Transaction Obligor becoming aware of the failure to comply.
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28.5	Misrepresentation

Any representation or statement made or deemed to be made by a Transaction Obligor in the Finance Documents or any other document delivered by or on behalf of any Transaction Obligor under or in connection with any Finance Document is or proves to have been incorrect or misleading when made or deemed to be made unless the relevant representation or statement can be repeated within five Business Days of the date on which the Facility Agent notifies the Borrower of it not being true and accurate and on the date of such repetition it is not incorrect or misleading in any respect.

28.6	Cross default
(a)	Any Financial Indebtedness of any Transaction Obligor is not paid when due nor within any originally applicable grace period.
(b)	Any Financial Indebtedness of any Transaction Obligor is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).
(c)	Any commitment for any Financial Indebtedness of any Transaction Obligor is cancelled or suspended by a creditor of any Transaction Obligor as a result of an event of default (however described).
(d)	Any creditor of any Transaction Obligor becomes entitled to declare any Financial Indebtedness of any Transaction Obligor due and payable prior to its specified maturity as a result of an event of default (however described).
(e)	No Event of Default will occur under this Clause 28.6 (Cross default) in respect of a person other than a Borrower if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within paragraphs (a) to (d) above is less than $1,000,000 (or its equivalent in any other currency).
(f)	No Event of Default will occur under paragraph (a) of this Clause 28.6 (Cross default) in respect of a Borrower if the Financial Indebtedness is Permitted Trade Debt.
28.7	Insolvency
(a)	An Obligor:
(i)	is unable or admits inability to pay its debts as they fall due;
(ii)	is deemed to, or is declared to, be unable to pay its debts under applicable law;
(iii)	suspends or threatens to suspend making payments on any of its debts; or
(iv)	by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors (excluding any Finance Party in its capacity as such) with a view to rescheduling any of its indebtedness.
(b)	The value of the assets of any Obligor is less than its liabilities (taking into account contingent and prospective liabilities).
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(c)	A moratorium is declared in respect of any indebtedness of any Obligor. If a moratorium occurs, the ending of the moratorium will not remedy any Event of Default caused by that moratorium.

28.8	Insolvency proceedings

(a)	Any corporate action, legal proceedings or other procedure or step is taken in relation to:

(i)	the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any Obligor;

(ii)	a composition, compromise, assignment or arrangement with any creditor of any Obligor;

(iii)	the appointment of a liquidator, receiver, administrator, administrative receiver, compulsory manager or other similar officer in respect of any Obligor or any of its assets; or

(iv)	enforcement of any Security over any assets of any Obligor,

or any analogous procedure or step is taken in any jurisdiction.

(b)	Paragraph (a) above shall not apply to any winding-up petition which is frivolous or vexatious and is discharged, stayed or dismissed within 14 days of commencement.
28.9	Creditors' process

Any expropriation, attachment, sequestration, distress or execution (or any analogous process in any jurisdiction) affects any asset or assets of an Obligor (other than an arrest or detention of a Ship referred to in Clause 28.14 (Arrest)).

28.10	Change of Control
(a)	The shares (or any part thereof) of the Parent Guarantor cease to be quoted on the Nasdaq Capital Market or any other Nasdaq Market Tier or any other internationally recognised stock exchange acceptable to the Facility Agent (acting on the instructions of the Majority Lenders).
(b)	Each Borrower is not or ceases to be a 100 per cent. directly owned Subsidiary of the Parent Guarantor.
(c)	After the date of this Agreement any person or group of persons acting in concert gains control of the Parent Guarantor other than the Disclosed Persons.
(d)	For the purpose of paragraph (c) above "control" means the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to:
(i)	cast, or control the casting of, more than 50 per cent. of the maximum number of votes that might be cast at a general meeting of the Parent Guarantor; or
(ii)	appoint or remove all, or the majority, of the directors or other equivalent officers of the Parent Guarantor; or
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(iii)	give directions with respect to the operating and financial policies of the Parent Guarantor with which the directors or other equivalent officers of the Parent Guarantor are obliged to comply.

For the purpose of paragraph (c) above "acting in concert" means a group of persons who, pursuant to an agreement or understanding (whether formal or informal), actively co-operate, through the acquisition directly or indirectly of shares in the Parent Guarantor by any of them, either directly or indirectly, to obtain or consolidate control of the Parent Guarantor.

28.11	Unlawfulness, invalidity and ranking
(a)	It is or becomes unlawful for a Transaction Obligor to perform any of its obligations under the Finance Documents.
(b)	Any obligation of a Transaction Obligor under the Finance Documents is not or ceases to be legal, valid, binding or enforceable.
(c)	Any Finance Document ceases to be in full force and effect or to be continuing or is or purports to be determined or any Transaction Security is alleged by a party to it (other than a Finance Party) to be ineffective.
(d)	Any Transaction Security proves to have ranked after, or loses its priority to, any other Security.
28.12	Security imperilled

Any Security created or intended to be created by a Finance Document is in any way imperilled or in jeopardy.

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28.13	Cessation of business

Any Transaction suspends or ceases to carry on (or threatens to suspend or cease to carry on) all or a material part of its business.

28.14	Arrest

Any arrest of a Ship or its detention in the exercise or the purported exercise of any lien or claim unless it is redelivered to the full control of the relevant Borrower within:

(a)	30 days if that Ship is off-hire; or
(b)	45 days of that Ship is on-hire,

of such arrest or detention.

28.15	Expropriation

The authority or ability of any member of the Group to conduct its business is limited or wholly or substantially curtailed by any seizure, expropriation, nationalisation, intervention, restriction or other action by or on behalf of any governmental, regulatory or other authority or other person in relation to any member of the Group or any of its assets other than:

(a)	an arrest or detention of a Ship referred to in Clause 28.14 (Arrest); or
(b)	any Requisition.
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28.16	Repudiation and rescission of agreements

A Transaction Obligor (or any other relevant party) rescinds or purports to rescind or repudiates or purports to repudiate a Transaction Document or any of the Transaction Security or evidences an intention to rescind or repudiate a Transaction Document or any Transaction Security.

28.17	Litigation

Any litigation, arbitration or administrative proceedings or investigations of, or before, any court, arbitral body or agency are started or any judgment or order of a court, arbitral body or agency is made, in relation to any of the Transaction Documents or the transactions contemplated in any of the Transaction Documents or against any Transaction Obligor or its assets which has or is reasonably likely to have a Material Adverse Effect.

28.18	Material adverse change

Any event or circumstance occurs which has or is reasonably likely to have a Material Adverse Effect.

28.19	Acceleration

On and at any time after the occurrence of an Event of Default which is continuing the Facility Agent may, and shall if so directed by the Majority Lenders:

(a)	by notice to the Borrowers:
(i)	cancel the Available Commitment of each Lender, whereupon they shall immediately be cancelled;
(ii)	declare that all or part of the Loan, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon it shall become immediately due and payable; and/or
(iii)	declare that all or part of the Loan be payable on demand, whereupon it shall immediately become payable on demand by the Facility Agent acting on the instructions of the Majority Lenders; and/or
(b)	exercise or direct the Security Agent to exercise any or all of its rights, remedies, powers or discretions under the Finance Documents,

and the Facility Agent may serve notices under sub-paragraphs (i), (ii) or (iii) of paragraph (a) above simultaneously or on different dates and any Servicing Party may take any action referred to in paragraph (b) above or Clause 28.20 (Enforcement of security) if no such notice is served or simultaneously with or at any time after the service of any of such notice.

28.20	Enforcement of security

On and at any time after the occurrence of an Event of Default which is continuing the Security Agent may, and shall if so directed by the Majority Lenders, take any action which, as a result of the Event of Default or any notice served under Clause 28.19 (Acceleration), the Security Agent is entitled to take under any Finance Document or any applicable law or regulation.

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Section 9

Changes to Parties

29	Changes to the Lenders
29.1	Assignments and transfers by the Lenders

Subject to this Clause 29 (Changes to the Lenders), a Lender (the "Existing Lender") may:

(a)	assign any of its rights; or
(b)	transfer by novation any of its rights and obligations,

under the Finance Documents to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the "New Lender") without the Borrowers consent and at no cost of the Borrowers unless an Event of Default has occurred and is continuing.

29.2	Conditions of assignment or transfer
(a)	Prior notice of assignment or transfer pursuant to Clause 29.1 (Assignments and transfers by the Lenders) stating the assignment or transfer consideration agreed between the Existing Lender and the New Lender (the "Loan Transfer Price"), shall be given by the relevant Existing Lender to the Borrowers and the Obligors shall have the right to prepay within 30 days of such notification to the Facility Agent an amount equal to the Loan Transfer Price and following such prepayment shall extinguish the Obligors' obligations with respect to such part of the Loan.
(b)	Unless otherwise provided in this Clause 29.2 (Conditions of assignment or transfer), any prepayment made pursuant to paragraph (a) above shall be made in accordance with the relevant provisions of Clause 7 (Prepayment and Cancellation) and shall be treated as a voluntary prepayment pursuant to Clause 7.3 (Voluntary prepayment of Loan). For the avoidance of doubt, paragraph (b) of Clause 7.3 (Voluntary prepayment of Loan) shall not apply and there will be no prepayment fee for such prepayment.
(c)	Should the Obligors not make the prepayment in accordance with paragraph (a) above then the remaining provisions of this Clause 29 (Changes to the Lenders) shall apply.
(d)	An assignment will only be effective on:
(i)	receipt by the Facility Agent (whether in the Assignment Agreement or otherwise) of written confirmation from the New Lender (in form and substance satisfactory to the Facility Agent) that the New Lender will assume the same obligations to the other Secured Parties as it would have been under if it had been an Original Lender; and
(ii)	performance by the Facility Agent of all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to such assignment to a New Lender, the completion of which the Facility Agent shall promptly notify to the Existing Lender and the New Lender.
(e)	Each Obligor on behalf of itself and each Transaction Obligor agrees that all rights and interests (present, future or contingent) which the Existing Lender has under or by virtue of the Finance Documents are assigned to the New Lender absolutely, free of any defects in the Existing Lender's title and of any rights or equities which the Borrower or any other Transaction Obligor had against the Existing Lender.

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(f)	A transfer will only be effective if the procedure set out in Clause 29.5 (Procedure for transfer) is complied with.

(g)	If:

(i)	a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and

(ii)	as a result of circumstances existing at the date the assignment, transfer or change occurs, a Transaction Obligor would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 12 (Tax Gross Up and Indemnities) or under that clause as incorporated by reference or in full in any other Finance Document or Clause 13 (Increased Costs), then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred. This paragraph (g) shall not apply in respect of an assignment or transfer made in the ordinary course of the primary syndication of the Facility.

(h)	Each New Lender, by executing the relevant Transfer Certificate or Assignment Agreement, confirms, for the avoidance of doubt, that the Facility Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the transfer or assignment becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as the Existing Lender would have been had it remained a Lender.
29.3	Assignment or transfer fee

The New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Facility Agent (for its own account) a fee of $5,000.

29.4	Limitation of responsibility of Existing Lenders
(a)	Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:
(i)	the legality, validity, effectiveness, adequacy or enforceability of the Transaction Documents, the Transaction Security or any other documents;
(ii)	the financial condition of any Transaction Obligor;
(iii)	the performance and observance by any Transaction Obligor of its obligations under the Transaction Documents or any other documents; or
(iv)	the accuracy of any statements (whether written or oral) made in or in connection with any Transaction Document or any other document, and any representations or warranties implied by law are excluded.

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(b)	Each New Lender confirms to the Existing Lender and the other Finance Parties and the Secured Parties that it:

(i)	has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Transaction Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender or any other Finance Party in connection with any Transaction Document or the Transaction Security; and

(ii)	will continue to make its own independent appraisal of the creditworthiness of each Transaction Obligor and its related entities throughout the Security Period.

(c)	Nothing in any Finance Document obliges an Existing Lender to:

(i)	accept a re-transfer or re-assignment from a New Lender of any of the rights and obligations assigned or transferred under this Clause 29 (Changes to the Lenders); or

(ii)	support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Transaction Obligor of its obligations under the Transaction Documents or otherwise.

29.5	Procedure for transfer

(a)	Subject to the conditions set out in Clause 29.2 (Conditions of assignment or transfer), a transfer is effected in accordance with paragraph (c) below when the Facility Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender. The Facility Agent shall, subject to paragraph (b) below as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with this Agreement and delivered in accordance with this Agreement, execute that Transfer Certificate.

(b)	The Facility Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to the transfer to such New Lender.

(c)	Subject to Clause 29.9 (Pro rata interest settlement), on the Transfer Date:

(i)	to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents and in respect of the Transaction Security, each of the Transaction Obligors and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and in respect of the Transaction Security and their respective rights against one another under the Finance Documents and in respect of the Transaction Security shall be cancelled (being the "Discharged Rights and Obligations");

(ii)	each of the Transaction Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Transaction Obligor and the New Lender have assumed and/or acquired the same in place of that Transaction Obligor and the Existing Lender;
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(iii)	the Facility Agent, the Security Agent, the New Lender and other Lenders shall acquire the same rights and assume the same obligations between themselves and in respect of the Transaction Security as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Facility Agent, the Security Agent, and the Existing Lenders shall each be released from further obligations to each other under the Finance Documents; and
(iv)	the New Lender shall become a Party as a "Lender".
29.6	Procedure for assignment
(a)	Subject to the conditions set out in Clause 29.2 (Conditions of assignment or transfer) an assignment may be effected in accordance with paragraph (c) below when the Facility Agent executes an otherwise duly completed Assignment Agreement delivered to it by the Existing Lender and the New Lender. The Facility Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Assignment Agreement appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Assignment Agreement.
(b)	The Facility Agent shall only be obliged to execute an Assignment Agreement delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to the assignment to such New Lender.
(c)	Subject to Clause 29.9 (Pro rata interest settlement), on the Transfer Date:
(i)	the Existing Lender will assign absolutely to the New Lender its rights under the Finance Documents and in respect of the Transaction Security expressed to be the subject of the assignment in the Assignment Agreement;
(ii)	the Existing Lender will be released from the obligations (the "Relevant Obligations") expressed to be the subject of the release in the Assignment Agreement (and any corresponding obligations by which it is bound in respect of the Transaction Security); and
(iii)	the New Lender shall become a Party as a "Lender" and will be bound by obligations equivalent to the Relevant Obligations.
(d)	Lenders may utilise procedures other than those set out in this Clause 29.6 (Procedure for assignment) to assign their rights under the Finance Documents (but not, without the consent of the relevant Transaction Obligor or unless in accordance with Clause 29.5 (Procedure for transfer), to obtain a release by that Transaction Obligor from the obligations owed to that Transaction Obligor by the Lenders nor the assumption of equivalent obligations by a New Lender) provided that they comply with the conditions set out in Clause 29.2 (Conditions of assignment or transfer).
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29.7	Copy of Transfer Certificate or Assignment Agreement to Borrowers

The Facility Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate or an Assignment Agreement, send to the Borrowers a copy of that Transfer Certificate or Assignment Agreement.

29.8	Security over Lenders' rights

In addition to the other rights provided to Lenders under this Clause 29 (Changes to the Lenders), each Lender may without consulting with or obtaining consent from any Transaction Obligor, at any time charge, assign or otherwise create Security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including, without limitation:

(a)	any charge, assignment or other Security to secure obligations to a federal reserve or central bank; and
(b)	any charge, assignment or other Security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such charge, assignment or Security shall:

(i)	release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security for the Lender as a party to any of the Finance Documents; or
(ii)	require any payments to be made by a Transaction Obligor other than or in excess of, or grant to any person any more extensive rights than, those required to be made or granted to the relevant Lender under the Finance Documents.
29.9	Pro rata interest settlement
(a)	If the Facility Agent has notified the Lenders that it is able to distribute interest payments on a "pro rata basis" to Existing Lenders and New Lenders then (in respect of any transfer pursuant to Clause 29.5 (Procedure for transfer) or any assignment pursuant to Clause 29.6 (Procedure for assignment) the Transfer Date of which, in each case, is after the date of such notification and is not on the last day of an Interest Period):
(i)	any interest or fees in respect of the relevant participation which are expressed to accrue by reference to the lapse of time shall continue to accrue in favour of the Existing Lender up to but excluding the Transfer Date ("Accrued Amounts") and shall become due and payable to the Existing Lender (without further interest accruing on them) on the last day of the current Interest Period (or, if the Interest Period is longer than six Months, on the next of the dates which falls at six Monthly intervals after the first day of that Interest Period); and
(ii)	the rights assigned or transferred by the Existing Lender will not include the right to the Accrued Amounts, so that, for the avoidance of doubt:
(A)	when the Accrued Amounts become payable, those Accrued Amounts will be payable to the Existing Lender; and
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(B)	the amount payable to the New Lender on that date will be the amount which would, but for the application of this Clause 29.9 (Pro rata interest settlement), have been payable to it on that date, but after deduction of the Accrued Amounts.

(b)	In this Clause 29.9 (Pro rata interest settlement) references to "Interest Period" shall be construed to include a reference to any other period for accrual of fees.

(c)	An Existing Lender which retains the right to the Accrued Amounts pursuant to this Clause 29.9 (Pro rata interest settlement) but which does not have a Commitment shall be deemed not to be a Lender for the purposes of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve any request for a consent, waiver, amendment or other vote of Lenders under the Finance Documents.

30	Changes to the Transaction Obligors

30.1	Assignment or transfer by Transaction Obligors

No Transaction Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

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30.2	Release of security
(a)	If a disposal of any asset subject to security created by a Security Document is made in the following circumstances:
(i)	the disposal is permitted by the terms of any Finance Document;
(ii)	the Majority Lenders agree to the disposal;
(iii)	the disposal is being made at the request of the Security Agent in circumstances where any security created by the Security Documents has become enforceable; or
(iv)	the disposal is being effected by enforcement of a Security Document,

the Security Agent may release the asset(s) being disposed of from any security over those assets created by a Security Document. However, the proceeds of any disposal (or an amount corresponding to them) must be applied in accordance with the requirements of the Finance Documents (if any).

(b)	If the Security Agent is satisfied that a release is allowed under this Clause 30.2 (Release of security) (at the request and expense of the Borrowers) each Finance Party must enter into any document and do all such other things which are reasonably required to achieve that release. Each other Finance Party irrevocably authorises the Security Agent to enter into any such document. Any release will not affect the obligations of any other Transaction Obligor under the Finance Documents.
30.3	Additional Subordinated Creditors
(a)	The Borrowers may request that any person becomes a Subordinated Creditor, with the prior approval of the Facility Agent, by delivering to the Facility Agent:
(i)	a duly executed Subordination Agreement;
(ii)	a duly executed Subordinated Debt Security; and
(iii)	such constitutional documents, corporate authorisations and other documents and matters as the Facility Agent may reasonably require, in form and substance satisfactory to the Facility Agent, to verify that the person's obligations are legally binding, valid and enforceable and to satisfy any applicable legal and regulatory requirements.
(b)	A person referred to in paragraph (a) above will become a Subordinated Creditor on the date the Security Agent enters into the Subordination Agreement and the Subordinated Debt Security delivered under paragraph (a) above.

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Section 10

The Finance Parties

31	The Facility Agent
31.1	Appointment of the Facility Agent
(a)	Each of the Lenders and the Hedge Counterparties appoints the Facility Agent to act as its agent under and in connection with the Finance Documents.
(b)	Each of the Lenders and the Hedge Counterparties authorises the Facility Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Facility Agent under, or in connection with, the Finance Documents together with any other incidental rights, powers, authorities and discretions.
31.2	Instructions
(a)	The Facility Agent shall:
(i)	unless a contrary indication appears in a Finance Document, exercise or refrain from exercising any right, power, authority or discretion vested in it as Facility Agent in accordance with any instructions given to it by:
(A)	all Lenders if the relevant Finance Document stipulates the matter is an all Lender decision; and
(B)	in all other cases, the Majority Lenders; and
(ii)	not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with sub-paragraph (i) above (or, if this Agreement stipulates the matter is a decision for any other Finance Party or group of Finance Parties, in accordance with instructions given to it by that Finance Party or group of Finance Parties).
(b)	The Facility Agent shall be entitled to request instructions, or clarification of any instruction, from the Majority Lenders (or, if the relevant Finance Document stipulates the matter is a decision for any other Finance Party or group of Finance Parties, from that Finance Party or group of Finance Parties) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion and the Facility Agent may refrain from acting unless and until it receives any such instructions or clarification that it has requested.
(c)	Save in the case of decisions stipulated to be a matter for any other Finance Party or group of Finance Parties under the relevant Finance Document and unless a contrary indication appears in a Finance Document, any instructions given to the Facility Agent by the Majority Lenders shall override any conflicting instructions given by any other Parties and will be binding on all Finance Parties.
(d)	Paragraph (a) above shall not apply:
(i)	where a contrary indication appears in a Finance Document;
(ii)	where a Finance Document requires the Facility Agent to act in a specified manner or to take a specified action;
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(iii)	in respect of any provision which protects the Facility Agent's own position in its personal capacity as opposed to its role of Facility Agent for the relevant Finance Parties.

(e)	If giving effect to instructions given by the Majority Lenders would in the Facility Agent's opinion have an effect equivalent to an amendment or waiver referred to in Clause 45 (Amendments and Waivers), the Facility Agent shall not act in accordance with those instructions unless consent to it so acting is obtained from each Party (other than the Facility Agent) whose consent would have been required in respect of that amendment or waiver.

(f)	In exercising any discretion to exercise a right, power or authority under the Finance Documents where it has not received any instructions as to the exercise of that discretion the Facility Agent shall do so having regard to the interests of all the Finance Parties.
(g)	The Facility Agent may refrain from acting in accordance with any instructions of any Finance Party or group of Finance Parties until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability (together with any applicable VAT) which it may incur in complying with those instructions.
(h)	Without prejudice to the remainder of this Clause 31.2 (Instructions), in the absence of instructions, the Facility Agent shall not be obliged to take any action (or refrain from taking action) even if it considers acting or not acting to be in the best interests of the Finance Parties. The Facility Agent may act (or refrain from acting) as it considers to be in the best interest of the Finance Parties.
(i)	The Facility Agent is not authorised to act on behalf of a Finance Party (without first obtaining that Finance Party's consent) in any legal or arbitration proceedings relating to any Finance Document. This paragraph (i) shall not apply to any legal or arbitration proceeding relating to the perfection, preservation or protection of rights under the Security Documents or enforcement of the Transaction Security or Security Documents.
31.3	Duties of the Facility Agent
(a)	The Facility Agent's duties under the Finance Documents are solely mechanical and administrative in nature.
(b)	Subject to paragraph (c) below, the Facility Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Facility Agent for that Party by any other Party.
(c)	Without prejudice to Clause 29.7 (Copy of Transfer Certificate or Assignment Agreement to Borrowers), paragraph (b) above shall not apply to any Transfer Certificate or any Assignment Agreement.
(d)	Except where a Finance Document specifically provides otherwise, the Facility Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.
(e)	If the Facility Agent receives notice from a Party referring to any Finance Document, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties.
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(f)	If the Facility Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Facility Agent or the Security Agent) under this Agreement, it shall promptly notify the other Finance Parties.

(g)	The Facility Agent shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party (and no others shall be implied).

31.4	No fiduciary duties

(a)	Nothing in any Finance Document constitutes the Facility Agent as a trustee or fiduciary of any other person.

(b)	The Facility Agent shall not be bound to account to other Finance Party for any sum or the profit element of any sum received by it for its own account.

31.5	Application of receipts

Except as expressly stated to the contrary in any Finance Document, any moneys which the Facility Agent receives or recovers in its capacity as Facility Agent shall be applied by the Facility Agent in accordance with Clause 35.5 (Application of receipts; partial payments).

31.6	Business with the Group

The Facility Agent may accept deposits from, lend money to, and generally engage in any kind of banking or other business with, any member of the Group.

31.7	Rights and discretions
(a)	The Facility Agent may:
(i)	rely on any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorised;
(ii)	assume that:
(A)	any instructions received by it from the Majority Lenders, any Finance Parties or any group of Finance Parties are duly given in accordance with the terms of the Finance Documents; and
(B)	unless it has received notice of revocation, that those instructions have not been revoked; and
(iii)	rely on a certificate from any person:
(A)	as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or
(B)	to the effect that such person approves of any particular dealing, transaction, step, action or thing,

as sufficient evidence that that is the case and, in the case of paragraph (A) above, may assume the truth and accuracy of that certificate.

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(b)	The Facility Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Finance Parties) that:

(i)	no Default has occurred (unless it has actual knowledge of a Default arising under Clause 28.2 (Non-payment));

(ii)	any right, power, authority or discretion vested in any Party or any group of Finance Parties has not been exercised; and

(iii)	any notice or request made by any Borrower (other than the relevant Utilisation Request) is made on behalf of and with the consent and knowledge of all the Transaction Obligors.

(c)	The Facility Agent may engage and pay for the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts.

(d)	Without prejudice to the generality of paragraph (c) above or paragraph (e) below, the Facility Agent may at any time engage and pay for the services of any lawyers to act as independent counsel to the Facility Agent (and so separate from any lawyers instructed by the Lenders) if the Facility Agent in its reasonable opinion deems this to be desirable.

(e)	The Facility Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Facility Agent or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying.

(f)	The Facility Agent may act in relation to the Finance Documents and the Security Property through its officers, employees and agents and shall not:

(i)	be liable for any error of judgment made by any such person; or

(ii)	be bound to supervise, or be in any way responsible for any loss incurred by reason of misconduct, omission or default on the part of any such person,

unless such error or such loss was directly caused by the Facility Agent's gross negligence or wilful misconduct.

(g)	Unless a Finance Document expressly provides otherwise the Facility Agent may disclose to any other Party any information it reasonably believes it has received as agent under the Finance Documents.
(h)	Notwithstanding any other provision of any Finance Document to the contrary, the Facility Agent is not obliged to do or omit to do anything if it would or might, in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.
(i)	Notwithstanding any provision of any Finance Document to the contrary, the Facility Agent is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.
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31.8	Responsibility for documentation

The Facility Agent is not responsible nor liable for:

(a)	the adequacy, accuracy or completeness of any information (whether oral or written) supplied by the Facility Agent, the Security Agent, a Transaction Obligor or any other person in, or in connection with, any Transaction Document or the transactions contemplated in the Transaction Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document;
(b)	the legality, validity, effectiveness, adequacy or enforceability of any Transaction Document or the Security Property or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Transaction Document or the Security Property; or
(c)	any determination as to whether any information provided or to be provided to any Finance Party or Secured Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.
31.9	No duty to monitor

The Facility Agent shall not be bound to enquire:

(a)	whether or not any Default has occurred;
(b)	as to the performance, default or any breach by any Transaction Obligor of its obligations under any Transaction Document; or
(c)	whether any other event specified in any Transaction Document has occurred.
31.10	Exclusion of liability
(a)	Without limiting paragraph (b) below (and without prejudice to paragraph (e) of Clause 35.11 (Disruption to Payment Systems etc.) or any other provision of any Finance Document excluding or limiting the liability of the Facility Agent), the Facility Agent will not be liable (including, without limitation, for negligence or any other category of liability whatsoever) for:
(i)	any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Transaction Document or the Security Property, unless directly caused by its gross negligence or wilful misconduct;
(ii)	exercising, or not exercising, any right, power, authority or discretion given to it by, or in connection with, any Transaction Document, the Security Property or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Transaction Document or the Security Property; or
(iii)	any shortfall which arises on the enforcement or realisation of the Security Property;
(iv)	any damages, costs or losses to any person, any diminution in value, or any other liability whatsoever arising as a result of:
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(A)	any Benchmark Replacement implemented pursuant to Clause 45.4 (Benchmark Replacement setting); or

(B)       the selection and implementation of any Conforming Changes,

~~(v)~~including, without limitation, whether the composition or characteristics of any Benchmark Replacement will be similar to, or produce the same value or economic equivalence of the relevant Benchmark or have the same volume or liquidity as did the relevant Benchmark before its discontinuance or unavailability; or

(v)	~~(vi)~~without prejudice to the generality of paragraphs (i) to (iv) above, any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of:
(A)	any act, event or circumstance not reasonably within its control; or
(B)	the general risks of investment in, or the holding of assets in, any jurisdiction,

including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets (including any Disruption Event); breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action.

(b)	No Party other than the Facility Agent may take any proceedings against any officer, employee or agent of the Facility Agent in respect of any claim it might have against the Facility Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Transaction Document or any Security Property and any officer, employee or agent of the Facility Agent may rely on this paragraph (b) subject to Clause 1.5 (Third party rights) and the provisions of the Third Parties Act.
(c)	The Facility Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Facility Agent if the Facility Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Facility Agent for that purpose.
(d)	Nothing in this Agreement shall oblige the Facility Agent to carry out:
(i)	any "know your customer" or other checks in relation to any person; or
(ii)	any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Finance Party,

on behalf of any Finance Party and each Finance Party confirms to the Facility Agent that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Facility Agent.

(e)	Without prejudice to any provision of any Finance Document excluding or limiting the Facility Agent's liability, any liability (including, without limitation, for negligence or any other category of liability whatsoever) of the Facility Agent arising under or in connection with any Transaction Document or the Security Property shall be limited to the amount of actual loss which has been finally judicially determined to have been suffered (as determined by reference to the date of default of the Facility Agent or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Facility Agent at any time which increase the amount of that loss. In no event shall the Facility Agent be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Facility Agent has been advised of the possibility of such loss or damages.

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(f)	The Facility Agent may select information sources or services in its reasonable discretion to ascertain the Base Rate, Adjusted Term SOFR, Term SOFR, or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrowers, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service, unless directly caused by the Facility Agent's gross negligence or wilful misconduct.
31.11	Lenders' indemnity to the Facility Agent
(a)	Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Facility Agent, within three Business Days of demand, against any cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by the Facility Agent (otherwise than by reason of the Facility Agent's gross negligence or wilful misconduct) or, in the case of any cost, loss or liability pursuant to Clause 35.11 (Disruption to Payment Systems etc.) notwithstanding the Facility Agent's negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Facility Agent in acting as Facility Agent under the Finance Documents (unless the Facility Agent has been reimbursed by a Transaction Obligor pursuant to a Finance Document).
(b)	Subject to paragraph (c) below, the Borrowers shall immediately on demand reimburse any Lender for any payment that Lender makes to the Facility Agent pursuant to paragraph (a) above.
(c)	Paragraph (b) above shall not apply to the extent that the indemnity payment in respect of which the Lender claims reimbursement relates to a liability of the Facility Agent to an Obligor.
31.12	Resignation of the Facility Agent
(a)	The Facility Agent may resign and appoint one of its Affiliates as successor by giving notice to the other Finance Parties and the Borrowers.
(b)	Alternatively, the Facility Agent may resign by giving 30 days' notice to the other Finance Parties and the Borrowers, in which case the Majority Lenders may appoint a successor Facility Agent.
(c)	If the Majority Lenders have not appointed a successor Facility Agent in accordance with paragraph (b) above within 20 days after notice of resignation was given, the retiring Facility Agent may appoint a successor Facility Agent.
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(d)	If the Facility Agent wishes to resign because (acting reasonably) it has concluded that it is no longer appropriate for it to remain as agent and the Facility Agent is entitled to appoint a successor Facility Agent under paragraph (c) above, the Facility Agent may (if it concludes (acting reasonably) that it is necessary to do so in order to persuade the proposed successor Facility Agent to become a party to this Agreement as Facility Agent) agree with the proposed successor Facility Agent amendments to this Clause 31 (The Facility Agent) and any other term of this Agreement dealing with the rights or obligations of the Facility Agent consistent with then current market practice for the appointment and protection of corporate trustees together with any reasonable amendments to the agency fee payable under this Agreement which are consistent with the successor Facility Agent's normal fee rates and those amendments will bind the Parties.

(e)	The retiring Facility Agent shall make available to the successor Facility Agent such documents and records and provide such assistance as the successor Facility Agent may reasonably request for the purposes of performing its functions as Facility Agent under the Finance Documents. The Borrowers shall, within three Business Days of demand, reimburse the retiring Facility Agent for the amount of all costs and expenses (including legal fees) properly incurred by it in making available such documents and records and providing such assistance.

(f)	The Facility Agent's resignation notice shall only take effect upon the appointment of a successor.

(g)	Upon the appointment of a successor, the retiring Facility Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (e) above) but shall remain entitled to the benefit of Clause 14.3 (Indemnity to the Facility Agent) and this Clause 31 (The Facility Agent) and any other provisions of a Finance Document which are expressed to limit or exclude its liability (or to indemnify it) in acting as Facility Agent. Any fees for the account of the retiring Facility Agent shall cease to accrue from (and shall be payable on) that date. Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(h)	The Majority Lenders may, by notice to the Facility Agent, require it to resign in accordance with paragraph (b) above. In this event, the Facility Agent shall resign in accordance with paragraph (b) above.

(i)	The consent of any Borrower (or any other Transaction Obligor) is not required for an assignment or transfer of rights and/or obligations by the Facility Agent.

31.13	Confidentiality

(a)	In acting as Facility Agent for the Finance Parties, the Facility Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

(b)	If information is received by a division or department of the Facility Agent other than the division or department responsible for complying with the obligations assumed by it under the Finance Documents, that information may be treated as confidential to that division or department, and the Facility Agent shall not be deemed to have notice of it nor shall it be obliged to disclose such information to any Party.

(c)	Notwithstanding any other provision of any Finance Document to the contrary, the Facility Agent is not obliged to disclose to any other person (i) any confidential information or (ii) any other information if the disclosure would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty.

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31.14	Relationship with the other Finance Parties

(a)	Subject to Clause 29.9 (Pro rata interest settlement), the Facility Agent may treat the person shown in its records as Lender or Hedge Counterparty at the opening of business (in the place of the Facility Agent's principal office as notified to the Finance Parties from time to time) as the Lender acting through its Facility Office or, as the case may be, the Hedge Counterparty:

(i)	entitled to or liable for any payment due under any Finance Document on that day; and

(ii)	entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Finance Document made or delivered on that day,

unless it has received not less than five Business Days' prior notice from that Lender or Hedge Counterparty to the contrary in accordance with the terms of this Agreement.

(b)	Each Finance Party shall supply the Facility Agent with any information that the Security Agent may reasonably specify (through the Facility Agent) as being necessary or desirable to enable the Security Agent to perform its functions as Security Agent.
(c)	Any Lender may by notice to the Facility Agent appoint a person to receive on its behalf all notices, communications, information and documents to be made or despatched to that Lender under the Finance Documents. Such notice shall contain the address, fax number and (where communication by electronic mail or other electronic means is permitted under Clause 38.5 (Electronic communication)) electronic mail address and/or any other information required to enable the transmission of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated as a notification of a substitute address, fax number, electronic mail address (or such other information), department and officer by that Lender for the purposes of Clause 38.2 (Addresses) and sub-paragraph (ii) of paragraph (a) of Clause 38.5 (Electronic communication) and the Facility Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Lender.
31.15	Credit appraisal by the Finance Parties

Without affecting the responsibility of any Transaction Obligor for information supplied by it or on its behalf in connection with any Transaction Document, each Finance Party confirms to the Facility Agent that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under, or in connection with, any Transaction Document including but not limited to:

(a)	the financial condition, status and nature of each member of the Group;
(b)	the legality, validity, effectiveness, adequacy or enforceability of any Transaction Document, the Security Property and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document or the Security Property;
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(c)	whether that Finance Party has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under, or in connection with, any Transaction Document, the Security Property, the transactions contemplated by the Transaction Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document or the Security Property;

(d)	the adequacy, accuracy or completeness of any information provided by the Facility Agent, any Party or by any other person under, or in connection with, any Transaction Document, the transactions contemplated by any Transaction Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document; and

(e)	the right or title of any person in or to or the value or sufficiency of any part of the Security Assets, the priority of any of the Transaction Security or the existence of any Security affecting the Security Assets.

31.16	Facility Agent's management time

Any amount payable to the Facility Agent under Clause 14.3 (Indemnity to the Facility Agent), Clause 16 (Costs and Expenses) and Clause 31.11 (Lenders' indemnity to the Facility Agent) shall include the cost of utilising the Facility Agent's management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as the Facility Agent may notify to the Borrowers and the other Finance Parties, and is in addition to any fee paid or payable to the Facility Agent under Clause 11 (Fees).

31.17	Deduction from amounts payable by the Facility Agent

If any Party owes an amount to the Facility Agent under the Finance Documents, the Facility Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Facility Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

31.18	Reliance and engagement letters

Each Secured Party confirms that the Facility Agent has authority to accept on its behalf (and ratifies the acceptance on its behalf of any letters or reports already accepted by the Facility Agent) the terms of any reliance letter or engagement letters or any reports or letters provided by accountants, auditors or providers of due diligence reports in connection with the Finance Documents or the transactions contemplated in the Finance Documents and to bind it in respect of those, reports or letters and to sign such letters on its behalf and further confirms that it accepts the terms and qualifications set out in such letters.

31.19	Full freedom to enter into transactions

Without prejudice to Clause 31.6 (Business with the Group) or any other provision of a Finance Document and notwithstanding any rule of law or equity to the contrary, the Facility Agent shall be absolutely entitled:

(a)	to enter into and arrange banking, derivative, investment and/or other transactions of every kind with or affecting any Transaction Obligor or any person who is party to, or referred to in, a Finance Document (including, but not limited to, any interest or currency swap or other transaction, whether related to this Agreement or not, and acting as syndicate agent and/or security agent for, and/or participating in, other facilities to such Transaction Obligor or any person who is party to, or referred to in, a Finance Document);

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(b)	to deal in and enter into and arrange transactions relating to:
(i)	any securities issued or to be issued by any Transaction Obligor or any other person; or
(ii)	any options or other derivatives in connection with such securities; and
(c)	to provide advice or other services to any Borrower or any person who is a party to, or referred to in, a Finance Document; and
(d)	to engage in transactions that may affect the calculation of any Benchmark Replacement and/or any relevant adjustments to it without any consideration of the interests of, or liability to, any Transaction Obligor or any other Party, and, in particular, the Facility Agent shall be absolutely entitled, in proposing, evaluating, negotiating, entering into and arranging all such transactions and in connection with all other matters covered by paragraphs (a), (b), (c) and (d) above, to use (subject only to insider dealing legislation) any information or opportunity, howsoever acquired by it, to pursue its own interests exclusively, to refrain from disclosing such dealings, transactions or other matters or any information acquired in connection with them and to retain for its sole benefit all profits and benefits derived from the dealings transactions or other matters.

32	The Security Agent
32.1	Trust
(a)	Subject to Clause 32.37 (Swiss security agreement matters) the Security Agent declares that it holds the Security Property on trust for the Secured Parties on the terms contained in this Agreement and shall deal with the Security Property in accordance with this Clause 32 (The Security Agent) and the other provisions of the Finance Documents.
(b)	Each other Finance Party authorises the Security Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Security Agent under, or in connection with, the Finance Documents together with any other incidental rights, powers, authorities and discretions.
32.2	Parallel Debt (~~Covenant~~ covenant to pay the Security Agent)
(a)	Each Obligor irrevocably and unconditionally undertakes to pay to the Security Agent its Parallel Debt which shall be amounts equal to, and in the currency or currencies of, its Corresponding Debt.
(b)	The Parallel Debt of an Obligor:
(i)	shall become due and payable at the same time as its Corresponding Debt;
(ii)	is independent and separate from, and without prejudice to, its Corresponding Debt.
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(c)	For purposes of this Clause 32.2 (Parallel Debt (Covenant to pay the Security Agent)), the Security Agent:

(i)	is the independent and separate creditor of each Parallel Debt;

(ii)	acts in its own name and not as agent, representative or trustee of the Finance Parties and its claims in respect of each Parallel Debt shall not be held on trust; and

(iii)	shall have the independent and separate right to demand payment of each Parallel Debt in its own name (including, without limitation, through any suit, execution, enforcement of security, recovery of guarantees and applications for and voting in any kind of insolvency proceeding).

(d)	The Parallel Debt of an Obligor shall be:

(i)	decreased to the extent that its Corresponding Debt has been irrevocably and unconditionally paid or discharged; and

(ii)	increased to the extent that its Corresponding Debt has increased, and the Corresponding Debt of an Obligor shall be decreased to the extent that its Parallel Debt has been irrevocably and unconditionally paid or discharged, in each case provided that the Parallel Debt of an Obligor shall never exceed its Corresponding Debt.

(e)	All amounts received or recovered by the Security Agent in connection with this Clause 32.2 (Parallel Debt (Covenant to pay the Security Agent)) to the extent permitted by applicable law, shall be applied in accordance with Clause 35.5 (Application of receipts; partial payments).
(f)	This Clause 32.2 (Parallel Debt (Covenant to pay the Security Agent)) shall apply, with any necessary modifications, to each Finance Document.
32.3	Enforcement through Security Agent only

The Secured Parties shall not have any independent power to enforce, or have recourse to, any of the Transaction Security or to exercise any right, power, authority or discretion arising under the Security Documents except through the Security Agent.

32.4	Instructions
(a)	The Security Agent shall:
(i)	unless a contrary indication appears in a Finance Document, exercise or refrain from exercising any right, power, authority or discretion vested in it as Security Agent in accordance with any instructions given to it by:
(A)	all Lenders (or the Facility Agent on their behalf) if the relevant Finance Document stipulates the matter is an all Lender decision; and
(B)	in all other cases, the Majority Lenders (or the Facility Agent on their behalf); and
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(ii)	not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with sub-paragraph (i) above (or if this Agreement stipulates the matter is a decision for any other Finance Party or group of Finance Parties, in accordance with instructions given to it by that Finance Party or group of Finance Parties).

(b)	The Security Agent shall be entitled to request instructions, or clarification of any instruction, from the Majority Lenders (or the Facility Agent on their behalf) (or, if the relevant Finance Document stipulates the matter is a decision for any other Finance Party or group of Finance Parties, from that Finance Party or group of Finance Parties) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion and the Security Agent may refrain from acting unless and until it receives any such instructions or clarification that it has requested.

(c)	Save in the case of decisions stipulated to be a matter for any other Finance Party or group of Finance Parties under the relevant Finance Document and unless a contrary indication appears in a Finance Document, any instructions given to the Security Agent by the Majority Lenders shall override any conflicting instructions given by any other Parties and will be binding on all Finance Parties.

(d)	Paragraph (a) above shall not apply:

(i)	where a contrary indication appears in a Finance Document;

(ii)	where a Finance Document requires the Security Agent to act in a specified manner or to take a specified action;

(iii)	in respect of any provision which protects the Security Agent's own position in its personal capacity as opposed to its role of Security Agent for the relevant Secured Parties.

(iv)	in respect of the exercise of the Security Agent's discretion to exercise a right, power or authority under any of:

(A)	Clause 32.28 (Application of receipts);

(B)	Clause 32.29 (Permitted Deductions); and

(C)	Clause 32.30 (Prospective liabilities).

(e)	If giving effect to instructions given by the Majority Lenders would in the Security Agent's opinion have an effect equivalent to an amendment or waiver referred to in Clause 45 (Amendments and Waivers), the Security Agent shall not act in accordance with those instructions unless consent to it so acting is obtained from each Party (other than the Security Agent) whose consent would have been required in respect of that amendment or waiver.

(f)	In exercising any discretion to exercise a right, power or authority under the Finance Documents where either:

(i)	it has not received any instructions as to the exercise of that discretion; or

(ii)	the exercise of that discretion is subject to sub-paragraph (iv) of paragraph (d) above,

the Security Agent shall do so having regard to the interests of all the Secured Parties.

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(g)	The Security Agent may refrain from acting in accordance with any instructions of any Finance Party or group of Finance Parties until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability (together with any applicable VAT) which it may incur in complying with those instructions.

(h)	Without prejudice to the remainder of this Clause 32.4 (Instructions), in the absence of instructions, the Security Agent may (but shall not be obliged to) take such action in the exercise of its powers and duties under the Finance Documents as it considers in its discretion to be appropriate.

(i)	The Security Agent is not authorised to act on behalf of a Finance Party (without first obtaining that Finance Party's consent) in any legal or arbitration proceedings relating to any Finance Document. This paragraph (i) shall not apply to any legal or arbitration proceeding relating to the perfection, preservation or protection of rights under the Security Documents or enforcement of the Transaction Security or Security Documents.

32.5	Duties of the Security Agent

(a)	The Security Agent's duties under the Finance Documents are solely mechanical and administrative in nature.

(b)	The Security Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Security Agent for that Party by any other Party.

(c)	Except where a Finance Document specifically provides otherwise, the Security Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(d)	If the Security Agent receives notice from a Party referring to any Finance Document, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties.

(e)	The Security Agent shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party (and no others shall be implied).

32.6	No fiduciary duties

(a)	Nothing in any Finance Document constitutes the Security Agent as an agent, trustee or fiduciary of any Transaction Obligor.

(b)	The Security Agent shall not be bound to account to any other Secured Party for any sum or the profit element of any sum received by it for its own account.

32.7	Business with the Group

The Security Agent may accept deposits from, lend money to, and generally engage in any kind of banking or other business with, any member of the Group.

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32.8	Rights and discretions
(a)	The Security Agent may:
(i)	rely on any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorised;
(ii)	assume that:
(A)	any instructions received by it from the Majority Lenders, any Finance Parties or any group of Finance Parties are duly given in accordance with the terms of the Finance Documents;
(B)	unless it has received notice of revocation, that those instructions have not been revoked;
(C)	if it receives any instructions to act in relation to the Transaction Security, that all applicable conditions under the Finance Documents for so acting have been satisfied; and
(iii)	rely on a certificate from any person:
(A)	as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or
(B)	to the effect that such person approves of any particular dealing, transaction, step, action or thing,

as sufficient evidence that that is the case and, in the case of paragraph (A) above, may assume the truth and accuracy of that certificate.

(b)	The Security Agent shall be entitled to carry out all dealings with the other Finance Parties through the Facility Agent and may give to the Facility Agent any notice or other communication required to be given by the Security Agent to any Finance Party.
(c)	The Security Agent may assume (unless it has received notice to the contrary in its capacity as security agent for the Secured Parties) that:
(i)	no Default has occurred;
(ii)	any right, power, authority or discretion vested in any Party or any group of Finance Parties has not been exercised; and
(iii)	any notice or request made by any Borrower (other than the relevant Utilisation Request) is made on behalf of and with the consent and knowledge of all the Transaction Obligors.
(d)	The Security Agent may engage and pay for the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts.
(e)	Without prejudice to the generality of paragraph (c) above or paragraph (f) below, the Security Agent may at any time engage and pay for the services of any lawyers to act as independent counsel to the Security Agent (and so separate from any lawyers instructed by the Facility Agent or the Lenders) if the Security Agent in its reasonable opinion deems this to be desirable.

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(f)	The Security Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Security Agent or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying.
(g)	The Security Agent may act in relation to the Finance Documents and the Security Property through its officers, employees and agents and shall not:
(i)	be liable for any error of judgment made by any such person; or
(ii)	be bound to supervise, or be in any way responsible for any loss incurred by reason of misconduct, omission or default on the part of any such person,

unless such error or such loss was directly caused by the Security Agent's gross negligence or wilful misconduct.

(h)	Unless a Finance Document expressly provides otherwise the Security Agent may disclose to any other Party any information it reasonably believes it has received as security agent under the Finance Documents.
(i)	Notwithstanding any other provision of any Finance Document to the contrary, the Security Agent is not obliged to do or omit to do anything if it would or might, in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.
(j)	Notwithstanding any provision of any Finance Document to the contrary, the Security Agent is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.
32.9	Responsibility for documentation

None of the Security Agent, any Receiver or Delegate is responsible or liable for:

(a)	the adequacy, accuracy or completeness of any information (whether oral or written) supplied by the Facility Agent, the Security Agent, a Transaction Obligor or any other person in, or in connection with, any Transaction Document or the transactions contemplated in the Transaction Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document;
(b)	the legality, validity, effectiveness, adequacy or enforceability of any Transaction Document or the Security Property or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Transaction Document or the Security Property; or
(c)	any determination as to whether any information provided or to be provided to any Secured Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.
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32.10	No duty to monitor

The Security Agent shall not be bound to enquire:

(a)	whether or not any Default has occurred;
(b)	as to the performance, default or any breach by any Transaction Obligor of its obligations under any Transaction Document; or
(c)	whether any other event specified in any Transaction Document has occurred.
32.11	Exclusion of liability
(a)	Without limiting paragraph (b) below (and without prejudice to any other provision of any Finance Document excluding or limiting the liability of the Security Agent or any Receiver or Delegate), none of the Security Agent nor any Receiver or Delegate will be liable (including, without limitation, for negligence or any other category of liability whatsoever) for:
(i)	any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Transaction Document or the Security Property, unless directly caused by its gross negligence or wilful misconduct;
(ii)	exercising, or not exercising, any right, power, authority or discretion given to it by, or in connection with, any Transaction Document, the Security Property or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Transaction Document or the Security Property; or
(iii)	any shortfall which arises on the enforcement or realisation of the Security Property; or
(iv)	without prejudice to the generality of paragraphs (i) to (iii) above, any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of:
(A)	any act, event or circumstance not reasonably within its control; or
(B)	the general risks of investment in, or the holding of assets in, any jurisdiction,

including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets (including any Disruption Event); breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action.

(b)	No Party other than the Security Agent, that Receiver or that Delegate (as applicable) may take any proceedings against any officer, employee or agent of the Security Agent, a Receiver or a Delegate in respect of any claim it might have against the Security Agent, a Receiver or a Delegate or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Transaction Document or any Security Property and any officer, employee or agent of the Security Agent, a Receiver or a Delegate may rely on this paragraph (b) subject to Clause 1.5 (Third party rights) and the provisions of the Third Parties Act.

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(c)	The Security Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Security Agent if the Security Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Security Agent for that purpose.
(d)	Nothing in this Agreement shall oblige the Security Agent to carry out:
(i)	any "know your customer" or other checks in relation to any person; or
(ii)	any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Finance Party,

on behalf of any Finance Party and each Finance Party confirms to the Security Agent that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Security Agent.

(e)	Without prejudice to any provision of any Finance Document excluding or limiting the liability of the Security Agent or any Receiver or Delegate, any liability (including, without limitation, for negligence or any other category of liability whatsoever) of the Security Agent or any Receiver or Delegate arising under or in connection with any Transaction Document or the Security Property shall be limited to the amount of actual loss which has been finally judicially determined to have been suffered (as determined by reference to the date of default of the Security Agent, Receiver or Delegate or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Security Agent, any Receiver or Delegate at any time which increase the amount of that loss. In no event shall the Security Agent, any Receiver or Delegate be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Security Agent, the Receiver or Delegate has been advised of the possibility of such loss or damages.
32.12	Lenders' indemnity to the Security Agent
(a)	Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Security Agent and every Receiver, within three Business Days of demand, against any cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by any of them (otherwise than by reason of the Security Agent's or Receiver's gross negligence or wilful misconduct) in acting as Security Agent or Receiver under the Finance Documents (unless the Security Agent or Receiver has been reimbursed by a Transaction Obligor pursuant to a Finance Document).
(b)	Subject to paragraph (c) below, the Borrowers shall immediately on demand reimburse any Lender for any payment that Lender makes to the Security Agent pursuant to paragraph (a) above.
(c)	Paragraph (b) above shall not apply to the extent that the indemnity payment in respect of which the Lender claims reimbursement relates to a liability of the Security Agent to an Obligor.
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32.13	Resignation of the Security Agent

(a)	The Security Agent may resign and appoint one of its Affiliates as successor by giving notice to the other Finance Parties and the Borrowers.

(b)	Alternatively, the Security Agent may resign by giving 30 days' notice to the other Finance Parties and the Borrowers, in which case the Majority Lenders may appoint a successor Security Agent.

(c)	If the Majority Lenders have not appointed a successor Security Agent in accordance with paragraph (b) above within 20 days after notice of resignation was given, the retiring Security Agent may appoint a successor Security Agent.

(d)	The retiring Security Agent shall make available to the successor Security Agent such documents and records and provide such assistance as the successor Security Agent may reasonably request for the purposes of performing its functions as Security Agent under the Finance Documents. The Borrowers shall, within three Business Days of demand, reimburse the retiring Security Agent for the amount of all costs and expenses (including legal fees) properly incurred by it in making available such documents and records and providing such assistance.

(e)	The Security Agent's resignation notice shall only take effect upon:

(i)	the appointment of a successor; and

(ii)	the transfer, by way of a document expressed as a deed, of all the Security Property to that successor.

(f)	Upon the appointment of a successor, the retiring Security Agent shall be discharged, by way of a document executed as a deed, from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (b) of Clause 32.25 (Winding up of trust) and paragraph (d) above) but shall remain entitled to the benefit of Clause 14.4 (Indemnity to the Security Agent) and this Clause 32 (The Security Agent) and any other provisions of a Finance Document which are expressed to limit or exclude its liability (or to indemnify it) in acting as Security Agent. Any fees for the account of the retiring Security Agent shall cease to accrue from (and shall be payable on) that date. Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(g)	The Majority Lenders may, by notice to the Security Agent, require it to resign in accordance with paragraph (b) above. In this event, the Security Agent shall resign in accordance with paragraph (b) above.

(h)	The consent of any Borrower (or any other Transaction Obligor) is not required for an assignment or transfer of rights and/or obligations by the Security Agent.

32.14	Confidentiality

(a)	In acting as Security Agent for the Finance Parties, the Security Agent shall be regarded as acting through its trustee division which shall be treated as a separate entity from any other of its divisions or departments.

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(b)	If information is received by a division or department of the Security Agent other than the division or department responsible for complying with the obligations assumed by it under the Finance Documents, that information may be treated as confidential to that division or department, and the Security Agent shall not be deemed to have notice of it nor shall it be obliged to disclose such information to any Party.

(c)	Notwithstanding any other provision of any Finance Document to the contrary, the Security Agent is not obliged to disclose to any other person (i) any confidential information or (ii) any other information if the disclosure would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty.

32.15	Credit appraisal by the Finance Parties

Without affecting the responsibility of any Transaction Obligor for information supplied by it or on its behalf in connection with any Transaction Document, each Finance Party confirms to the Security Agent that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under, or in connection with, any Transaction Document including but not limited to:

(a)	the financial condition, status and nature of each member of the Group;
(b)	the legality, validity, effectiveness, adequacy or enforceability of any Transaction Document, the Security Property and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document or the Security Property;
(c)	whether that Finance Party has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under, or in connection with, any Transaction Document, the Security Property, the transactions contemplated by the Transaction Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document or the Security Property;
(d)	the adequacy, accuracy or completeness of any information provided by the Security Agent, any Party or by any other person under, or in connection with, any Transaction Document, the transactions contemplated by any Transaction Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document; and
(e)	the right or title of any person in or to or the value or sufficiency of any part of the Security Assets, the priority of any of the Transaction Security or the existence of any Security affecting the Security Assets.
32.16	Security Agent's management time
(a)	Any amount payable to the Security Agent under Clause 14.4 (Indemnity to the Security Agent), Clause 16 (Costs and Expenses) and Clause 32.12 (Lenders' indemnity to the Security Agent) shall include the cost of utilising the Security Agent's management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as the Security Agent may notify to the Borrowers and the other Finance Parties, and is in addition to any fee paid or payable to the Security Agent under Clause 11 (Fees).
(b)	Without prejudice to paragraph (a) above, in the event of:
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(i)	a Default;

(ii)	the Security Agent being requested by a Transaction Obligor or the Majority Lenders to undertake duties which the Security Agent and the Borrowers agree to be of an exceptional nature or outside the scope of the normal duties of the Security Agent under the Finance Documents; or

(iii)	the Security Agent and the Borrowers agreeing that it is otherwise appropriate in the circumstances,

the Borrowers shall pay to the Security Agent any additional remuneration (together with any applicable VAT) that may be agreed between them or determined pursuant to paragraph (c) below.

(c)	If the Security Agent and the Borrowers fail to agree upon the nature of the duties, or upon the additional remuneration referred to in paragraph (b) above or whether additional remuneration is appropriate in the circumstances, any dispute shall be determined by an investment bank (acting as an expert and not as an arbitrator) selected by the Security Agent and approved by the Borrowers or, failing approval, nominated (on the application of the Security Agent) by the President for the time being of the Law Society of England and Wales (the costs of the nomination and of the investment bank being payable by the Borrowers) and the determination of any investment bank shall be final and binding upon the Parties.
32.17	Reliance and engagement letters

Each Secured Party confirms that the Security Agent has authority to accept on its behalf (and ratifies the acceptance on its behalf of any letters or reports already accepted by the Security Agent) the terms of any reliance letter or engagement letters or any reports or letters provided by accountants, auditors or providers of due diligence reports in connection with the Finance Documents or the transactions contemplated in the Finance Documents and to bind it in respect of those, reports or letters and to sign such letters on its behalf and further confirms that it accepts the terms and qualifications set out in such letters.

32.18	No responsibility to perfect Transaction Security

The Security Agent shall not be liable for any failure to:

(a)	require the deposit with it of any deed or document certifying, representing or constituting the title of any Transaction Obligor to any of the Security Assets;
(b)	obtain any licence, consent or other authority for the execution, delivery, legality, validity, enforceability or admissibility in evidence of any Finance Document or the Transaction Security;
(c)	register, file or record or otherwise protect any of the Transaction Security (or the priority of any of the Transaction Security) under any law or regulation or to give notice to any person of the execution of any Finance Document or of the Transaction Security;
(d)	take, or to require any Transaction Obligor to take, any step to perfect its title to any of the Security Assets or to render the Transaction Security effective or to secure the creation of any ancillary Security under any law or regulation; or
(e)	require any further assurance in relation to any Finance Document.
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32.19	Insurance by Security Agent

(a)	The Security Agent shall not be obliged:

(i)	to insure any of the Security Assets;

(ii)	to require any other person to maintain any insurance; or

(iii)	to verify any obligation to arrange or maintain insurance contained in any Finance Document,

(iv)	and the Security Agent shall not be liable for any damages, costs or losses to any person as a result of the lack of, or inadequacy of, any such insurance.

(b)	Where the Security Agent is named on any insurance policy as an insured party, it shall not be liable for any damages, costs or losses to any person as a result of its failure to notify the insurers of any material fact relating to the risk assumed by such insurers or any other information of any kind, unless the Majority Lenders request it to do so in writing and the Security Agent fails to do so within 14 days after receipt of that request.

32.20	Custodians and nominees

The Security Agent may appoint and pay any person to act as a custodian or nominee on any terms in relation to any asset of the trust as the Security Agent may determine, including for the purpose of depositing with a custodian this Agreement or any document relating to the trust created under this Agreement and the Security Agent shall not be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or default on the part of any person appointed by it under this Agreement or be bound to supervise the proceedings or acts of any person.

32.21	Delegation by the Security Agent
(a)	Each of the Security Agent, any Receiver and any Delegate may, at any time, delegate by power of attorney or otherwise to any person for any period, all or any right, power, authority or discretion vested in it in its capacity as such.
(b)	That delegation may be made upon any terms and conditions (including the power to sub delegate) and subject to any restrictions that the Security Agent, that Receiver or that Delegate (as the case may be) may, in its discretion, think fit in the interests of the Secured Parties.
(c)	No Security Agent, Receiver or Delegate shall be bound to supervise, or be in any way responsible for any damages, costs or losses incurred by reason of any misconduct, omission or default on the part of any such delegate or sub delegate.
32.22	Additional Security Agents
(a)	The Security Agent may at any time appoint (and subsequently remove) any person to act as a separate trustee or as a co-trustee jointly with it:
(i)	if it considers that appointment to be in the interests of the Secured Parties; or
(ii)	for the purposes of conforming to any legal requirement, restriction or condition which the Security Agent deems to be relevant; or
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(iii)	for obtaining or enforcing any judgment in any jurisdiction,

and the Security Agent shall give prior notice to the Borrowers and the Finance Parties of that appointment.

(b)	Any person so appointed shall have the rights, powers, authorities and discretions (not exceeding those given to the Security Agent under or in connection with the Finance Documents) and the duties, obligations and responsibilities that are given or imposed by the instrument of appointment.
(c)	The remuneration that the Security Agent may pay to that person, and any costs and expenses (together with any applicable VAT) incurred by that person in performing its functions pursuant to that appointment shall, for the purposes of this Agreement, be treated as costs and expenses incurred by the Security Agent.
32.23	Acceptance of title

The Security Agent shall be entitled to accept without enquiry, and shall not be obliged to investigate, any right and title that any Transaction Obligor may have to any of the Security Assets and shall not be liable for or bound to require any Transaction Obligor to remedy any defect in its right or title.

32.24	Releases

Upon a disposal of any of the Security Assets pursuant to the enforcement of the Transaction Security by a Receiver, a Delegate or the Security Agent, the Security Agent is irrevocably authorised (at the cost of the Obligors and without any consent, sanction, authority or further confirmation from any other Secured Party) to release, without recourse or warranty, that property from the Transaction Security and to execute any release of the Transaction Security or other claim over that asset and to issue any certificates of non-crystallisation of floating charges that may be required or desirable.

32.25	Winding up of trust

If the Security Agent, with the approval of the Facility Agent determines that:

(a)	all of the Secured Liabilities and all other obligations secured by the Security Documents have been fully and finally discharged; and
(b)	no Secured Party is under any commitment, obligation or liability (actual or contingent) to make advances or provide other financial accommodation to any Transaction Obligor pursuant to the Finance Documents, then

(i)	the trusts set out in this Agreement shall be wound up and the Security Agent shall release, without recourse or warranty, all of the Transaction Security and the rights of the Security Agent under each of the Security Documents; and
(ii)	any Security Agent which has resigned pursuant to Clause 32.13 (Resignation of the Security Agent) shall release, without recourse or warranty, all of its rights under each Security Document.
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32.26	Powers supplemental to Trustee Acts

The rights, powers, authorities and discretions given to the Security Agent under or in connection with the Finance Documents shall be supplemental to the Trustee Act 1925 and the Trustee Act 2000 and in addition to any which may be vested in the Security Agent by law or regulation or otherwise.

32.27	Disapplication of Trustee Acts

Section 1 of the Trustee Act 2000 shall not apply to the duties of the Security Agent in relation to the trusts constituted by this Agreement and the other Finance Documents. Where there are any inconsistencies between (i) the Trustee Acts 1925 and 2000 and (ii) the provisions of this Agreement and any other Finance Document, the provisions of this Agreement and any other Finance Document shall, to the extent permitted by law and regulation, prevail and, in the case of any inconsistency with the Trustee Act 2000, the provisions of this Agreement and any other Finance Document shall constitute a restriction or exclusion for the purposes of the Trustee Act 2000.

32.28	Application of receipts

All amounts from time to time received or recovered by the Security Agent pursuant to the terms of any Finance Document, under Clause 32.2 (Parallel Debt (Covenant to pay the Security Agent)) or in connection with the realisation or enforcement of all or any part of the Security Property (for the purposes of this Clause 32 (The Security Agent), the "Recoveries") shall be held by the Security Agent on trust to apply them at any time as the Security Agent (in its discretion) sees fit, to the extent permitted by applicable law (and subject to the remaining provisions of this Clause 32 (The Security Agent)), in the following order of priority:

(a)	in discharging any sums owing to the Security Agent (in its capacity as such) (other than pursuant to Clause 32.2 (Parallel Debt (Covenant to pay the Security Agent))) or any Receiver or Delegate;
(b)	in payment or distribution to the Facility Agent, on its behalf and on behalf of the other Secured Parties, for application towards the discharge of all sums due and payable by any Transaction Obligor under any of the Finance Documents in accordance with Clause 35.5 (Application of receipts; partial payments);
(c)	if none of the Transaction Obligors is under any further actual or contingent liability under any Finance Document, in payment or distribution to any person to whom the Security Agent is obliged to pay or distribute in priority to any Transaction Obligor; and
(d)	the balance, if any, in payment or distribution to the relevant Transaction Obligor.
32.29	Permitted Deductions

The Security Agent may, in its discretion:

(a)	set aside by way of reserve amounts required to meet, and to make and pay, any deductions and withholdings (on account of Taxes or otherwise) which it is or may be required by any applicable law to make from any distribution or payment made by it under this Agreement; and
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(b)	pay all Taxes which may be assessed against it in respect of any of the Security Property, or as a consequence of performing its duties, or by virtue of its capacity as Security Agent under any of the Finance Documents or otherwise (other than in connection with its remuneration for performing its duties under this Agreement).

32.30	Prospective liabilities

Following enforcement of any of the Transaction Security, the Security Agent may, in its discretion, or at the request of the Facility Agent, hold any Recoveries in an interest bearing suspense or impersonal account(s) in the name of the Security Agent with such financial institution (including itself) and for so long as the Security Agent shall think fit (the interest being credited to the relevant account) for later payment to the Facility Agent for application in accordance with Clause 32.28 (Application of receipts) in respect of:

(a)	any sum to the Security Agent, any Receiver or any Delegate; and
(b)	any part of the Secured Liabilities,

that the Security Agent or, in the case of paragraph (b) only, the Facility Agent, reasonably considers, in each case, might become due or owing at any time in the future.

32.31	Investment of proceeds

Prior to the payment of the proceeds of the Recoveries to the Facility Agent for application in accordance with Clause 32.28 (Application of receipts) the Security Agent may, in its discretion, hold all or part of those proceeds in an interest bearing suspense or impersonal account(s) in the name of the Security Agent with such financial institution (including itself) and for so long as the Security Agent shall think fit (the interest being credited to the relevant account) pending the payment from time to time of those moneys in the Security Agent's discretion in accordance with the provisions of Clause 32.28 (Application of receipts).

32.32	Currency conversion
(a)	For the purpose of, or pending the discharge of, any of the Secured Liabilities the Security Agent may convert any moneys received or recovered by the Security Agent from one currency to another, at a market rate of exchange.
(b)	The obligations of any Transaction Obligor to pay in the due currency shall only be satisfied to the extent of the amount of the due currency purchased after deducting the costs of conversion.
32.33	Good discharge
(a)	Any payment to be made in respect of the Secured Liabilities by the Security Agent may be made to the Facility Agent on behalf of the Secured Parties and any payment made in that way shall be a good discharge, to the extent of that payment, by the Security Agent.
(b)	The Security Agent is under no obligation to make the payments to the Facility Agent under paragraph (a) above in the same currency as that in which the obligations and liabilities owing to the relevant Finance Party are denominated.
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32.34	Amounts received by Obligors

If any of the Obligors receives or recovers any amount which, under the terms of any of the Finance Documents, should have been paid to the Security Agent, that Obligor will hold the amount received or recovered on trust for the Security Agent and promptly pay that amount to the Security Agent for application in accordance with the terms of this Agreement.

32.35	Application and consideration

In consideration for the covenants given to the Security Agent by each Obligor in relation to Clause 32.2 (Parallel Debt (Covenant to pay the Security Agent)), the Security Agent agrees with each Obligor to apply all moneys from time to time paid by such Obligor to the Security Agent in accordance with the foregoing provisions of this Clause 32 (The Security Agent).

32.36	Full freedom to enter into transactions

Without prejudice to Clause 32.7 (Business with the Group) or any other provision of a Finance Document and notwithstanding any rule of law or equity to the contrary, the Security Agent shall be absolutely entitled:

(a)	to enter into and arrange banking, derivative, investment and/or other transactions of every kind with or affecting any Transaction Obligor or any person who is party to, or referred to in, a Finance Document (including, but not limited to, any interest or currency swap or other transaction, whether related to this Agreement or not, and acting as syndicate agent and/or security agent for, and/or participating in, other facilities to such Transaction Obligor or any person who is party to, or referred to in, a Finance Document);
(b)	to deal in and enter into and arrange transactions relating to:
(i)	any securities issued or to be issued by any Transaction Obligor or any other person; or
(ii)	any options or other derivatives in connection with such securities; and
(c)	to provide advice or other services to the Borrowers or any person who is a party to, or referred to in, a Finance Document,

and, in particular, the Security Agent shall be absolutely entitled, in proposing, evaluating, negotiating, entering into and arranging all such transactions and in connection with all other matters covered by paragraphs (a), (b) and (c) above, to use (subject only to insider dealing legislation) any information or opportunity, howsoever acquired by it, to pursue its own interests exclusively, to refrain from disclosing such dealings, transactions or other matters or any information acquired in connection with them and to retain for its sole benefit all profits and benefits derived from the dealings transactions or other matters.

32.37	Swiss security agreement matters

Without limiting any other rights of the Security Agent under this Agreement or any other Finance Document:

(a)	with respect to the Swiss law governed account pledges and with respect to any other Swiss law governed pledge or any other Swiss law governed security agreement accessory (akzessorische) in nature, each present and future Secured Party hereby authorizes the Security Agent (i) acting for itself and in the name and for the account of such Secured Party to accept as its direct representative (direkter Stellvertreter) any Swiss law pledge or any other Swiss law governed security accessory (akzessorische) in nature made or expressed to be made to such Secured Party, to hold, administer and, if necessary, enforce any such pledge or other security on behalf of each relevant Secured Party which has the benefit of such security, (ii) to agree as its direct representative (direkter Stellvertreter) to amendments and alterations to the Swiss law governed account pledge agreements or any other Swiss law governed security agreement accessory (akzessorisch) in nature, (iii) to effect as its direct representative (direkter Stellvertreter) any release of a security created under the Swiss law governed account pledges or any other Swiss law governed security agreement accessory (akzessorisch) in nature in accordance with this Agreement, and (iv) to exercise as its direct representative (direkter Stellvertreter) such other rights granted to the Security Agent under this Agreement or under the Swiss law governed account pledges or any other Swiss law governed security agreement accessory (akzessorisch) in nature; and

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(b)	the Security Agent shall hold (i) any security interest over security constituted by a Swiss law governed security agreement (other than the Swiss law governed account pledges and only with respect to an assignment or any other non-accessory (nicht akzessorische) security) and any proceeds of such security as fiduciary (treuhänderisch) in its own name but for the account of all relevant Secured Parties.
33	Conduct of Business by the Finance Parties

No provision of this Agreement will:

(a)	interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;
(b)	oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or
(c)	oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.
34	Sharing among the Finance Parties
34.1	Payments to Finance Parties

If a Finance Party (a "Recovering Finance Party") receives or recovers any amount from a Transaction Obligor other than in accordance with Clause 35 (Payment Mechanics) (a "Recovered Amount") and applies that amount to a payment due to it under the Finance Documents then:

(a)	the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery, to the Facility Agent;
(b)	the Facility Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Facility Agent and distributed in accordance with Clause 35 (Payment Mechanics), without taking account of any Tax which would be imposed on the Facility Agent in relation to the receipt, recovery or distribution; and
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(c)	the Recovering Finance Party shall, within three Business Days of demand by the Facility Agent, pay to the Facility Agent an amount (the "Sharing Payment") equal to such receipt or recovery less any amount which the Facility Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 35.5 (Application of receipts; partial payments).

34.2	Redistribution of payments

The Facility Agent shall treat the Sharing Payment as if it had been paid by the relevant Transaction Obligor and distribute it among the Finance Parties (other than the Recovering Finance Party) (the "Sharing Finance Parties") in accordance with Clause 35.5 (Application of receipts; partial payments) towards the obligations of that Transaction Obligor to the Sharing Finance Parties.

34.3	Recovering Finance Party's rights

On a distribution by the Facility Agent under Clause 34.2 (Redistribution of payments) of a payment received by a Recovering Finance Party from a Transaction Obligor, as between the relevant Transaction Obligor and the Recovering Finance Party, an amount of the Recovered Amount equal to the Sharing Payment will be treated as not having been paid by that Transaction Obligor.

34.4	Reversal of redistribution

If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

(a)	each Sharing Finance Party shall, upon request of the Facility Agent, pay to the Facility Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay) (the "Redistributed Amount"); and
(b)	as between the relevant Transaction Obligor and each relevant Sharing Finance Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by that Transaction Obligor.
34.5	Exceptions
(a)	This Clause 34 (Sharing among the Finance Parties) shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the relevant Transaction Obligor.
(b)	A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:
(i)	it notified that other Finance Party of the legal or arbitration proceedings; and
(ii)	that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

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Section 11

Administration

35	Payment Mechanics
35.1	Payments to the Facility Agent
(a)	On each date on which a Transaction Obligor or a Lender is required to make a payment under a Finance Document, that Transaction Obligor or Lender shall make an amount equal to such payment available to the Facility Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Facility Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.
(b)	Payment shall be made to such account in the principal financial centre of the country of that currency (or, in relation to euro, in a principal financial centre in such Participating Member State or London, as specified by the Facility Agent) and with such bank as the Facility Agent, in each case, specifies.
35.2	Distributions by the Facility Agent

Each payment received by the Facility Agent under the Finance Documents for another Party shall, subject to Clause 35.3 (Distributions to a Transaction Obligor) and Clause 35.4 (Clawback and pre-funding) be made available by the Facility Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Facility Agent by not less than five Business Days' notice with a bank specified by that Party in the principal financial centre of the country of that currency (or, in relation to euro, in the principal financial centre of a Participating Member State or London), as specified by that Party or, in the case of an Advance, to such account of such person as may be specified by the Borrowers in a Utilisation Request.

35.3	Distributions to a Transaction Obligor

The Facility Agent may (with the consent of a Transaction Obligor or in accordance with Clause 36 (Set-Off)) apply any amount received by it for that Transaction Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Transaction Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

35.4	Clawback and pre-funding
(a)	Where a sum is to be paid to the Facility Agent under the Finance Documents for another Party, the Facility Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.
(b)	Unless paragraph (c) below applies, if the Facility Agent pays an amount to another Party and it proves to be the case that the Facility Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Facility Agent shall on demand refund the same to the Facility Agent together with interest on that amount from the date of payment to the date of receipt by the Facility Agent, calculated by the Facility Agent to reflect its cost of funds.

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(c)	If the Facility Agent has notified the Lenders that it is willing to make available amounts for the account of the Borrowers before receiving funds from the Lenders then if and to the extent that the Facility Agent does so but it proves to be the case that it does not then receive funds from a Lender in respect of a sum which it paid to the Borrowers:
(i)	the Borrowers shall on demand refund it to the Facility Agent; and
(ii)	the Lender by whom those funds should have been made available or, if the Lender fails to do so, the Borrowers shall on demand pay to the Facility Agent the amount (as certified by the Facility Agent) which will indemnify the Facility Agent against any funding cost incurred by it as a result of paying out that sum before receiving those funds from that Lender.
35.5	Application of receipts; partial payments
(a)	If the Facility Agent receives a payment that is insufficient to discharge all the amounts then due and payable by a Transaction Obligor under the Finance Documents, the Facility Agent shall apply that payment towards the obligations of that Transaction Obligor under the Finance Documents in the following order:
(i)	first, in or towards payment pro rata of any unpaid fees, costs and expenses of, and any other amounts owing to, the Facility Agent, the Security Agent, any Receiver or any Delegate under the Finance Documents;
(ii)	secondly, in or towards payment pro rata of:
(A)	any accrued interest and fees due but unpaid to the Lenders under this Agreement; and
(B)	any periodical payments (not being payments as a result of termination or closing out) due but unpaid to the Hedge Counterparties under the Hedging Agreements;
(iii)	thirdly, in or towards payment pro rata of:
(A)	any principal due but unpaid to the Lenders under this Agreement; and
(B)	any payments as a result of termination or closing out due but unpaid to the Hedge Counterparties under the Hedging Agreements; and
(iv)	fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.
(b)	The Facility Agent shall, if so directed by the Majority Lenders and the Hedge Counterparties, vary, or instruct the Security Agent to vary (as applicable), the order set out in sub-paragraphs (ii) to (iv) of paragraph (a) above.
(c)	Paragraphs (a) and (b) above will override any appropriation made by a Transaction Obligor.
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(d)	Notwithstanding the foregoing, no amount received from a Hedge Guarantor or the Parent Guarantor in respect of obligations under Clauses 17 (Guarantee and Indemnity – Parent Guarantor) and 19 (Guarantee and Indemnity – Hedge Guarantors) shall be applied to any Excluded Hedging Obligations.

35.6	No set-off by Transaction Obligors

(a)	All payments to be made by a Transaction Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

(b)	Paragraph (a) above shall not affect the operation of any payment or close-out netting in respect of any amounts owing under any Hedging Agreement.

35.7	Business Days

(a)	Any payment under the Finance Documents which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).
(b)	During any extension of the due date for payment of any principal or an Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.
35.8	Currency of account
(a)	Subject to paragraphs (b) and (c) below, dollars is the currency of account and payment for any sum due from a Transaction Obligor under any Finance Document.
(b)	Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.
(c)	Any amount expressed to be payable in a currency other than dollars shall be paid in that other currency.
35.9	Change of currency
(a)	Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:
(i)	any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Facility Agent (after consultation with the Borrowers); and
(ii)	any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Facility Agent (acting reasonably).
(b)	If a change in any currency of a country occurs, this Agreement will, to the extent the Facility Agent (acting reasonably and after consultation with the Borrowers) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Interbank Market and otherwise to reflect the change in currency.

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35.10	Currency Conversion
(a)	For the purpose of, or pending any payment to be made by any Servicing Party under any Finance Document, such Servicing Party may convert any moneys received or recovered by it from one currency to another, at a market rate of exchange.
(b)	The obligations of any Transaction Obligor to pay in the due currency shall only be satisfied to the extent of the amount of the due currency purchased after deducting the costs of conversion.
35.11	Disruption to Payment Systems etc.

If either the Facility Agent determines (in its discretion) that a Disruption Event has occurred or the Facility Agent is notified by a Borrower that a Disruption Event has occurred:

(a)	the Facility Agent may, and shall if requested to do so by a Borrower, consult with the Borrowers with a view to agreeing with the Borrowers such changes to the operation or administration of the Facility as the Facility Agent may deem necessary in the circumstances;
(b)	the Facility Agent shall not be obliged to consult with the Borrowers in relation to any changes mentioned in paragraph (a) above if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes;
(c)	the Facility Agent may consult with the Finance Parties in relation to any changes mentioned in paragraph (a) above but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances;
(d)	any such changes agreed upon by the Facility Agent and the Borrowers shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties and any Transaction Obligors as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of Clause 45 (Amendments and Waivers);
(e)	the Facility Agent shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever (including, without limitation for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Facility Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this Clause 35.11 (Disruption to Payment Systems etc.); and
(f)	the Facility Agent shall notify the Finance Parties of all changes agreed pursuant to paragraph (d) above.
36	Set-Off

A Finance Party may set off any matured obligation due from a Transaction Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Transaction Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off and the Finance Party shall notify the Borrowers after any set-off as soon as possible.

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37	Bail-In

Notwithstanding any other term of any Finance Document or any other agreement, arrangement or understanding between the parties to a Finance Document, each Party acknowledges and accepts that any liability of any party to a Finance Document under or in connection with the Finance Documents may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of:

(a)	any Bail-In Action in relation to any such liability, including (without limitation):
(i)	a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability;
(ii)	a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and
(iii)	a cancellation of any such liability; and
(b)	a variation of any term of any Finance Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability.
38	Notices
38.1	Communications in writing

Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter or, subject to Clause 38.5 (Electronic communication), email.

38.2	Addresses

The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents are:

(a)	in the case of the Borrowers, that specified in Schedule 1 (The Parties);
(b)	in the case of each Lender, each Hedge Counterparty or any other Obligor, that specified in Schedule 1 (The Parties) or, if it becomes a Party after the date of this Agreement, that notified in writing to the Facility Agent on or before the date on which it becomes a Party;
(c)	in the case of the Facility Agent, that specified in Schedule 1 (The Parties); and
(d)	in the case of the Security Agent, that specified in Schedule 1 (The Parties),

or any substitute address, fax number or department or officer as the Party may notify to the Facility Agent (or the Facility Agent may notify to the other Parties, if a change is made by the Facility Agent) by not less than five Business Days' notice.

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38.3	Delivery

(a)	Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

(i)	if by way of fax, when received in legible form; or

(ii)	if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address,

and, if a particular department or officer is specified as part of its address details provided under Clause 38.2 (Addresses), if addressed to that department or officer.

(b)	Any communication or document to be made or delivered to a Servicing Party will be effective only when actually received by that Servicing Party and then only if it is expressly marked for the attention of the department or officer of that Servicing Party specified in Schedule 1 (The Parties) (or any substitute department or officer as that Servicing Party shall specify for this purpose).
(c)	All notices from or to a Transaction Obligor shall be sent through the Facility Agent unless otherwise specified in any Finance Document.
(d)	Any communication or document made or delivered to the Borrowers in accordance with this Clause will be deemed to have been made or delivered to each of the Transaction Obligors.
(e)	Any communication or document which becomes effective, in accordance with paragraphs (a) to (d) above, after 5.00 p.m. in the place of receipt shall be deemed only to become effective on the following day.
38.4	Notification of address and fax number

Promptly upon receipt of notification of an address and fax number or change of address or fax number pursuant to Clause 38.2 (Addresses) or changing its own address or fax number, the Facility Agent shall notify the other Parties.

38.5	Electronic communication
(a)	Any communication to be made or document to be delivered by one Party to another under or in connection with the Finance Documents may be made or delivered by electronic mail or other electronic means (including, without limitation, by way of posting to a secure website) if those two Parties:
(i)	notify each other in writing of their electronic mail address and/or any other information required to enable the transmission of information by that means; and
(ii)	notify each other of any change to their address or any other such information supplied by them by not less than five Business Days' notice.
(b)	Any such electronic communication or delivery as specified in paragraph (a) above to be made between an Obligor and a Finance Party may only be made in that way to the extent that those two Parties agree that, unless and until notified to the contrary, this is to be an accepted form of communication or delivery.
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(c)	Any such electronic communication or document as specified in paragraph (a) above made or delivered by one Party to another will be effective only when actually received (or made available) in readable form and in the case of any electronic communication or document made or delivered by a Party to the Facility Agent or the Security Agent only if it is addressed in such a manner as the Facility Agent or the Security Agent shall specify for this purpose.

(d)	Any electronic communication or document which becomes effective, in accordance with paragraph (c) above, after 5.00 p.m. in the place in which the Party to whom the relevant communication or document is sent or made available has its address for the purpose of this Agreement shall be deemed only to become effective on the following day.

(e)	Any reference in a Finance Document to a communication being sent or received or a document being delivered shall be construed to include that communication or document being made available in accordance with this Clause 38.5 (Electronic communication).

38.6	English language

(a)	Any notice given under or in connection with any Finance Document must be in English.

(b)	All other documents provided under or in connection with any Finance Document must be:

(i)	in English; or

(ii)	if not in English, and if so required by the Facility Agent, accompanied by a certified English translation prepared by a translator approved by the Facility Agent and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

38.7	Hedging Agreement

Notwithstanding anything in Clause 1.1 (Definitions), references to the Finance Documents or a Finance Document in this Clause do not include any Hedging Agreement entered into by a Borrower with a Hedge Counterparty in connection with the Facility.

39	Calculations and Certificates
39.1	Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

39.2	Certificates and determinations

Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

39.3	Day count convention

Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the Relevant Interbank Market differs, in accordance with that market practice.

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40	Partial Invalidity

If, at any time, any provision of a Finance Document is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions under the law of that jurisdiction nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

41	Remedies and Waivers
(a)	No failure to exercise, nor any delay in exercising, on the part of any Secured Party, any right or remedy under a Finance Document shall operate as a waiver of any such right or remedy or constitute an election to affirm any Finance Document. No election to affirm any Finance Document on the part of a Secured Party shall be effective unless it is in writing. No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in each Finance Document are cumulative and not exclusive of any rights or remedies provided by law.
(b)	No variation or amendment of a Finance Document shall be valid unless in writing and signed by or on behalf of all the relevant Finance Parties in accordance with the provisions of Clause 45 (Amendments and waivers).
42	Entire Agreement
(a)	This Agreement, in conjunction with the other Finance Documents, constitutes the entire agreement between the Parties and supersedes all previous agreements, understandings and arrangements between them, whether in writing or oral, in respect of its subject matter.
(b)	Each Obligor acknowledges that it has not entered into this Agreement or any other Finance Document in reliance on, and shall have no remedies in respect of, any representation or warranty that is not expressly set out in this Agreement or in any other Finance Document.
43	Settlement or Discharge Conditional

Any settlement or discharge under any Finance Document between any Finance Party and any Transaction Obligor shall be conditional upon no security or payment to any Finance Party by any Transaction Obligor or any other person being set aside, adjusted or ordered to be repaid, whether under any insolvency law or otherwise.

44	Irrevocable Payment

If the Facility Agent considers that an amount paid or discharged by, or on behalf of, a Transaction Obligor or by any other person in purported payment or discharge of an obligation of that Transaction Obligor to a Secured Party under the Finance Documents is capable of being avoided or otherwise set aside on the liquidation or administration of that Transaction Obligor or otherwise, then that amount shall not be considered to have been unconditionally and irrevocably paid or discharged for the purposes of the Finance Documents.

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45	Amendments and Waivers

45.1	Required consents

(a)	Subject to Clause 45.2 (All Lender matters) and Clause 45.3 (Other exceptions) any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and, in the case of an amendment, the Obligors and any such amendment or waiver will be binding on all Parties.

(b)	The Facility Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause 45 (Amendments and Waivers).

(c)	Without prejudice to the generality of Clause 31.7 (Rights and discretions), the Facility Agent may engage, pay for and rely on the services of lawyers in determining the consent level required for and effecting any amendment, waiver or consent under this Agreement.

(d)	Paragraph (c) of Clause 29.9 (Pro rata interest settlement) shall apply to this Clause 45 (Amendments and Waivers).

45.2	All Lender matters

Subject to Clause 45.4 (Benchmark Replacement setting), an amendment of or waiver or consent in relation to any term of any Finance Document that has the effect of changing or which relates to:

(a)	the definition of "Majority Lenders" in Clause 1.1 (Definitions);
(b)	a postponement to or extension of the date of payment of any amount under the Finance Documents;
(c)	a reduction in the Margin or the amount of any payment of principal, interest, fees or commission payable;
(d)	a change in currency of payment of any amount under the Finance Documents;
(e)	an increase in any Commitment or the Total Commitments, an extension of any Availability Period or any requirement that a cancellation of Commitments reduces the Commitments rateably under the Facility;
(f)	a change to any Transaction Obligor other than in accordance with Clause 30 (Changes to the Transaction Obligors);
(g)	any provision which expressly requires the consent of all the Lenders;
(h)	this Clause 45 (Amendments and Waivers);
(i)	any change to the preamble (Background), Clause 2 (The Facility), Clause 3 (Purpose), Clause 5 (Utilisation), Clause 6.2 (Effect of cancellation and prepayment on scheduled repayments), Clause 7.4 (Mandatory prepayment on sale or Total Loss) or Clause 7.5 (Mandatory prepayment of Hedging Prepayment Proceeds), Clause 8 (Interest), Clause 24.10 (Compliance with laws etc.), Clause 24.12 (Sanctions and Ship trading), Clause 26 (Accounts, application of Earnings and Hedge Receipts), Clause 29 (Changes to the Lenders), Clause 34 (Sharing among the Finance Parties), Clause 48 (Governing Law) or Clause 49 (Enforcement);
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(j)	(other than as expressly permitted by the provisions of any Finance Document), the nature or scope of:

(i)	the guarantees and indemnities granted under any of Clause 17 (Guarantee and Indemnity – Parent Guarantor) or Clause 19 (Guarantee and Indemnity – Hedge Guarantors) or any other guarantee and indemnity forming part of the Finance Documents;

(ii)	the joint and several liability of the Borrowers under Clause 18 (Joint and Several Liability of the Borrowers);

(iii)	the Security Assets; or

(iv)	the manner in which the proceeds of enforcement of the Transaction Security are distributed,

(except in the case of sub-paragraphs (iii) and (iv) above, insofar as it relates to a sale or disposal of an asset which is the subject of the Transaction Security where such sale or disposal is expressly permitted under this Agreement or any other Finance Document); or

(k)	the release or any material variation of the guarantees and indemnities granted under Clause 17 (Guarantee and Indemnity – Parent Guarantor) or Clause 19 (Guarantee and Indemnity – Hedge Guarantors), the joint and several liability of the Borrowers under Clause 18 (Joint and Several Liability of the Borrowers) or of any Transaction Security or any guarantee, indemnity or subordination arrangement set out in a Finance Document unless permitted under this Agreement or any other Finance Document or relating to a sale or disposal of an asset which is the subject of the Transaction Security where such sale or disposal is expressly permitted under this Agreement or any other Finance Document, shall not be made, or given, without the prior consent of all the Lenders.

45.3	Other exceptions
(a)	An amendment or waiver which relates to the rights or obligations of a Servicing Party may not be effected without the consent of that Servicing Party.
(b)	An amendment or waiver which relates to and would adversely affect the rights or obligations of a Hedge Counterparty (in its capacity as such) may not be effected without the consent of that Hedge Counterparty.
(c)	The Borrowers and the Facility Agent, or the Security Agent, as applicable, may amend or waive a term of a Fee Letter to which they are party.
(d)	The Hedge Counterparty and the relevant Borrower may amend, supplement or waive the terms of any Hedging Agreement or Hedge Counterparty Guarantee if permitted by paragraph (g) of Clause 8.5 (Hedging).
45.4	Benchmark Replacement setting
(a)	Benchmark Replacement: Notwithstanding anything to the contrary herein or in any other Finance Document, upon the occurrence of a Benchmark Transition Event, the Facility Agent and the Borrower may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders and the Borrower so long as the Facility Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Majority Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this paragraph will occur prior to the applicable Benchmark Transition Start Date.

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(b)	Conforming Changes: In connection with the use or administration of Term SOFR, or the use, administration, adoption or implementation of a Benchmark Replacement, the Facility Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Finance Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Finance Document.
(c)	Notices; Standards for Decisions and Determinations: The Facility Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes. The Facility Agent will promptly notify the Borrower of the removal or reinstatement of any tenor of a Benchmark pursuant to paragraph (d) below. Any determination, decision or election that may be made by the Facility Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Clause 45.4 (Benchmark Replacement setting), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Finance Document, except, in each case, as expressly required pursuant to this Clause 45.4 (Benchmark Replacement setting).

(d)	Unavailability of Tenor of Benchmark: Notwithstanding anything to the contrary herein or in any other Finance Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Facility Agent in its reasonable discretion or (B) the administrator of such Benchmark or the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks, then the Facility Agent may modify the definition of "Interest Period" (or any similar or analogous definition or related provisions) for any Benchmark settings at or after such time to remove such unavailable, non-representative, non-compliant or non-aligned tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks for a Benchmark (including a Benchmark Replacement), then the Facility Agent may modify the definition of "Interest Period" (or any similar or analogous definition or related provisions) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(e)	Benchmark Unavailability Period: Upon the Borrower's receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any pending request for a borrowing of any Advance to be made during any Benchmark Unavailability Period.

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(f)	The following terms shall have the following meanings:

"Available Tenor" means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (i) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (ii) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of "Interest Period" or related provisions pursuant to paragraph (d) of this Clause 45.4 (Benchmark Replacement setting).

"Benchmark" means, initially, Term SOFR; provided that if a Benchmark Transition Event has occurred with respect to Term SOFR or the then-current Benchmark, then "Benchmark" means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to paragraph (a) of this Clause 45.4 (Benchmark Replacement setting).

"Benchmark Replacement" means with respect to any Benchmark Transition Event, the sum of:

(a)	the alternate benchmark rate that has been selected by the Facility Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities; and
(b)	the related Benchmark Replacement Adjustment;

provided that, if such Benchmark Replacement as so determined would be less than zero, such Benchmark Replacement will be deemed to be zero for the purposes of this Agreement and the other Finance Documents.

"Benchmark Replacement Adjustment" means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Facility Agent and the Borrower giving due consideration to:

(a)	any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body; or
(b)	any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities.
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 "Benchmark Replacement Date" means the earliest to occur of the following events with respect to the then-current Benchmark:

(a)	in the case of paragraph (a) or paragraph (b) of the definition of "Benchmark Transition Event", the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b)	in the case of paragraph (c) of the definition of "Benchmark Transition Event", the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by or on behalf of the administrator of such Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative or non-compliant with or non-aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks; provided that such non-representativeness, non-compliance or non-alignment will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the "Benchmark Replacement Date" will be deemed to have occurred in the case of paragraph (a) or paragraph (b) above with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

"Benchmark Transition Event" means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a)	a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(b)	a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the FRB, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
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(c)	a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks.

(d)	For the avoidance of doubt, a "Benchmark Transition Event" will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

"Benchmark Transition Start Date" means, in the case of a Benchmark Transition Event, the earlier of:

(a)	the applicable Benchmark Replacement Date; and
(b)	if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).

"Benchmark Unavailability Period" means, the period (if any):

(a)	beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Finance Document in accordance with this Clause 45.4 (Benchmark Replacement Setting); and
(b)	ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Finance Document in accordance with this Clause 45.4 (Benchmark Replacement setting).

"Conforming Changes" means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of "Base Rate", "Business Day", "U.S. Government Securities Business Day," or "Interest Period" or any similar or analogous definition (or the addition of a concept of "interest period"), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods and other technical, administrative or operational matters) that the Facility Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Facility Agent in a manner substantially consistent with market practice (or, if the Facility Agent decides that adoption of any portion of such market practice is not administratively feasible or determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Facility Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Finance Documents).

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"Unadjusted Benchmark Replacement" means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

45.5	Obligor Intent

Without prejudice to the generality of Clauses 1.2 (Construction), 17.4 (Waiver of defences), 18.2 (Waiver of defences) and 19.4 (Waiver of defences), each Obligor expressly confirms that it intends that any guarantee contained in this Agreement or any other Finance Document and any Security created by any Finance Document shall extend from time to time to any (however fundamental) variation, increase, extension or addition of or to any of the Finance Documents and/or any facility or amount made available under any of the Finance Documents for the purposes of or in connection with any of the following: business acquisitions of any nature; increasing working capital; enabling investor distributions to be made; carrying out restructurings; refinancing existing facilities; refinancing any other indebtedness; making facilities available to new borrowers; any other variation or extension of the purposes for which any such facility or amount might be made available from time to time; and any fees, costs and/or expenses associated with any of the foregoing.

46	Confidential Information
46.1	Confidentiality

Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 46.2 (Disclosure of Confidential Information) and Clause 46.4 (Disclosure to numbering service providers) and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.

46.2	Disclosure of Confidential Information

Any Finance Party may disclose:

(a)	to any of its Affiliates and Related Funds and any of its or their officers, directors, employees, professional advisers, auditors, insurers, insurance advisors, insurance brokers, partners and Representatives such Confidential Information as that Finance Party shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this paragraph (a) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;
(b)	to any person:
(i)	to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents or which succeeds (or which may potentially succeed) it as Facility Agent or Security Agent and, in each case, to any of that person's Affiliates, Related Funds, Representatives and professional advisers;
(ii)	with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or one or more Transaction Obligors and to any of that person's Affiliates, Related Funds, Representatives and professional advisers;

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(iii)	appointed by any Finance Party or by a person to whom sub-paragraph (i) or (ii) of paragraph (b) above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf (including, without limitation, any person appointed under paragraph (c) of Clause 31.14 (Relationship with the other Finance Parties));

(iv)	who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in sub-paragraph (i) or (ii) of paragraph (b) above;

(v)	to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation;

(vi)	to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitrations, administrative or other investigations, proceedings or disputes;

(vii)	to whom or for whose benefit that Finance Party charges, assigns or otherwise creates Security (or may do so) pursuant to Clause 29.8 (Security over Lenders' rights);

(viii)	who is a Party, a member of the Group or any related entity of a Transaction Obligor;

(ix)	as a result of the registration of any Finance Document as contemplated by any Finance Document or any legal opinion obtained in connection with any Finance Document; or

(x)	with the consent of the Parent Guarantor;

in each case, such Confidential Information as that Finance Party shall consider appropriate if:

(A)	in relation to sub-paragraphs (i), (ii) and (iii) of paragraph (b) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information;
(B)	in relation to sub-paragraph (iv) of paragraph (b) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information;
(C)	in relation to sub-paragraphs (v), (vi) and (vii) of paragraph (b) above, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of that Finance Party, it is not practicable so to do in the circumstances;

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(c)	to any person appointed by that Finance Party or by a person to whom sub-paragraph (i) or (ii) of paragraph (b) above applies to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this paragraph (c) if the service provider to whom the Confidential Information is to be given has entered in to a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/ Settlement Service Providers or such other form of confidentiality undertaking agreed between the Borrowers and the relevant Finance Party;

(d)	to any rating agency (including its professional advisers) such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Finance Documents and/or the Transaction Obligors.

46.3	DAC6

Nothing in any Finance Document shall prevent disclosure of any Confidential Information or other matter to the extent that preventing that disclosure would otherwise cause any transaction contemplated by the Finance Documents or any transaction carried out in connection with any transaction contemplated by the Finance Documents to become an arrangement described in Part II A 1 of Annex IV of Directive 2011/16/EU.

46.4	Disclosure to numbering service providers
(a)	Any Finance Party may disclose to any national or international numbering service provider appointed by that Finance Party to provide identification numbering services in respect of this Agreement, the Facility and/or one or more Transaction Obligors the following information:
(i)	names of Transaction Obligors;
(ii)	country of domicile of Transaction Obligors;
(iii)	place of incorporation of Transaction Obligors;
(iv)	date of this Agreement;
(v)	Clause 48 (Governing Law);
(vi)	the name of the Facility Agent;
(vii)	date of each amendment and restatement of this Agreement;
(viii)	amount of Total Commitments;
(ix)	currency of the Facility;
(x)	type of Facility;
(xi)	ranking of Facility;
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(xii)	Termination Date for Facility;

(xiii)	changes to any of the information previously supplied pursuant to sub-paragraphs (i) to (xii) above; and

(xiv)	such other information agreed between such Finance Party and the Borrowers,

to enable such numbering service provider to provide its usual syndicated loan numbering identification services.

(b)	The Parties acknowledge and agree that each identification number assigned to this Agreement, the Facility and/or one or more Transaction Obligors by a numbering service provider and the information associated with each such number may be disclosed to users of its services in accordance with the standard terms and conditions of that numbering service provider.
(c)	Each Obligor represents, on behalf of itself and the other Transaction Obligors, that none of the information set out in sub-paragraphs (i) to (xiv) of paragraph (a) above is, nor will at any time be, unpublished price-sensitive information.
46.5	Entire agreement

This Clause 46 (Confidential Information) constitutes the entire agreement between the Parties in relation to the obligations of the Finance Parties under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

46.6	Inside information

Each of the Finance Parties acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and each of the Finance Parties undertakes not to use any Confidential Information for any unlawful purpose.

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46.7	Notification of disclosure

Each of the Finance Parties agrees (to the extent permitted by law and regulation) to inform the Borrowers:

(a)	of the circumstances of any disclosure of Confidential Information made pursuant to sub-paragraph (v) of paragraph (b) of Clause 46.2 (Disclosure of Confidential Information) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and
(b)	upon becoming aware that Confidential Information has been disclosed in breach of this Clause 46 (Confidential Information).
46.8	Continuing obligations

The obligations in this Clause 46 (Confidential Information) are continuing and, in particular, shall survive and remain binding on each Finance Party for a period of 12 months from the earlier of:

(a)	the date on which all amounts payable by the Obligors under or in connection with this Agreement have been paid in full and all Commitments have been cancelled or otherwise cease to be available; and

(b)	the date on which such Finance Party otherwise ceases to be a Finance Party.

47	Counterparts

Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

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Section 12

Governing Law and Enforcement

48	Governing Law

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

49	Enforcement
49.1	Jurisdiction
(a)	Unless specifically provided in another Finance Document in relation to that Finance Document, the courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with any Finance Document (including a dispute regarding the existence, validity or termination of any Finance Document or any non-contractual obligation arising out of or in connection with any Finance Document) (a "Dispute").
(b)	The Obligors accept that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Obligor will argue to the contrary.
(c)	To the extent allowed by law, this Clause 49.1 (Jurisdiction) is for the benefit of the Secured Parties only. As a result, no Secured Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Secured Parties may take concurrent proceedings in any number of jurisdictions.
49.2	Service of process
(a)	Without prejudice to any other mode of service allowed under any relevant law, each Obligor (other than an Obligor incorporated in England and Wales):
(i)	irrevocably appoints Saville & Co at their registered office for the time being, presently at One Carey Lane, London EC2V 8AE, England as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and
(ii)	agrees that failure by a process agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned.
(b)	If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process, the Borrowers (on behalf of all the Obligors) must immediately (and in any event within five days of such event taking place) appoint another agent on terms acceptable to the Facility Agent. Failing this, the Facility Agent may appoint another agent for this purpose.
50	Patriot Act Notice

Each of the Secured Parties notifies the Obligors that pursuant to the requirements of the PATRIOT Act and the policies and practices of the Secured Parties, each of the Secured Parties is required to obtain, verify and record certain information and documentation that identifies each Obligor, which information includes the name and address of each Obligor and such other information that will allow the Facility Agent and each of the Lenders to identify each Obligor in accordance with the PATRIOT Act.

This Agreement has been entered into and amended and restated on the dates stated at the beginning of this Agreement.

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Schedule 1

The Parties

Part A

The Obligors

Name of Borrower	Place of Incorporation	Registration number (or equivalent, if any)	Address for Communication
DEVOCEAN MARITIME LTD.	Marshall Islands	24361	c/o Globus Shipmanagement Corp. 128 Vouliagmenis Avenue 166 74 Glyfada Greece Tel: Fax: e-mail:
DOMINA MARITIME LTD.	Marshall Islands	40259	c/o Globus Shipmanagement Corp. 128 Vouliagmenis Avenue 166 74 Glyfada Greece Tel: Fax: e-mail:
DULAC MARITIME S.A.	Marshall Islands	40253	c/o Globus Shipmanagement Corp. 128 Vouliagmenis Avenue 166 74 Glyfada Greece Tel: Fax: e-mail:
ARTFUL SHIPHOLDING S.A.	Marshall Islands	46405	c/o Globus Shipmanagement Corp. 128 Vouliagmenis Avenue 166 74 Glyfada Greece Tel: Fax: e-mail:
~~LONGEVITY MARITIME LIMITED~~	~~Malta~~	~~C 53023~~	~~c/o Globus Shipmanagement Corp. 128 Vouliagmenis Avenue 166 74 Glyfada Greece Tel:  Fax:  e-mail:~~
SERENA MARITIME LIMITED	Marshall Islands	105757	c/o Globus Shipmanagement Corp. 128 Vouliagmenis Avenue 166 74 Glyfada Greece Tel: Fax: e-mail:
SALAMINIA MARITIME LIMITED	Marshall Islands	107759	c/o Globus Shipmanagement Corp. 128 Vouliagmenis Avenue 166 74 Glyfada Greece Tel: Fax: e-mail:
ARGO MARITIME LIMITED	Marshall Islands	107764	c/o Globus Shipmanagement Corp. 128 Vouliagmenis Avenue 166 74 Glyfada Greece Tel: Fax: e-mail:
TALISMAN MARITIME LIMITED	Marshall Islands	105756	c/o Globus Shipmanagement Corp. 128 Vouliagmenis Avenue 166 74 Glyfada Greece Tel: Fax: e-mail:

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Name of Parent Guarantor	Place of Incorporation	Registration number (or equivalent, if any)	Address for Communication
GLOBUS MARITIME LIMITED	Marshall Islands	44376	c/o Globus Shipmanagement Corp. 128 Vouliagmenis Avenue 166 74 Glyfada Greece Tel: Fax: e-mail:

Name of Hedge Guarantor	Place of Incorporation	Registration number (or equivalent, if any)	Address for Communication
DEVOCEAN MARITIME LTD.	Marshall Islands	24361	c/o Globus Shipmanagement Corp. 128 Vouliagmenis Avenue 166 74 Glyfada Greece Tel: Fax: e-mail:
DOMINA MARITIME LTD.	Marshall Islands	40259	c/o Globus Shipmanagement Corp. 128 Vouliagmenis Avenue 166 74 Glyfada Greece Tel: Fax: e-mail:
DULAC MARITIME S.A.	Marshall Islands	40253	c/o Globus Shipmanagement Corp. 128 Vouliagmenis Avenue 166 74 Glyfada Greece Tel: Fax: e-mail:
ARTFUL SHIPHOLDING S.A.	Marshall Islands	46405	c/o Globus Shipmanagement Corp. 128 Vouliagmenis Avenue 166 74 Glyfada Greece Tel: Fax: e-mail:
~~LONGEVITY MARITIME LIMITED~~	~~Malta~~	~~C 53023~~	~~c/o Globus Shipmanagement Corp. 128 Vouliagmenis Avenue 166 74 Glyfada Greece Tel:  Fax:  e-mail:~~
SERENA MARITIME LIMITED	Marshall Islands	105757	c/o Globus Shipmanagement Corp. 128 Vouliagmenis Avenue 166 74 Glyfada Greece Tel: Fax: e-mail:
SALAMINIA MARITIME LIMITED	Marshall Islands	107759	c/o Globus Shipmanagement Corp. 128 Vouliagmenis Avenue 166 74 Glyfada Greece Tel: Fax: e-mail:
ARGO MARITIME LIMITED	Marshall Islands	107764	c/o Globus Shipmanagement Corp. 128 Vouliagmenis Avenue 166 74 Glyfada Greece Tel: Fax: e-mail:
~~SALAMINIA~~ TALISMAN MARITIME LIMITED	Marshall Islands	~~107759~~105756	c/o Globus Shipmanagement Corp. 128 Vouliagmenis Avenue 166 74 Glyfada Greece Tel: Fax: e-mail:
179

Part B

The Original Lenders

Name of Original Lender	Commitment	Address for Communication
CIT Bank, a division of First-Citizens Bank & Trust Company	$34,250,000 (in respect of the Original Tranches) $18,000,000 (in respect of Tranche G) $25,000,000 (in respect of Tranche H and Tranche I)	11 West 42nd Street New York New York 10036 USA Email: Attention: CIT Maritime Finance

Total: $~~52,250,000~~77,250,000

THE HEDGE COUNTERPARTIES

Name of Hedge Counterparty	Address for Communication
CIT Bank, a division of First-Citizens Bank & Trust Company	11 West 42nd Street New York New York 10036 USA Email: Attention: CIT Maritime Finance

180

Part C

The Servicing Parties

Name of Facility Agent	Address for Communication
CIT Bank, a division of First-Citizens Bank & Trust Company	11 West 42nd Street New York New York 10036 USA Email: Attention: CIT Maritime Finance

Name of Security Agent	Address for Communication
First-Citizens Bank & Trust Company	11 West 42nd Street New York New York 10036 USA Email: Attention: CIT Maritime Finance

181

Schedule 2

Conditions Precedent

[OMITTED]

182

Schedule 3

Utilisation Request

[OMITTED]

183

Schedule 4

Form of Transfer Certificate

[OMITTED]

184

Schedule 5

Form of Assignment Agreement

[OMITTED]

185

Schedule 6

Form of Compliance Certificate

[OMITTED]

186

Schedule 7

Dry Docking and Special Reserves Table

[OMITTED]

187

Schedule 8

Form of DCSR Certificate

[OMITTED]

188

Schedule 9

Details of the Ships

Ship name	Name of the Borrower owner	IMO number	Type	GRT	Approved Flag	Approved Classification Society	Approved Classification	Approved Commercial Manager	Approved Technical Manager
m.v. "RIVER GLOBE"	Devocean Maritime Ltd.	9464168	Bulk Carrier	31,261	Marshall Islands	Nippon Kaiji Kyokai	NS* (Bulk Carrrier-Type A) (PrimeShip-Direct Assessment & Fatique Assessment)(ESP)(IWS) MNS*	Globus Shipmanagement Corp.	Globus Shipmanagement Corp.
m.v. "SKY GLOBE"	Domina Maritime Ltd.	9463748	Bulk Carrier	32,929	Marshall Islands	Nippon Kaiji Kyokai	NS(CSR, BC-A, BC-XII, GRAB 20, PSPC-WBT)(ESP)(IWS)(PSCM) MNS, Strengthened for heavy cargo loading where hold nos. 2 & 4 may be empty, CHG, MPP, LSA, RCF, M0, AFS, BWM, UMS	Globus Shipmanagement Corp.	Globus Shipmanagement Corp.
m.v. "STAR GLOBE"	Dulac Maritima S.A.	9463750	Bulk Carrier	32,929	Marshall Islands	DNV GL	100 A5 Bulk carrier (BC(A) BWM CSR DBC DG ESP Grab(20 t) Holds (2, 4) may be empty IW X MC AUT	Globus Shipmanagement Corp.	Globus Shipmanagement Corp.
m.v. "MOON GLOBE"	Artful Shipholding S.A.	9294111	Bulk Carrier	40,485	Marshall Islands	Nippon Kaiji Kyokai	NS (Bulk Carrier) (ESP)(PSCM) MNS	Globus Shipmanagement Corp.	Globus Shipmanagement Corp.
~~m.v. "SUN GLOBE"~~	~~Longevity Maritime Limited~~	~~9340506~~	~~Bulk Carrier~~	~~32,387~~	~~Malta~~	~~Bureau Veritas~~	~~I X HULL X MACH Bulk carrier BC-A (holds 2-4 may be empty N) ESP Unrestricted navigation X AUT-UMS, MON-SHAFT~~	~~Globus Shipmanagement Corp.~~	~~Globus Shipmanagement Corp.~~

m.v. "GALAXY GLOBE"	Serena Maritime Limited	9723629	Bulk Carrier	44,069	Marshall Islands	Nippon Kaiji Kyokai	NS(CSR, BC-A, BC-XII, GRAB 20, PSPC-WBT)(ESP)(IWS)(PSCM) MNS Strengthened for heavy cargo loading where hold nos. 2,4 & 6 may be empty CHG, MPP, LSA, RCF, M0, AFS, BWM	Globus Shipmanagement Corp.	Globus Shipmanagement Corp.
m.v. "ORION GLOBE"	Salaminia Maritime Limited	9634854	Bulk Carrier	[~~●~~—]	Marshall Islands	~~[●~~[—]	[~~●~~—]	Globus Shipmanagement Corp.	Globus Shipmanagement Corp.
m.v. "DIAMOND GLOBE"	Argo Maritime Limited	9828857	Bulk Carrier	[—]	Marshall Islands	[—]	[—]	Globus Shipmanagement Corp.	Globus Shipmanagement Corp.
m.v. "POWER GLOBE"	Talisman Maritime Limited	9479319	Bulk Carrier	[—]	Marshall Islands	[—]	[—]	Globus Shipmanagement Corp.	Globus Shipmanagement Corp.

189

Schedule 10

Timetables

[OMITTED]

190

Execution Pages

BORROWERS

SIGNED by	)
duly authorized
for and on behalf of	)
DEVOCEAN MARITIME LTD.	)
in the presence of:	)

Witness' signature:	)
Witness' name:	)
Witness' address:	)

SIGNED by	)
duly authorized
for and on behalf of	)
DOMINA MARITIME LTD.	)
in the presence of:	)

Witness' signature:	)
Witness' name:	)
Witness' address:	)

SIGNED by	)
duly authorized
for and on behalf of	)
DULAC MARITIME S.A.	)
in the presence of:	)

Witness' signature:	)
Witness' name:	)
Witness' address:	)

SIGNED by	)
duly authorized
for and on behalf of	)
ARTFUL SHIPHOLDING S.A.	)
in the presence of:	)

Witness' signature:	)
Witness' name:	)
Witness' address:	)

191

SIGNED by	)
duly authorized
for and on behalf of	)
~~LONGEVITY MARITIME LIMITED~~ 	)
~~in the presence of:~~	)

~~Witness' signature:~~	)
~~Witness' name:~~	)
~~Witness' address:~~	)

~~SIGNED by~~	)
~~duly authorized~~
~~for and on behalf of~~	)
SERENA MARITIME LIMITED	)
in the presence of:	)

Witness' signature:	~~)~~
Witness' name:	~~)~~
Witness' address:	)

SIGNED by	)
duly authorized
for and on behalf of	)
SALAMINIA MARITIME LIMITED	)
in the presence of:	)

Witness' signature:	~~)~~
Witness' name:	~~)~~
Witness' address:	)

SIGNED by	)
duly authorized
for and on behalf of	)
SALAMINIA MARITIME LIMITED	)
in the presence of:	)

Witness' signature:	~~)~~
Witness' name:	~~)~~
Witness' address:	)

SIGNED by	)
duly authorised
for and on behalf of	)
ARGO MARITIME LIMITED	)
in the presence of:	)

Witness' signature:	~~)~~
Witness' name:	~~)~~
Witness' address:	)

192

SIGNED by	)
duly authorised
for and on behalf of	)
TALISMAN MARITIME LIMITED	)
in the presence of:	)

Witness' signature:	~~)~~
Witness' name:	~~)~~
Witness' address:	)

PARENT GUARANTOR

SIGNED by	)
duly authorized
for and on behalf of	)
GLOBUS MARITIME LIMITED	)
in the presence of:	)

Witness' signature:	)
Witness' name:	)
Witness' address:	)

HEDGE GUARANTORS

SIGNED by	)
duly authorized
for and on behalf of	)
DEVOCEAN MARITIME LTD.	)
in the presence of:	)

Witness' signature:	)
Witness' name:	)
Witness' address:	)

SIGNED by	)
duly authorized
for and on behalf of	)
DOMINA MARITIME LTD.	)
in the presence of:	)

Witness' signature:	)
Witness' name:	)
Witness' address:	)

193

SIGNED by	)
duly authorized
for and on behalf of	)
DULAC MARITIME S.A.	)
in the presence of:	)

Witness' signature:	)
Witness' name:	)
Witness' address:	)

SIGNED by	)
duly authorized
for and on behalf of	)
ARTFUL SHIPHOLDING S.A.	)
in the presence of:	)

Witness' signature:	)
Witness' name:	)
Witness' address:	)

SIGNED by	)
duly authorized
for and on behalf of	)
~~LONGEVITY MARITIME LIMITED~~	)
~~in the presence of:~~	)

~~Witness' signature:~~	)
~~Witness' name:~~	)
~~Witness' address:~~	)

~~SIGNED by~~	)
~~duly authorised~~
~~for and on behalf of~~	)
SERENA MARITIME LIMITED	)
in the presence of:	)

Witness' signature:	)
Witness' name:	)
Witness' address:	)

194

SIGNED by	)
duly authorized
for and on behalf of	)
SALAMINIA MARITIME LIMITED	)
in the presence of:	)

Witness' signature:	~~)~~
Witness' name:	~~)~~
Witness' address:	)

SIGNED by	)
duly authorised
for and on behalf of	)
ARGO MARITIME LIMITED	)
in the presence of:	)

Witness' signature:	~~)~~
Witness' name:	~~)~~
Witness' address:	)

SIGNED by	)
duly authorised
for and on behalf of	)
TALISMAN MARITIME LIMITED	)
in the presence of:	)

Witness' signature:	~~)~~
Witness' name:	~~)~~
Witness' address:	)

ORIGINAL LENDERS

SIGNED by	)
duly authorized
for and on behalf of	)
First - Citizens Bank &Trust Company	)
in the presence of:	)

Witness' signature:	)
Witness' name:	)
Witness' address:	)

HEDGE COUNTERPARTIES

SIGNED by	)
duly authorized
for and on behalf of	)
First - Citizens Bank &Trust Company	)
in the presence of:	)

Witness' signature:	)
Witness' name:	)
Witness' address:	)

FACILITY AGENT

SIGNED by	)
duly authorized
for and on behalf of	)
First - Citizens Bank &Trust Company	)
in the presence of:	)

Witness' signature:	)
Witness' name:	)
Witness' address:	)

SECURITY AGENT

SIGNED by	)
duly authorized
for and on behalf of	)
First - Citizens Bank &Trust Company	)
in the presence of:	)

Witness' signature:	)
Witness' name:	)
Witness' address:	)